As filed with the Securities and Exchange Commission on September 20, 2012

Registration No. 333-174764

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

PRE-EFFECTIVE AMENDMENT NO. 6 TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nuveen Long/Short Commodity Total Return Fund

(Exact name of Registrant as specified in its charter)

Delaware	6799	45-2470177
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive, Suite 3300

Chicago, Illinois 60606

(877) 827-5920

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William Adams IV

Nuveen Commodities Asset Management, LLC

President

333 West Wacker Drive, Suite 3300

Chicago, Illinois 60606

(877) 827-5920

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald S. Weiss, Esq. J. Craig Walker, Esq. K&L Gates LLP 70 West Madison Street Chicago, Illinois 60602 (312) 372-1121	Leonard B. Mackey, Jr., Esq. David Yeres, Esq. Clifford R. Cone, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Units of Beneficial Interest (“Shares”) of Nuveen Long/Short Commodity Total Return Fund	8,000,000 Shares	$25.00	$200,000,000	$22,920.00

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	All fees have been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion Preliminary Prospectus dated , 2012

8,000,000 Shares

Nuveen Long/Short Commodity Total Return Fund

$25.00 per Share

The Nuveen Long/Short Commodity Total Return Fund (the “Fund”) is a commodity pool. The Fund issues shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Fund’s investment objective is to generate attractive total returns. The Fund is actively managed and seeks to outperform its benchmark, the Morningstar® Long/Short Commodity IndexSM. In pursuing its investment objective, the Fund will invest directly in a diverse portfolio of exchange-traded commodity futures contracts that represent the main commodity sectors and are among the most actively traded futures contracts in the global commodity markets. Generally, individual commodity futures positions may be either long or short (or flat in the special case of energy futures contracts, as described in the Prospectus Summary under “Investment Strategy”) depending upon market conditions. The Fund is unleveraged, and the Fund’s commodity futures contracts will be fully collateralized with cash equivalents, U.S. government securities and other short-term, high grade debt securities. Depending on market conditions, the Fund anticipates that it will make regular monthly distributions to shareholders commencing approximately 60 days after this initial offering. Nuveen Commodities Asset Management, LLC will be the manager of the Fund. Gresham Investment Management LLC, an affiliate of the manager, through one of its divisions, will be responsible for the Fund’s commodity investments. Nuveen Asset Management, LLC, an affiliate of the manager, will be responsible for the Fund’s collateral investments.

Investing in the Fund involves significant risks. See “Risk Factors” starting on page 22.

•	Because the Fund has not commenced business, its shares have no history of public trading, and the Fund does not have any performance history.

•	Shares of the Fund may trade at a discount from their net asset value, which could be significant.

•	Fund shares are subject to investment risk, including the possible loss of the entire amount of your investment.

•	Investments in commodities have a high degree of price variability and are subject to rapid and substantial price changes.

•	The Fund is not a complete investment program and is designed as a long-term investment and not as a short-term trading vehicle.

•	The Fund may not be able to achieve its investment objective.

It is anticipated that the Fund’s shares will be approved for listing on the NYSE MKT, subject to notice of issuance, under the trading or “ticker” symbol “CTF.”

The Fund qualifies as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act. “Emerging growth company” does not mean that the Fund is a “growth” type of investment vehicle or that it will utilize a “growth” investment strategy. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Emerging Growth Company Status.”

THE FUND IS NOT A MUTUAL FUND, A CLOSED-END FUND, OR ANY OTHER TYPE OF “INVESTMENT COMPANY” WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION NOR AFFORDED THE PROTECTIONS THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

	Per Share	Total(3)
Public offering price	$25.000	$
Underwriting commissions(1)	$1.125	$
Estimated offering expenses(2)	$.05	$
Proceeds, after expenses, to the Fund(2)(3)	$23.825	$
(1)	Nuveen Commodities Asset Management, LLC (and not the Fund) has agreed to pay from its own assets a structuring fee to Merrill Lynch, Pierce, Fenner & Smith Incorporated and may also pay certain qualifying underwriters a structuring fee, a sales incentive fee or additional compensation in connection with the offering. See “Underwriting.”
(2)	After payment of expenses relating to issuance and distribution (other than underwriting commissions), proceeds to the Fund will be $23.825 per share. Nuveen Securities, LLC has agreed to (i) reimburse all organization expenses of the Fund and (ii) pay the amount by which the Fund’s offering costs (other than commissions) exceed $.05 per common share.
(3)	The Fund has granted the underwriters an option to purchase up to additional shares at the public offering price less the underwriting commissions within 30 days from the date of this prospectus. If such option is exercised in full, the total public offering price, underwriting commissions, offering expenses (payable by the Fund) and proceeds to the Fund will be $ , $ , $ , and $ , respectively. See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about                     , 2012.

BofA Merrill Lynch	Nuveen Securities, LLC

The date of this prospectus is                     , 2012.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 20-21 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 18-19.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 22-36.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

OTHER REGULATORY NOTICES

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AT THE OFFICES OF NUVEEN COMMODITIES ASSET MANAGEMENT, LLC, OR ITS ADMINISTRATIVE AGENT AND WILL OTHERWISE BE MAINTAINED IN ACCORDANCE WITH THE RULES OF THE COMMODITY FUTURES TRADING COMMISSION.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE FUND HAS NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY UPON IT. THE FUND IS NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

YOU SHOULD BE AWARE THAT YOU WILL RECEIVE A SCHEDULE K-1 (NOT A FORM 1099) REPORTING YOUR ALLOCABLE PORTION OF TAX ITEMS OF THE FUND.

THE NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORNINGSTAR, INC. MORNINGSTAR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN COMMODITY FUTURES OR OPTION CONTRACTS GENERALLY OR IN THE NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND IN PARTICULAR OR THE ABILITY OF THE MORNINGSTAR® LONG/SHORT COMMODITY INDEXSM TO TRACK GENERAL COMMODITY MARKET PERFORMANCE.

MORNINGSTAR, INC. DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE MORNINGSTAR® LONG/SHORT COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN, AND MORNINGSTAR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

i

ii

This prospectus contains information you should consider when making an investment decision about the shares. You should rely only on the information contained or incorporated by reference in this prospectus. None of the Fund, the manager nor the underwriters have authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not, the manager is not, and the underwriters are not making an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

The current prospectus for the Fund, which may be updated from time to time pursuant to Securities and Exchange Commission and Commodity Futures Trading Commission requirements, is available at the Fund’s website (www.nuveen.com/ctfipo) as well as at the Securities and Exchange Commission’s website (http://www.sec.gov).

iii

PART ONE: DISCLOSURE DOCUMENT

PROSPECTUS SUMMARY

This is only a summary. You should review the more detailed information contained elsewhere in this prospectus, including the Glossary appearing at the end of “Part Two: Statement of Additional Information,” which contains explanations of capitalized or other frequently used terms, to understand the offering fully.

The Fund	Nuveen Long/Short Commodity Total Return Fund (the “Fund”) is a commodity pool. The Fund was organized as a statutory trust under Delaware law on May 25, 2011. The Fund will be operated pursuant to a Trust Agreement (“Trust Agreement”), which is described under “Trust Agreement.” The Fund will be managed by Nuveen Commodities Asset Management, LLC (“NCAM” or the “manager”), a limited liability company which is registered as a commodity pool operator (“CPO”) and commodity trading advisor (“CTA”) with the Commodity Futures Trading Commission (the “CFTC”). Gresham Investment Management LLC (“Gresham LLC”), acting through its Near Term Active division (“Gresham NTA”), will be the Fund’s commodity subadvisor and is referred to in this prospectus in that capacity as “Gresham” or the “commodity subadvisor.” Nuveen Asset Management, LLC (“Nuveen Asset Management” or the “collateral subadvisor”) will be the Fund’s collateral subadvisor. The Fund issues shares, which represent units of fractional undivided beneficial interest in, and ownership of, the Fund. After the initial offering, it is anticipated that the shares may be purchased and sold on the NYSE MKT. The principal offices of the Fund and the manager are each located at 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606. The main telephone number of the Fund and the manager is (312) 917-7700. Information about the Fund also can be obtained by calling (877) 827-5920.

Listing	It is anticipated that the Fund’s shares will be approved for listing on the NYSE MKT, subject to notice of issuance, under the trading or “ticker” symbol “CTF.” Secondary market purchases and sales of shares will be subject to ordinary brokerage commissions and charges.

The Offering

The Fund is offering 8,000,000 shares at $25.00 per share through a group of underwriters led by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nuveen Securities, LLC (“Nuveen”). Certain underwriters, their affiliates or employees, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, have, and other underwriters participating in this offering or their affiliates may have, a minority ownership interest in Nuveen Investments, Inc. (“Nuveen Investments”), the parent company of Nuveen, NCAM, Nuveen Asset Management and Gresham LLC. See “Management of the Fund.” Until the completion of this offering, no Fund shares will be outstanding (other than 840 shares owned by the manager). The offering price of $25.00 per share was determined on an arbitrary basis by the manager. You must purchase at least 100 shares ($2,500) in this offering. The Fund has given the underwriters an option to purchase up to additional shares to cover orders in excess of 8,000,000 shares. See “Underwriting.”

Use of Net Proceeds	The Fund will invest the net proceeds of the offering in accordance with the Fund’s investment objective as stated in this prospectus. Upon receipt, the Fund will use all of the net proceeds to invest in commodity futures contracts and options on commodity futures contracts, and cash equivalents, U.S. government securities and other short-term, high grade debt securities constituting collateral assets. It is presently anticipated that the Fund will be able to invest substantially all of its net proceeds in accordance with its investment objective within approximately 30 business days after the completion of this offering.

Who May Want to Invest	You should consider your investment goals, time horizons and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors and is not intended to be a complete investment program. The Fund is designed as a long-term investment and not as a trading vehicle. This is the first actively managed long/short commodity fund to be listed on any of the exchanges owned by NYSE Euronext.

The Fund may be an appropriate investment for you if you are seeking the potential for:

•	an actively managed long/short commodity futures strategy that seeks to capitalize on opportunities in both up and down commodity markets;

•	regular monthly distributions;

•	attractive total returns;

•	reduced risk relative to equity and commodity market benchmarks;

•	an investment strategy that seeks to benefit from trading on commodity price momentum;

•	a fully-collateralized and unleveraged commodity investment strategy;

•

access to tax-advantaged investments in commodity futures and options on commodity futures which generate gains (losses) that are characterized as 60% long-term capital gains (losses) and 40% short-term capital gains (losses);

•	diversification from a portfolio with little long-term historical correlation to U.S. equities and U.S. bonds;

•	access to the commodity investing and trading experience of Gresham; and

•	daily liquidity afforded by listing on the NYSE MKT.

However, keep in mind that you will need to assume the risks associated with an investment in the Fund. See “Risk Factors.”

Investment Objective	The Fund’s investment objective is to generate attractive total returns. The Fund is actively managed and seeks to outperform its benchmark, the Morningstar® Long/Short Commodity IndexSM (the “Index”). There can be no assurance that the Fund will achieve its investment objective.

In pursuing its investment objective, the Fund will invest directly in a diverse portfolio of exchange-traded commodity futures contracts that represent the main commodity sectors and are among the most actively traded futures contracts in the global commodity markets. Generally, individual commodity futures positions may be either long or short (or flat in the case of energy futures) depending upon market conditions. The Fund’s options strategy seeks to produce option premiums for the purpose of enhancing the Fund’s risk-adjusted total return over time. Option premiums generated by this strategy may also enable the Fund to more efficiently implement its distribution policy. The Fund’s integrated options strategy relies upon the judgment of the commodity subadvisor in its implementation and may not be successful in achieving the goal of enhancing risk-adjusted returns. The Fund’s total returns over any particular period may be positive or negative. In this prospectus, risk-adjusted total return refers to the total return generated by a portfolio per unit of risk taken, with such risk measured by the volatility of the portfolio’s total returns over a specific period of time. See “Glossary of Defined Terms” for the definition of total return and risk-adjusted total return. See also “The Fund’s Investments” for a discussion of risk-adjusted total return. See also “Risk Factors.”

Investment Strategy	Commodity Investments. The manager has selected Gresham to manage the Fund’s commodity futures investment strategy and options strategy. The Fund’s investment strategy utilizes the commodity subadvisor’s proprietary long/short commodity investment program, which has three principal elements:

•	an actively managed long/short portfolio of exchange-traded commodity futures contracts;

•	a portfolio of exchange-traded commodity option contracts; and

•	a collateral portfolio of cash equivalents, U.S. government securities and other short-term, high grade debt securities.

The Fund’s long/short commodity investment program is an actively managed, fully collateralized, rules-based commodity investment strategy. The Fund will invest in a diverse portfolio of exchange-traded commodity futures contracts with an aggregate notional value substantially equal to the net assets of the Fund. To provide diversification, the Fund will invest initially in approximately 20 commodities, and the program rules limit weights for any individual commodity futures contract. The Fund expects to make investments in the most actively traded commodity futures contracts in the four main commodity sectors in the global commodities markets:

•	energy;

•	agriculture;

•	metals; and

•	livestock.

See “The Fund’s Investments—Commodity Investments—Eligible Contracts” for a list of individual commodity futures contracts that the Fund may invest in and the exchanges on which they currently trade. See also “Glossary of Defined Terms” for the definition of notional value. During temporary defensive periods or during adverse market circumstances, the Fund may deviate from its investment objective and policies.

Generally, the program rules are used to determine the specific commodity futures contracts in which the Fund will invest, the relative weighting for each commodity and whether a position is either long or short (or flat in the case of energy futures contracts).

The relative balance of the Fund’s long/short exposure may vary significantly over time, and at certain times, the Fund’s aggregate exposure may be all long, all short and flat or may consist of various combinations (long, short and flat) thereof. Gresham will manage its overall strategy so that the notional amount of the Fund’s combined long, short and flat commodity futures positions will not exceed 100% of the Fund’s net assets.

The Fund will not short energy futures contracts, because the prices of energy futures contracts are generally more sensitive to geopolitical events than to economic factors and, as a result, significant price variations are often driven by factors other than supply-demand imbalances. References to a flat position mean that instead of shorting an energy futures contract when market signals dictate, the Fund will not have a futures contract position for that energy commodity, and will instead move that position to cash. See “The Fund’s Investments—Commodity Investments—Long/Short Commodity Investment Program” for more information concerning the Fund’s energy positions, including flat positions.

The specific commodities, the total number of futures contracts in which the Fund will invest, and the relative weighting of those contracts, will be determined annually by the commodity subadvisor based upon the composition of the Index at that time. The selected commodity futures contracts are expected to remain unchanged until the next annual reconstitution each December. Upon annual reconstitution, the target weight of any individual commodity futures contract will be set and will be limited to 10% of the Fund’s net assets to provide for diversification. The commodity subadvisor expects the actual portfolio weights to vary during the year due to market movements. If price movements cause an individual commodity contract to represent more than 10% of the Index at any time between monthly rebalancing, the Fund would seek to match the target weighting at the time of the monthly rebalancing. Generally, the Fund expects to invest in short-term commodity futures contracts with terms of one to three months but may invest in commodity futures contracts with terms of up to six months. The commodity markets are dynamic and as such the long/short commodity investment program may require frequent adjustments in the Fund’s commodity positions. The commodity subadvisor expects to trade each position no less frequently than once per month. See “The Fund’s Investments—Long/Short Portfolio of Commodity Futures.”

The Fund’s commodity investments will, at all times, be fully collateralized and will be unleveraged. Approximately 15% to 25% of the Fund’s net assets will be placed in one or more accounts at Barclays Capital Inc. (“BCI”), the Fund’s clearing broker, and will be held in high quality instruments permitted under CFTC regulations. The remaining collateral (approximately 75% to 85% of the Fund’s net assets) will be managed by Nuveen Asset Management, the Fund’s collateral subadvisor. See “The Fund’s Investments—Collateral Portfolio.”

Long/Short Portfolio of Commodity Futures. The Fund will invest directly in a diverse portfolio of exchange-traded commodity futures contracts that provide long/short exposure to the global commodity markets. By investing long/short, the Fund seeks to generate attractive total returns from positive or negative commodity price changes and positive or negative roll yield (as described below). Like most commodity futures investors, the Fund will replace expiring futures contracts with more distant contracts to avoid taking physical delivery of a commodity. This replacement of expiring contracts with more distant contracts is referred to as “roll.” To maintain exposure to commodity futures over an extended period, before contracts expire, the commodity subadvisor will roll the futures contracts throughout the year into new contracts so as to maintain a fully invested position. “Roll yield” refers to the return generated from the difference in price between an expiring futures contract and the more distant futures contract that replaces it. See also “Glossary of Defined Terms” for definitions of roll and roll yield.

Gresham employs a proprietary methodology in assessing commodity market movements and in determining the Fund’s long/short commodity futures positions. Generally, the commodity subadvisor employs momentum-based modeling (quantitative formulas that evaluate trend relationships between the changes in prices of futures contracts and trading volumes for a specific commodity) to estimate forward-looking prices and to evaluate the return impact of futures contract rolls. To determine the direction of the commodity futures position, either long or short (or flat in the case of energy futures contracts), the commodity subadvisor calculates a roll-adjusted price that accounts for the current spot price and the impact of roll yield. The futures price for a commodity that has positive roll yield (described as “backwardation”) is adjusted up and the price for a commodity that has negative roll yield (described as “contango”) is adjusted down.

Gresham’s long/short commodity investment program rules are proprietary, were developed by its senior management team, and expand upon the rules governing the Index. Upon completing the initial investment of the net proceeds of the offering, the Fund expects that the commodity futures contracts, their relative weights and long/short direction will substantially replicate the constituent holdings and weights of the Index. Although Gresham may exercise discretion in deciding which commodities to invest in, typically the Fund expects to follow certain rules pertaining to eligible commodity futures contracts, weights, diversification, rebalancing, and annual reconstitution that are the same as those for the Index in order to minimize the divergence between the price behavior of the Fund’s commodity futures portfolio and the price behavior of the Index (such divergence is referred to as “tracking error”). See page 8 for a description of the Index and also page 39 for actual weightings of the Index as of August 31, 2012. Over time, the Fund’s commodity investments managed pursuant to Gresham’s long/short commodity investment program may differ from those of the Index. The manager has entered into a license agreement with Morningstar, Inc. relating to the Index, which is described under “The Funds Investments—Commodity Investments.”

In actively managing the Fund’s long/short portfolio of commodity futures contracts, Gresham seeks to add value compared with the Index by implementing the following proprietary investment methods: (i) trading contracts in advance of monthly index rolls; (ii) individual commodity futures contract selection; and (iii) active implementation. As a result, the roll dates, terms, underlying contracts and contract prices selected by Gresham may vary significantly from the Index based upon Gresham’s implementation of the long/short commodity investment program in light of the relative value of different contract terms. Gresham’s active management approach is market-driven and opportunistic and is intended to minimize market impact and avoid market congestion during certain days of the trading month.

Integrated Options Strategy. The Fund will employ a commodity option writing strategy that seeks to produce option premiums for the purpose of enhancing the Fund’s risk-adjusted total return over time. Option premiums generated by this strategy may also enable the Fund to more efficiently implement its distribution policy. There can be no assurance that the Fund’s options strategy will be successful.

Pursuant to the options strategy, the Fund may sell exchange-traded commodity call or put options on a continual basis on up to approximately 25% of the notional value of each of its commodity futures contracts that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity options on approximately 15% of the notional value of each of its commodity futures contracts. If Gresham buys the commodity futures contract, they will sell a call option on the same underlying commodity futures contract. If Gresham shorts the commodity futures contract, they will sell a put option on the same underlying commodity futures contract (except in the case of energy futures contracts). Gresham may exercise discretion with respect to commodity futures contract selection. Due to trading and liquidity considerations, Gresham may determine that it is in the best interest of Fund shareholders to sell options on like commodities (for example, gas oil and heating oil are like commodities) and not matched commodity futures contracts.

Because the Fund’s option overwrite is initially expected to represent 15% of the notional value of each of its commodity futures contract positions, the Fund retains the ability to benefit from the full capital appreciation potential beyond the strike price on the majority (85% or more) of its long and/or short commodity futures contracts. An important objective of the Fund’s long/short commodity investment strategy is to retain capital appreciation potential with respect to the major portion of the Fund’s portfolio.

When initiating new trades, the Fund expects to sell covered in-the-money options and will not sell uncovered options. Because the Fund will hold options until expiration, the Fund may have uncovered out-of-the-money options in its portfolio depending on price movements of the underlying futures contracts. This element of the Fund’s options strategy increases the Fund’s gap risk, which is the risk that a commodity price will change from one level to another with no trading in between. In the event of an extreme market change or gap move in the price of a single commodity, the Fund’s options strategy may result in increased exposure to that commodity from any uncovered options. See “ Risk Factors—Options Strategy Risks.”

Generally, the Fund expects to sell short-term commodity options with terms of one to three months. Subject to the foregoing limitations, the implementation of the options strategy will be within Gresham’s discretion. Over extended periods of time, the “moneyness” of the commodity options may vary significantly. Upon sale, the commodity options may be “in-the-money,” “at-the-money” or “out-of-the-money.” A call option is said to be “in-the-money” if the exercise price is below current market levels, “out-of-the-money” if the exercise price is above current market levels, and “at-the-money” if the exercise price is at current market levels. Conversely, a put option is said to be “in-the-money” if the exercise price is above the current market levels and “out-of-the-money” if the exercise price is below current market levels. See also “Glossary of Defined Terms” for definitions.

Collateral Portfolio.    The Fund’s commodity investments will, at all times, be fully collateralized. The notional value of the Fund’s commodity exposure is expected to be approximately equal to the market value of the collateral. The Fund’s commodity investments generally will not require significant outlays of principal. Approximately 15% to 25% of the Fund’s net assets will be initially committed as “initial” and “variation” margin to secure the futures contracts and additional assets may be committed as margin upon call by BCI. These assets will be placed in one or more commodity futures accounts maintained by the Fund at BCI and will be invested by BCI in high-quality instruments permitted under CFTC regulations.

The remaining collateral (approximately 75% to 85% of the Fund’s net assets) will be held in a separate collateral investment account managed by Nuveen Asset Management. The Fund’s assets held in this separate collateral account will be invested in cash equivalents, U.S. government securities and other short-term, high grade debt securities with final terms not exceeding one year at the time of investment. These collateral investments will consist primarily of direct and guaranteed obligations of the U.S. government and senior obligations of U.S. government agencies (referred to herein as “U.S. government securities”) and may also include, among others, money market funds and bank money market accounts invested in U.S. government securities, as well as repurchase agreements collateralized with U.S. government securities. The Fund’s investments in cash equivalents and other short-term debt securities (other than U.S. government securities) shall be rated at all times at the applicable highest short-term or long-term debt or deposit rating or money market fund rating as determined by at least one nationally recognized statistical rating organization (“NRSRO”).

Leverage. The Fund has no current intention to utilize leverage (except for borrowings for temporary or emergency purposes, as explained in more detail under “The Funds Investments” and “Investment Policies of the Fund—Borrowings”). The Fund may not borrow in excess of 5% of its net assets. Borrowings by the Fund could cause tax-exempt investors to recognize unrelated business taxable income with respect to a portion of their income from the Fund. See “Federal Income Tax Considerations—Tax-Exempt Organizations.”

Fund Benchmark

For comparative purposes, the Fund uses the Morningstar® Long/Short Commodity IndexSM as its primary benchmark. The Index tracks the historical total return performance of a diverse portfolio of commodity futures, which may be invested long, short or flat, and is currently comprised of 20 different commodities as of August 31, 2012 (listed on page 39). The Index uses a momentum rule to determine if each commodity futures position is long, short or flat. The Index is fully collateralized with short-term U.S. Treasury bills. To qualify for inclusion in the Index, a commodity must have futures contracts traded on one of the U.S. exchanges and rank in the top 95% of total dollar value of open interest (measured by the 12-month average). The Index was launched August 1, 2007. Return data is available from December 21, 1979 to the present and is constructed using the same futures price data and index rules that the Index has employed since its launch. The Index is reconstituted and rebalanced once annually, on the third Friday of December after the day’s closing Index values have been determined. The Index commodity membership and constituent commodity weights are reset at that time. The direction of the long or short positions are adjusted monthly on the third Friday of every month and are effective on the first trading day after the third Friday. The Index construction rules and other information about the Index can be found on Morningstar’s website at http://indexes.morningstar.com, which is publicly available at no charge.

Special Risk Considerations	An investment in the Fund involves special risk considerations, which are summarized below. The Fund may not be able to achieve its investment objective. A more extensive discussion of these risks appears beginning on page 22.

•

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. The Fund has no history of operations. Therefore, there is no performance history for the Fund to serve as a basis for you to evaluate an investment in the Fund. The commodity subadvisor has not previously managed client accounts utilizing the long/short commodity investment program.

•	An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount that you invest.

•

Investments in commodity futures contracts and options on commodity futures contracts have a high degree of price variability and are subject to rapid and substantial price changes. These price changes may be magnified by computer-driven algorithmic trading, which is becoming more prevalent in the commodities markets.

•

The net asset value of each share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a share may be different from the net asset value of a share and that shares may trade at a discount from their net asset value (which could be significant). This price difference may be due to the fact that supply and demand forces at work in the secondary trading market for shares are not necessarily the same as the forces influencing the prices of the Fund’s investments at any point in time.

•

If the Fund experiences greater losses than gains during the period you hold shares, you will experience a loss for the period even if the Fund’s historical performance is positive. The Fund’s risk-adjusted returns over any particular period may be positive or negative.

•

In managing and directing the Fund’s activities and affairs, the manager will rely heavily on Gresham, which has a relatively small number of personnel. If any of Jonathan S. Spencer or Douglas J. Hepworth, President and Chief Investment Officer, and Director of Research, respectively, of Gresham LLC, or Susan Wager and Randy Migdal, the Fund’s portfolio managers, were to leave Gresham LLC or be unable to carry out their present responsibilities, it may have an adverse effect on the Fund’s management. In addition, should market conditions deteriorate or for other reasons, Nuveen Investments, NCAM, Nuveen Asset Management and Gresham may need to implement cost reductions in the future which could make the retention of qualified and experienced personnel more difficult and could lead to personnel turnover.

•

The Fund’s long/short commodity investment program is not designed to provide the return of any single commodity or to replicate the performance of long-only commodity market benchmarks. In any given period, the net asset value returns of the Fund may differ substantially from any single commodity or long-only commodity market benchmarks. The relative balance of the Fund’s long/short exposure may vary significantly over time and at certain times the Fund’s aggregate exposure may be all long, all short and flat, or may consist of various combinations (long, short and flat) thereof. The Fund is not expected to provide a hedge against inflation in market environments when the Fund’s aggregate exposure is predominantly short and flat.

•

Because the Fund expects to invest in short commodity futures positions, it will face the risk of an unlimited loss on a short position, as the price at which the Fund would need to cover a short position could theoretically increase without limit.

•

There can be no assurance that the Fund’s options strategy will be successful. Because of the volatile nature of the commodities markets, the writing (selling) of commodity options involves a high degree of risk.

•

As the writer of options for which a premium is received, the Fund will forego the right to up to 25% of any capital appreciation in the value of each commodity futures contract in its portfolio that effectively underlies an option. The extent of foregone capital appreciation depends on the value of the commodity futures contract relative to the exercise price of such option and option premium realized.

•

The Fund is subject to gap risk, which is the risk that a commodity price will change from one level to another with no trading in between. The Fund’s options strategy increases the Fund’s gap risk. Gap risk could adversely affect the Fund’s performance in the event that the price of an individual commodity futures contract drops or increases substantially, and may negatively impact the trading price of the Fund’s shares.

•

The Fund may invest a substantial portion of its net assets in long positions in the energy sector. A downturn in the energy sector could have a larger impact on the Fund than on a fund that does not concentrate in the sector.

•

Shares may be adversely affected if Gresham makes changes to the Fund in response to changes in the composition and/or valuation of the Index. The composition of the Index may change over time as commodity futures contracts in the Index are added or replaced. In addition, Index positions, and, therefore, positions taken by the Fund, may change quickly and frequently in response to changes in the commodities markets, which would result in greater trading expenses being incurred by the Fund. Furthermore, the Index sponsor may modify the method for determining the composition and weightings of the Index and for calculating its value in order to ensure that the Index represents a measure of the performance over time of the markets for the underlying commodities. Because the Index is serving as a benchmark measure for the Fund, the composition and weighting of their respective portfolios, while not identical, are likely to largely resemble each other. If the method for determining the Index composition and/or weighting were to change over time, any such changes could adversely impact the ability of the Fund to continue to track the Index.

•

The investment decisions of the commodity subadvisor may be modified, and commodity futures contracts held by the Fund may have to be liquidated at disadvantageous times or prices, to avoid exceeding regulatory “position limits,” potentially subjecting the Fund to substantial losses. The CFTC has recently implemented final regulations that impose position limits and limit formulas on 28 physical commodity futures and options contracts, including energy and metals contracts, and on swaps that are economically equivalent to such contracts. Given their application to unleveraged, exchange-traded commodity funds, such position limits could detract from the Fund’s ability to implement its investment strategy.

•

Gresham NTA makes all trading decisions independently from Gresham LLC’s other division. Upon the effectiveness of the CFTC’s new position limit regulations in October 2012, Gresham NTA will operate under the independent account controller exemption such that Gresham NTA will not be required to aggregate its positions with Gresham LLC’s other division. If the CFTC were to terminate, suspend or revoke or not renew the independent account controller exemption, or that exemption were otherwise unavailable, Gresham NTA would be required to aggregate its positions with Gresham LLC’s other division for purposes of the CFTC’s position limits. In that case, it is possible that investment decisions of the commodity subadvisor may be modified and that positions held by the Fund may have to be liquidated to avoid exceeding such position limits, potentially resulting in substantial losses to the Fund and the value of your investment.

•

The Fund is a new investment product and the value of the Fund’s shares could decrease if unanticipated operational or trading problems occur. Certain new mechanisms and operational procedures involving the trading and composition of the Fund’s portfolio have been developed specifically for this Fund. Accordingly, there may be unanticipated problems or issues with respect to the trading and operational procedures of the Fund that could have a material adverse effect on an investment in the shares.

•	The Fund is subject to numerous conflicts of interest, including those that arise because:

—	the Fund’s commodity subadvisor, commodity brokers and their principals and affiliates may execute trades in commodity futures contracts and options on commodity futures contracts for their own account and accounts of other customers that may compete with orders placed for the Fund;

—	commodity futures contracts established for the benefit of the Fund may be aggregated with the positions held by the commodity subadvisor, its principals or affiliates for their own account and the accounts of other customers for the purposes of determining “position limits,” and there can be no assurance that the commodity subadvisor will choose to liquidate the Fund’s positions in a proportionate manner in the event of mandatory liquidation of positions held by the commodity subadvisor (or its principals or affiliates) to comply with position limits or for other reasons;

—	the manager has less of an incentive to replace either the commodity subadvisor or the collateral subadvisor because each is an affiliate of the manager; and

—	each of the manager and the subadvisors (as defined below) resolve conflicts of interest as they arise based on its judgment and analysis of the particular conflict. While there are no formal procedures to resolve conflicts of interest, the manager and the subadvisors seek to resolve all potential conflicts in a manner that is fair and equitable to the Fund and its shareholders over time. However, there may be instances in which the manager and/or the subadvisors could resolve a potential conflict in a manner that is not in the best interest of the Fund or its shareholders.

•

Regardless of its investment performance, the Fund will incur fees and expenses, including brokerage commissions and management fees. A management fee will be paid by the Fund even if the Fund experiences a net loss for the full year. To break even from a purchase made in the initial offering, and assuming the Fund’s estimated net proceeds from the offering generate interest income at an annual rate of .074%, the Fund must earn profits other than from interest income at an annual rate of 7.01% during its first year.

•

The failure of a clearing broker to comply with financial responsibility and customer segregation rules and/or the bankruptcy of a clearing broker could result in a substantial loss of Fund assets. Under current CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a pro rata share of all property available for distribution to all of that clearing broker’s customers.

•

The Fund may need to liquidate some of its investments in order to make distributions, and such liquidation could be at times or on terms different than those the Fund would otherwise select, which could have an adverse effect on the Fund’s results.

•

Unlike other Nuveen Investments-sponsored funds, the Fund is not a mutual fund, a closed-end fund, or any other type of “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation thereunder nor afforded the protections of the 1940 Act. As such, the Fund does not have a board with the scope of authority mandated to a board under the 1940 Act. Based on the Fund’s investment strategy, its (i) potential for the realization of the greatest gains and (ii) exposure to the largest risk of loss will always be from its commodity investments and options strategy.

•

Shareholders will have no rights to participate in the Fund’s management other than the right in certain circumstances to remove or replace the manager. The manager has established a committee (referred to herein as the “independent committee”), comprised entirely of members who are independent of the manager, which will have certain limited powers with respect to the Fund (specifically, to serve the audit and nominating committee functions for the Fund). The Fund will not have a board with the ability to control the management and operation of the Fund that would be typical of the board of directors of a corporation. Therefore, Fund shareholders will have to rely on the judgment of the manager and the subadvisors to manage the Fund.

•

There have been and likely will continue to be proposals for various amendments to U.S. federal income tax laws that could, if enacted, have adverse effects on the Fund, its investments, or its shareholders. In addition, previously enacted changes to the U.S. federal income tax law that were deferred and are scheduled to take effect in the future could either independently or in conjunction with new tax legislation materially affect the tax treatment of the Fund, its investments, or its shareholders.

•

The Fund will be considered to have terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total Fund shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for the Fund for all holders of shares. Among other things, constructive termination could result in the imposition of substantial penalties on the Fund if the Fund were unable to determine that the termination had occurred. See “Federal Income Tax Considerations—U.S. Shareholders—Constructive Termination.”

•

The Fund’s shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

For additional risks, see “Risk Factors.”

Trustee; Independent Committee Functions	Wilmington Trust Company, a Delaware trust company, is the resident Delaware trustee of the Fund (the “Trustee”), and as such will have very limited duties with respect to the Fund. The independent committee consisting of four individuals, all of whom are unaffiliated with the manager, will fulfill those functions required under the NYSE MKT listing standards and certain other functions as set forth in the Trust Agreement. The Trust Agreement vests in the manager all authority (other than the limited duties of the independent committee) to operate the business of the Fund and to be responsible for the conduct of the Fund’s commodity affairs.

Manager and Subadvisors	Manager. Nuveen Commodities Asset Management, LLC, a Delaware limited liability company organized on October 31, 2005, is a wholly-owned subsidiary of Nuveen Investments and is the manager and CPO of the Fund and will be responsible for determining the Fund’s overall investment strategy and its implementation, including:

•	the selection and ongoing monitoring of the subadvisors;

•	the assessment of performance and potential needs to modify strategy or change subadvisors;

•	the determination of the Fund’s administrative policies;

•	the management of the Fund’s business affairs; and

•	the provision of certain clerical, bookkeeping and other administrative services.

The manager is registered with the CFTC as a CTA and a CPO and is a member of the National Futures Association (“NFA”). The manager, commodity subadvisor, and collateral subadvisor act in similar capacities for the Nuveen Diversified Commodity Fund (“CFD”), which is a Nuveen Investments-sponsored commodity pool traded on the NYSE MKT that completed its initial public offering on September 30, 2010. As required by the CFTC, NCAM’s historical performance record is disclosed under the caption “NCAM Performance Record” and reflects the performance of CFD. Neither the Fund nor the manager has established formal procedures to resolve potential conflicts of interest related to managing the investments and operations of the Fund. Shares of other commodity pools are not offered pursuant to this prospectus.

As permitted under Delaware law, the Trust Agreement provides that the manager does not owe any duties (including fiduciary duties) to the Fund, other than the implied contractual covenant of good faith and fair dealing. In their dealings with the Fund, the commodity subadvisor and collateral subadvisor will be subject to the fiduciary duties imposed on them by the Commodity Exchange Act, as amended (“CEA”), and the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), respectively.

The address of NCAM is 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606. Its telephone number is (312) 917-7700. Information about the Fund also can be obtained by calling (877) 827-5920.

The commodity subadvisor and the collateral subadvisor are sometimes together referred to herein as the “subadvisors.”

Commodity Subadvisor. Gresham, the commodity subadvisor, will manage the Fund’s commodity futures investment strategy and options strategy. Gresham LLC is a Delaware limited liability company, the successor to Gresham Investment Management, Inc., formed in July 1992 by Dr. Henry Jarecki, who serves as the Chairman. Gresham LLC is registered with the CFTC as a CTA and a CPO and is a member of the NFA. Gresham LLC also is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser. As of August 31, 2012, Gresham LLC had approximately $15 billion of client assets under management, including approximately $7.8 billion under management by Gresham NTA and approximately $7.3 billion under management by Gresham LLC’s other division. Gresham LLC’s senior management team has extensive experience in overall supervision of commodities portfolio management and trading operations.

On December 31, 2011, Nuveen Investments completed its acquisition of a 60% stake in Gresham LLC. As part of the acquisition, Gresham LLC’s management and investment teams maintained a significant minority ownership stake in the firm, and will operate independently while leveraging the strengths of certain shared resources of Nuveen Investments.

Beginning in 1987, Dr. Henry Jarecki, the founder of Gresham LLC, and Mr. Jonathan Spencer began managing commodity futures in a proprietary family account. Gresham’s actively managed commodity futures strategies were first offered to outside clients beginning in September 2004. As required by the CFTC, Gresham’s historical performance record is disclosed on page 59 under the caption “Gresham Performance Record” and reflects the performance of Tangible Asset Program® (“TAP®”) and TAP PLUSSM, not the long/short commodity investment program. Gresham has not previously employed the long/short commodity investment program for client accounts.

Collateral Subadvisor. Nuveen Asset Management, the collateral subadvisor, an affiliate of the manager and an indirect wholly-owned subsidiary of Nuveen Investments, will manage the Fund’s collateral.

The collateral subadvisor is registered with the SEC as an investment adviser. As of June 30, 2012, Nuveen Asset Management had approximately $112 billion of assets under management. Founded in 1898, Nuveen Investments and its affiliates had approximately $212 billion of assets under management as of June 30, 2012.

Fees. The Fund has agreed to pay the manager an annual fee, payable monthly, in a maximum amount equal to 1.25% of the Fund’s average daily net assets, with lower fee levels for assets that exceed $500 million. The manager has agreed to pay, out of the fee it receives from the Fund, a fee to each of the commodity subadvisor and the collateral subadvisor for subadvisory services. For more information on fees and expenses, see “Management of the Fund—Management Fees.”

Distributions	Commencing with the Fund’s first distribution, the Fund intends to make regular monthly distributions to its shareholders (stated in terms of a fixed cents per share distribution rate) based on the past and projected performance of the Fund. Among other factors, the Fund will seek to establish a distribution rate that roughly corresponds to NCAM’s projections of the total return that could reasonably be expected to be generated by the Fund over an extended period of time. Each monthly distribution will not be solely dependent on the amount of income earned or capital gains realized by the Fund, and such distributions may from time to time represent a return of capital and may require that the Fund liquidate investments. As market conditions and portfolio performance may change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders. Any suspension or reduction of distributions will increase the Fund’s assets under management upon which NCAM earns management fees.

Because the Fund expects to be classified as a partnership for U.S. federal income tax purposes, shareholders will be allocated their pro-rata share of the Fund’s income, gains, losses, deductions and credits for purposes of computing their U.S. federal income tax liability. Depending on market conditions, the Fund anticipates it will make regular monthly distributions intended in part to provide shareholders with cash with which to fund potential U.S. federal income tax liabilities on their proportionate share of income and gains earned by the Fund, although there can be no assurance that distributions for any period will correspond to such potential U.S. federal income tax liabilities or share of income and gains for such period.

The Fund expects to receive substantially all of its current income and gains from the following sources:

•	realized and unrealized net capital gains (both short-term and long-term) from commodity futures contracts;

•	realized and unrealized net capital gains (both short-term and long-term) from the options strategy; and

•	interest income and/or capital gains received on collateral invested in cash equivalents, U.S. government securities and other short-term, high grade debt securities.

The Fund expects to declare its initial distribution within 45 days, and to pay that distribution approximately 60 days, after the completion of this offering, depending on market conditions. For more information, see “Distributions.”

Transfer Agent, Registrar and Custodian	State Street Bank and Trust Company (“State Street”) will serve as transfer agent and registrar for the Fund’s shares and custodian for the assets of the Fund. BCI, the Fund’s clearing broker, also may serve as custodian for all or a portion of the Fund’s assets.

Break-Even Threshold	Assuming the Fund’s estimated gross offering size is $200,000,000, and assuming the Fund’s estimated net proceeds ($190,600,000) generate interest income at an annual rate of .074%, an investment of $2,500 must earn profits other than from interest income of $175.22 or at an annual rate of 7.01% in order to “break-even” during the first year of the Fund’s operations. See “Break-Even Analysis.”

U.S. Federal Income Tax Aspects	Subject to the discussion below in “Federal Income Tax Considerations,” the Fund expects to be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each owner of the Fund’s shares will be required to take into account his or her allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. Fund shareholders will receive an Internal Revenue Service (“IRS”) Form 1065, Schedule K-1 (not a Form 1099), which reports their allocable portion of such tax items. Shareholders who seek advice from tax advisors with respect to the Schedule K-1 may incur additional costs. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. Please refer to the “Tax Risk” section on pages 34 to 36 for additional information.

The Fund will invest primarily in exchange-listed futures and options that are tax-advantaged and generally qualify as Section 1256 Contracts which generate gains (losses) that are characterized as 60% long-term capital gains (losses) and 40% short-term capital gains (losses).

Please refer to the “Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of shares.

BREAK-EVEN ANALYSIS

The following “break-even” table indicates the approximate dollar amount and percentage the Fund must earn after one year for investors who purchase shares in the initial offering to offset the costs applicable to an investment of $2,500 (the minimum investment for purchases in the initial offering). In the table below, expenses are based on estimated amounts for the Fund’s first year of operations, and assume the Fund’s estimated gross offering size is $200,000,000 (assuming an offering of 8,000,000 shares at a $25.00 offering price) with net proceeds of the offering (after Underwriting Commissions and Offering Expenses borne by the Fund) totaling $190,600,000. Expenses also assume the Fund’s leverage is equal to 0% of net assets. To break even from a purchase made in this offering, and assuming the Fund’s portfolio generates interest income at an annual rate of .074%, the Fund must earn profits other than from interest at an annual rate of 7.01% during the first year of the Fund’s operations.

	Initial Offering Purchases(1)
	Dollar Amount	Percentage
Underwriting Commissions	$9,000,000	4.50%
Manager’s Management Fee(2)	$2,382,500	1.19%
Brokerage Commissions and Fees(3)	$1,467,620	.73%
Transaction Fees(4)	$57,180	.03%
Offering Expenses(5)	$400,000	.20%
Operating Expenses(6)	$851,206	.43%

Total Fees	$14,158,506	7.08%
Interest Income(7)	($141,044)	(.07)%

12-Month Break-Even Value on Estimated Fund Gross Offering Size of $200,000,000	$14,017,462	7.01%

12-Month Break-Even Value on a $2,500 Investment	$175.22

(1)

The expenses in connection with a minimum purchase of the Fund in the initial offering are calculated based on the estimated net proceeds of the offering ($190,600,000), with the exception of Underwriting Commissions and Offering Expenses, which are calculated based on the estimated gross offering of $200,000,000. The percentages presented are calculated based on the gross offering size. If the estimated gross offering size was $100 million or $500 million, the 12-Month Break-Even Value on a $2,500 purchase made in the initial offering expressed as a percentage of the gross offering size would be, respectively, 7.31% and 6.82%. Thus, the amount of profits the Fund must earn in order for investors to break even in the first year of operations is reduced as the assets of the Fund increase.

(2)

The Fund will pay the manager an annual fee, payable monthly, in a maximum amount equal to 1.25% of the Fund’s average daily net assets. The percentage shown in the table above is calculated based on the Fund’s gross offering size, before deduction of underwriting commissions and offering expenses.

(3)

Brokerage commissions and transaction fees on the Fund’s commodity investments are estimated at .77% of the net proceeds of the offering based on expected trading activity. Brokerage commissions and transaction fees include rebalancing costs, markups and markdowns on fixed income trades, floor brokerage and NFA, exchange, clearing and give-up fees. The total amount will vary based upon the actual trading activity in the Fund’s commodity portfolio, the specific commodity futures and option contracts purchased (or sold), and the volatility of the commodity futures and options markets.

(4)

Transaction fees on the Fund’s collateral investments are estimated at .03% of the net proceeds of the offering but may vary based upon the trading activity in the Fund’s collateral portfolio, the specific investments made, and the volatility of the fixed income markets.

(5)

Nuveen has agreed to pay Offering Expenses of the Fund (other than Underwriting Commissions) that exceed $.05 per share and to reimburse all organization expenses of the Fund. Based on an estimated gross offering size of $200,000,000 (8,000,000 shares at a $25 share price), the Fund would pay a maximum of $400,000 of offering expenses and Nuveen would pay all offering expenses in excess of $400,000, which are currently estimated to be $1,610,000.

(6)

The Fund will pay all of its Operating Expenses, including, but not limited to, index licensing fees, transfer agent fees, custodial fees, fees and expenses of the independent committee and the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees and printing, mailing and duplication costs.

(7)

Interest income for purposes of the break-even analysis is estimated to be earned at an annual rate of .074% based on the three-month U.S. Treasury bill yield as of August 31, 2012. The interest earned on the Fund’s collateral portfolio may differ from the quoted Treasury bill rate.

For more information, see “Fees and Expenses.”

FEES AND EXPENSES

The Fund will pay fees and expenses that must be offset by investment gains and interest income in order to avoid depletion of the Fund’s net assets. See “Management of the Fund—Management Fees.”

Type of Fee or Expense	Amount
Manager’s Management Fees	The Fund will pay the manager a maximum amount equal to 1.25% of the Fund’s average daily net assets, payable on a monthly basis. The fees paid by the Fund to the manager are subject to various breakpoints, as set forth on page 55. A break point means that if the value of investments held by the Fund achieves a specified level, the Fund will be eligible to pay the manager a reduced fee on the portion of the assets above that level (the “break point”).

Brokerage Commissions and Transaction Fees	Brokerage commissions and transaction fees charged in connection with the Fund’s investment activity are estimated at .80% of the net proceeds of the offering based on expected trading activity of the commodity and collateral portfolios. Brokerage commissions and transaction fees include rebalancing costs, markups and markdowns on fixed income trades, floor brokerage and NFA, exchange, clearing and give-up fees.

Offering Expenses	The Fund will pay its offering expenses, up to $.05 per share, which include but are not limited to legal and accounting fees and expenses, printing fees, and various exchange and regulatory registration fees and expenses. Nuveen has agreed to pay offering expenses of the Fund (other than underwriting commissions) that exceed $.05 per share and to pay all organizational expenses of the Fund. The manager currently estimates that the amount of such offering expenses to be paid by Nuveen will be approximately $1,610,000.

Operating Expenses	The Fund will pay all of its routine operating, administrative and other ordinary expenses, including, but not limited to, index licensing fees, transfer agent fees, custodial fees, fees and expenses of the independent committee and the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees and printing, mailing and duplication costs. The manager currently estimates that the Fund’s routine ongoing expenses will be approximately .43% of net assets per year based on the Fund’s estimated gross offering size of $200,000,000.

Type of Fee or Expense	Amount
Extraordinary Fees and Expenses	The Fund will pay all of its extraordinary fees and expenses, if any. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

REPORTS TO SHAREHOLDERS

The manager will furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual financial statements audited by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. The Fund’s monthly account statement and its portfolio holdings will be disclosed on its website at www.nuveen.com/ctfipo on each business day that the NYSE MKT is open for trading. The Fund’s website is publicly available at no charge. This website disclosure of portfolio holdings and the Fund’s net asset value (as of the previous day’s close) will be made daily and will include, as applicable, the name and total value of each commodity investment and the total value of the collateral held in the Fund’s portfolio. The values of the Fund’s portfolio holdings will, in each case, be determined in accordance with the Fund’s valuation policies. Fund shareholders will be provided with information to permit them to file U.S. federal and state income tax returns with respect to their shares. The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting the shareholder’s allocable portion of relevant tax items of the Fund. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. See “Federal Income Tax Considerations—U.S. Shareholders—Tax Reporting by the Fund.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information currently available to the manager and subadvisors and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws or otherwise, the manager and the subadvisors undertake no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

RISK FACTORS

Investing in the Fund’s shares involves a number of significant risks. Before you invest in the Fund’s shares, you should be aware of the various risks, including those described below. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Fund’s financial statements and the related notes. Additional risks and uncertainties not presently known by the Fund or not presently deemed material by the Fund may also impair the Fund’s operations and performance. If any of the following events occur, the Fund’s performance could be materially and adversely affected. In such case, the Fund’s net asset value and the trading price of the Fund’s shares may decline and you may lose all or part of your investment.

An investment in the Fund involves a high degree of risk. You should not invest in shares unless you can afford to lose all of your investment.

Commodity Investment Strategy Risks

You may lose all of your investment.    An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount that you invest. Your investment in the Fund’s shares represents an indirect investment in the commodity futures contracts owned by the Fund, the prices of which can be volatile, particularly over short time periods. Investments in individual commodity futures contracts and options on futures contracts historically have had a high degree of price variability and may be subject to rapid and substantial price changes. These price changes may be magnified by computer-driven algorithmic trading, which is becoming more prevalent in the commodities markets. The Fund could incur significant losses on its investments in those commodity futures contracts. If the Fund experiences greater losses than gains during the period you hold shares, you will experience a loss for the period even if the Fund’s historical performance is positive. The Fund’s risk-adjusted returns over any particular period may be positive or negative. Movements in commodity investment prices are outside of the Fund’s control, are extremely difficult to predict and may not be anticipated by the commodity subadvisor. Price movements may be influenced by, among other things:

•	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

•	weather and climate conditions;

•	changing supply and demand relationships;

•	changes in international balances of payments and trade;

•	U.S. and international rates of inflation;

•	currency devaluations and revaluations;

•	U.S. and international political and economic events;

•	changes in interest and foreign currency/exchange rates;

•	market liquidity; and

•	changes in philosophies and emotions of market participants.

The Fund’s shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

The changing interests of investors, hedgers and speculators in the commodity markets may influence whether futures prices are above or below the expected future spot price.    In order to induce investors or speculators to take the corresponding long side of a futures contract, commodity producers must be willing to sell futures contracts at prices that are below the present value of expected future spot prices. Conversely, if the predominant participants in the futures market are the ultimate purchasers of the underlying commodity futures contracts in order to hedge against a rise in prices, then speculators should only take the short side of the futures contract if the futures price is greater than the present value of the expected future spot price of the commodity. This can have significant implications for the Fund when it is time to reinvest the proceeds from a maturing futures contract into a new futures contract. If the interests of investors, hedgers and speculators in futures markets have shifted such that commodity purchasers are the predominant participants in the market, the Fund will be constrained to reinvest at higher futures prices which could have a negative effect on the Fund’s returns and may cause the Fund to suffer losses on its short positions. Conversely, if commodity sellers are the predominant participants in the market, the Fund will be constrained to reinvest at lower prices which could have a negative effect on the Fund’s returns and may cause it to suffer losses on its long positions.

Regulatory trading developments could significantly and adversely affect the Fund.    Commodity markets are subject to comprehensive statutes and regulations promulgated not only by the CFTC but also by self-regulatory organizations such as the NFA. Among others, the CFTC and the exchanges on which futures contracts are traded are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Any of these actions, if taken, could adversely affect the returns of the Fund by limiting or precluding investment decisions the Fund might otherwise make. The regulation of commodity transactions in the U.S. is a rapidly changing area of law and is subject to ongoing modification by government, self-regulatory and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse to the Fund.

Regulatory and exchange position limits may adversely affect the Fund.     The CFTC and U.S. commodities exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily trading limits.” Once the daily trading limit has been reached in a particular futures contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially disguising substantial losses the Fund may ultimately incur.

Separately, the CFTC and the U.S. commodities exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in contracts traded on such exchanges. In October 2011, the CFTC adopted final regulations pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that impose position limits on 28 physical commodity futures and options contracts and on swaps that are economically equivalent to such contracts in order to prevent excessive speculation and manipulation in the commodity markets. The contracts include certain agricultural, metals and energy commodities to be traded by the Fund. Under such regulations, position limits would be set on the spot month, single month and all-months-combined across different trading venues for contracts based on the same underlying commodity. The position limits will be implemented in two phases: the first phase will be on spot month contracts for which position limits were established under prior regulations (i.e., certain agricultural contracts called “legacy contracts”) based on exchange data and existing limits. In the second phase, the CFTC will adjust the limits on spot month legacy contracts on a regular schedule, set to 25% of the CFTC’s determination of estimated deliverable supply for the commodity in normal cash marketing channels at the contract’s delivery point. The Fund does not intend to trade contracts in the spot month, which the final regulations define generally as the period commencing just before the first notice day for any delivery month and terminating at the end of the delivery period. Non-spot month limits for non-legacy contracts (agricultural contracts not subject to position limits before the final regulations and energy and metals contracts) will be set in the second phase based on a scaled percentage of the total open interest for a 12-month time period.

The final regulations require that a trader aggregate all positions in accounts in which the trader, directly or indirectly, holds an ownership or equity interest of 10 percent or more as well as accounts over which the trader controls trading. A trader would also be required to aggregate positions in multiple accounts or commodity pools, including passively-managed index funds, if those accounts or pools have identical trading strategies. The regulations provide for daily and monthly reporting of cash commodity transactions and corresponding hedge positions if limits are exceeded and an enhanced reporting regime for traders who hold or control positions in certain energy and metals contracts above a specified net long or net short position.

A trader is not required to aggregate positions in multiple accounts or commodity pools, however, if such trader (or its applicable divisions/subsidiaries) qualifies as an “Independent Account Controller” under CFTC Regulation 151.1 and avails itself of the independent account controller exemption under CFTC Regulation 151.7(f). Upon the effectiveness of the CFTC’s new position limit regulations in October 2012, Gresham NTA will operate under the independent account controller exemption such that Gresham NTA will not be required to aggregate its positions with Gresham LLC’s other division. Gresham NTA makes all trading decisions independently from Gresham LLC’s other division. The independent account controller exemption is self-effecting and will be automatically effective upon the filing with the CFTC of a notice of exemption by Gresham LLC without any action by the CFTC. If the CFTC were to terminate, suspend or revoke or not renew the independent account controller exemption, or that exemption were otherwise unavailable, Gresham NTA would be required to aggregate its positions with Gresham LLC’s other division for purposes of the CFTC’s position limits. In that case, it is possible that investment decisions of the commodity subadvisor may be modified and that positions held by the Fund may have to be liquidated to avoid exceeding such position limits, potentially resulting in substantial losses to the Fund and the value of your investment. In addition, failure to comply with the requirements of the independent account controller exemption could lead to an enforcement proceeding against Gresham LLC and could adversely affect the Fund.

The compliance date for agricultural spot month and non-spot month legacy contracts and the aggregation of such limits is October 12, 2012. For non-spot month non-legacy contracts the compliance date will be determined by the CFTC when it establishes limits, expected to be in approximately 12 months after collection of swap positional data. Prior to this time, traders are required to comply with existing position limits and exchange accountability levels.

The final regulations are extremely complex and may require further guidance and interpretation by the CFTC to determine in all respects how they apply to the Fund. The full implementation of the Fund’s investment strategy could be negatively impacted by these regulations.

Any deflation or unanticipated changes in inflation may negatively affect the expected future spot price of underlying commodities.    Deflation or unanticipated changes in the rate of inflation may result in changes in the future spot price of the underlying commodities that could negatively affect the Fund’s profitability and result in potential losses. In addition, reduced economic growth may lead to reduced demand for the underlying commodities and put downward pressure on the future spot prices, adversely affecting the Fund’s operations and profitability, to the extent the Fund has taken a long position in the affected commodities.

Options Strategy Risks

There can be no assurance that the Fund’s options strategy will be successful.    The Fund will employ a commodity option writing strategy that seeks to produce option premiums for the purpose of enhancing the Fund’s risk-adjusted total return over time. Option premiums generated by this strategy may also enable the Fund to more efficiently implement its distribution policy. The Fund’s use of options, however, may not provide any, or only partial, protection from adverse commodity price changes.

Specific price movements of the commodities or futures contracts underlying an option cannot be accurately predicted. There may be imperfect correlation between the changes in the market value of the futures contracts and the corresponding options contracts held by the Fund. Accordingly, the return performance of the Fund’s commodity futures contracts may not parallel the performance of the commodities that serve as the basis for the options bought or sold by the Fund; this basis risk may reduce the Fund’s overall returns. Investing in options is volatile and requires an accurate assessment of the market and the underlying instrument. Factors such as increased or reduced volatility, limited dollar value traded and timing of placing and executing orders may preclude the Fund from achieving the desired results of the options strategy and could affect the Fund’s ability to generate income and gains and limit losses. Because of the volatile nature of the commodities markets, the writing (selling) of commodity options involves a high degree of risk.

The Fund may forego gains (i.e., capital appreciation above the option exercise price for sold call options) on up to 25% of its long commodity futures contracts as a result of selling commodity call options. The Fund may forego gains on up to 25% of its short commodity futures contracts as a result of selling commodity put options.    The Fund may sell short-term commodity call or put options with terms up to twelve months on a continual basis on up to approximately 25% of the notional value of each of its commodity futures contracts that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity options on approximately 15% of the notional value of each of its commodity futures contracts. Accordingly, the Fund is effectively limiting its potential for gains from price increases on long commodity futures positions and effectively limiting its potential for gains from price declines on short commodity futures positions during the option term on up to 25% of the notional value of its portfolio invested in commodity futures contracts. The extent of foregone capital appreciation depends on the value of the commodity futures contract relative to the exercise price of each such option and option premium realized.

The Fund is subject to gap risk, which is the risk that a commodity price will change from one level to another with no trading in between. Usually such movements occur when there are adverse news announcements, which can cause a commodity price to drop substantially from the previous day’s closing price. In the event of an extreme market change or gap move in the price of a single commodity where Gresham is unable to trade, the Fund’s exposure to that commodity will increase in proportion to the Fund’s option exposure. The Fund’s option strategy increases the Fund’s gap risk and could adversely affect the Fund’s performance in the event that the price of an individual commodity futures contract drops or increases substantially. Gap risk may also negatively impact the trading price of the Fund’s shares.

Risk that the Fund’s Shares May Trade at a Discount to Net Asset Value

There is a risk that the Fund’s shares may trade at prices other than the Fund’s net asset value per share.    The net asset value of each share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a share may be different from the net asset value of a share and that shares may trade at a discount from their net asset value (which could be significant). The price difference may be due to the fact that supply and demand forces at work in the secondary trading market for shares are not necessarily the same as the forces influencing the prices of the commodity futures contracts and other instruments held by the Fund at any point in time.

Risks Related to an Exchange Listing

The Exchange may halt trading in the shares which would adversely impact your ability to sell shares.     It is anticipated that the Fund’s shares will be approved for listing on the NYSE MKT, subject to notice of issuance, under the market symbol “CTF.” Trading in shares may be halted due to market conditions or, in light of the NYSE MKT rules and procedures, for reasons that, in the view of the NYSE MKT, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the shares will continue to be met or will remain unchanged.

The lack of an active trading market for shares may result in losses on your investment at the time of disposition of your shares.    Although it is anticipated that the Fund’s shares will be approved for listing on the NYSE MKT, subject to notice of issuance, there can be no guarantee that an active trading market for the shares will develop or be maintained. If you need to sell your shares at a time when no active market for them exists, the price you receive for your shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

Commodity Subadvisor Risks

Gresham will be using a strategy for the Fund that differs from the strategy on which its historical performance record is based.    Gresham’s historical performance record (set forth on page 59 under the caption “Gresham Performance Record”) reflects the use of TAP® and TAP PLUSSM, not the long/short commodity investment program. Gresham has not previously managed client accounts utilizing the long/short commodity investment program and, as a result, its historical performance record is not based on the investment approach that will be used for the Fund.

Past performance is no assurance of future results.    Any subsequent commodity subadvisor to the Fund may employ a different commodity investment strategy than Gresham. Neither Gresham’s proprietary methodology nor the investment methodology that may be used by any subsequent commodity subadvisors take into account unanticipated world events that may cause losses to the Fund. The addition of the Fund’s account may also substantially increase the total amount of assets Gresham manages, which could adversely affect its performance. In any event, past performance does not assure future results.

Descriptions of the commodity subadvisor’s strategies may not be applicable in the future.    The commodity subadvisor or any subsequent commodity subadvisor may make material changes to the investment strategy it uses in investing the Fund’s assets with the consent of the manager, who has the sole authority to authorize any material changes. If this happens, the descriptions in this document would no longer be accurate or useful. The manager does not anticipate that this will occur frequently, if at all. You will be informed of any changes to the commodity subadvisor’s strategy that the manager deems to be material; however, you may not be notified until after a change occurs. Non-material changes may be made by the commodity subadvisor or any subsequent commodity subadvisor without the manager’s consent. Such potential changes may nevertheless affect the Fund’s performance.

Speculative position limits and daily trading limits may reduce profitability and result in substantial losses.    All accounts owned or managed by a commodity trading advisor, such as the commodity subadvisor, its principals and its affiliates are typically combined for speculative position limit purposes.

It is possible that the commodity subadvisor will approach or reach position limits and, if so, will have a conflict of interest with respect to allocating limited positions among various accounts it manages. Further, the investment decisions of the commodity subadvisor may be modified to avoid exceeding regulatory “position limits,” potentially subjecting the Fund to substantial losses and forcing the Fund to forego certain opportunities. The commodity subadvisor may have to reduce the size of positions that would otherwise be taken for the Fund, liquidate commodity futures contracts at disadvantageous times or prices, or not trade in certain markets on behalf of the Fund in order to avoid exceeding such limits.

Modification of trades that would otherwise be made by the Fund, if required, could adversely affect the Fund’s operations and profitability, as compared to the Index. In addition, a violation of speculative position limits by the commodity subadvisor could lead to regulatory or self-regulatory action resulting in mandatory liquidation of certain positions held by the commodity subadvisor on behalf of its accounts. There can be no assurance that the commodity subadvisor will liquidate positions held on behalf of all the commodity subadvisor’s accounts, including the commodity subadvisor’s own accounts, in a proportionate manner. In the event the commodity subadvisor chooses to liquidate a disproportionate number of positions held on behalf of the Fund at unfavorable prices, the Fund may incur substantial losses.

Increased competition could adversely affect the Fund.    The commodity subadvisor believes that there has been, over time, an increase in interest in commodity investing. As Gresham’s capital under management increases, an increasing number of traders may attempt to initiate or liquidate substantial positions at or about the same time as the commodity subadvisor, or otherwise alter historical trading patterns or affect the execution of trades, to the detriment of the Fund.

Other Risks of the Fund’s Investment Strategy

Shares may be adversely affected if Gresham makes changes to the Fund in response to changes in the composition and/or valuation of the Morningstar® Long/Short Commodity IndexSM.    The composition of the Index may change over time as the commodity futures contracts in the Index are added or replaced. In addition, Index positions, and, therefore, positions taken by the Fund, may change quickly and frequently in response to changes in the commodities markets, which would result in greater trading expenses being incurred by the Fund. Furthermore, the Index sponsor may modify the method for determining the composition and weightings of the Index and for calculating its value in order to ensure that the Index represents a measure of the performance over time of the markets for the underlying commodities. Because the Index is serving as a benchmark measure for the Fund, the composition and weighting of their respective portfolios, while not identical, are likely to largely resemble each other. If the method for determining the Index composition and/or weighting were to change over time, any such changes could adversely impact the ability of the Fund to continue to track the Index.

An investment in the Fund may not necessarily diversify an investor’s overall portfolio.    The investment performance of the Index, the benchmark against which the Fund compares its performance, has shown little long-term historical correlation to the performance of traditional asset classes such as U.S. equities and U.S. bonds. Little correlation means that there is a low statistical relationship between the performance of the Index, on the one hand, and U.S. equities and U.S. bonds, on the other hand. See Exhibit 2 in the “Additional Background Information” section of Part Two of this prospectus. Because there is little long-term historical correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods in the stock or bond markets, or vice versa. If, during a particular period of time, the Fund’s performance moves in the same general direction as the other financial markets or the Fund does not perform successfully relative to overall commodity markets, you may obtain little or no diversification benefits during that period from an investment in the Fund’s shares. In such a case, the Fund may have no gains to offset your losses from such other investments, and you may suffer losses on your investment in the Fund at the same time losses on your other investments are increasing.

The concentration of certain commodities in the Morningstar® Long/Short Commodity IndexSM may result in greater volatility. As of August 31, 2012, the Index had its highest weightings in the energy and agriculture sectors (40.92% and 34.15%, respectively). As a result, the Fund may invest a substantial portion of its net assets in long positions in the energy and agriculture sectors. A downturn in the energy and agriculture sectors could have a larger impact on the Fund than on a fund that does not concentrate in these sectors. In addition, the Fund may invest a substantial portion of its net assets in short positions in the agriculture sector and this concentration could negatively impact the Fund if prices of agricultural commodities trend up. See Exhibit 1 in the “Additional Background Information” section of Part Two of this prospectus for information relating to the volatility of the Index.

During a period when commodity prices are fairly stable, the absence of “backwardation” in the prices of commodity futures contracts held long by the Fund and the absence of “contango” in the prices of commodity futures contracts held short may cause the price of your shares to decrease.    As the futures contracts included in the Index and held by the Fund near expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held (long or short) in September 2012 may have an expiration date in December 2012. As this contract nears expiration, a long position in the contract may be replaced by selling the December 2012 contract and purchasing a contract expiring in March 2013, or a short position may be replaced by covering or purchasing the December 2012 contract and selling short the March 2013 contract. This process is known as “rolling.” Historically, the prices of some futures contracts (generally those relating to commodities such as crude oil, heating oil and sugar, that are typically consumed immediately rather than stored) have often been higher for contracts with near-term expirations than for contracts with longer-term expirations. This circumstance is referred to as “backwardation.” Absent other factors, in these circumstances, the sale of a long position in the December 2012 contract would be made at a higher price than the purchase of the March 2013 contract, thereby allowing the Fund to purchase a greater quantity of the March 2013 contract. Conversely, a “contango” market is one in which the price of commodity futures contracts in the near-term months are lower than the price of contracts in the longer-term months due to long-term storage costs and other factors. Commodities that have historically traded in a “contango” market are wheat, corn, gold, natural gas, coffee, lean hogs and soybean oil. See Exhibit 6 in the “Additional Background Information” section of Part Two of this prospectus. Absent other factors, covering a short position in the March 2012 contract by purchasing that contract at a lower price than the price of replacing it with a short position in the June 2012 contract would allow the Fund to sell short a greater quantity of the June 2012 contract. Because the Fund’s strategy is based in part on taking advantage of such “backwardation” and “contango” situations, the absence of “backwardation” or “contango” in certain commodities in which the Fund is long or short could adversely affect the value of the Fund’s portfolio and consequently decrease the value of your shares. See the Futures Price Curves charts in Part Two of this prospectus, which illustrate contango and backwardation.

There may be a loss on investments in short-term debt securities.    When the Fund purchases a futures contract, the Fund is required to deposit with its futures commission merchant only a portion of the value of the contract. This deposit is known as “initial margin.” If and when the market moves against the position, the Fund is required to make additional deposits known as “variation margin.” The Fund invests its assets, other than the amount of margin required to be maintained by the Fund, in short-term, high grade debt securities. The value of these high grade debt securities generally moves inversely with movements in interest rates (declining as interest rates rise). The value of these high grade debt securities might also decline if the credit quality of the issuer deteriorates, or if the issuer defaults on its obligations. If the Fund is required to sell short-term debt securities before they mature when the value of the securities has declined, the Fund will realize a loss. This loss may adversely impact the price of the Fund’s shares.

Daily disclosure of portfolio holdings could allow replication of the Fund’s portfolio and could have a negative effect on the Fund’s holdings.    Because the Fund’s total portfolio holdings will be disclosed on a daily basis, other investors may attempt to replicate the Fund’s portfolio or otherwise use the information in a manner that could have a negative effect on the Fund’s individual portfolio holdings and the Fund’s portfolio as a whole.

Certain of the Fund’s investments may become illiquid.    The Fund may not always be able to liquidate its investments at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity investments.

Unexpected market illiquidity may cause losses to investors. The large stated value of the investments that the commodity subadvisor will acquire for the Fund increases the risk of illiquidity by both making its investments more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

The Fund is subject to short exposure when it sells short a futures contract or writes a put option.    Short sales are transactions in which the Fund initiates a position by selling a futures contract short. A short futures position allows the short seller to profit from declines in the price of the underlying commodity to the extent such declines exceed the transaction costs. In a short sale transaction, the Fund must deliver the underlying commodity at the contract price to a buyer of the contract who stands for delivery under the rules of the exchange that lists the contract or must offset the contract by entering into an opposite and offsetting transaction in the market.

Likewise, the writer of a call option is required to deliver the underlying futures contract at the strike price or offset the option by entering into an opposite and offsetting transaction in the market. The price at such time may be higher or lower than the price at which the futures contract was sold short or the strike price of the call option when the option was written. If the underlying price of the futures contract goes down between the time that the Fund sells the contract short and offsets the contract, the Fund will realize a gain on the transaction. If the price of the underlying futures contract drops below the strike price of the call option written, the option will expire worthless and the Fund also will realize a gain to the extent of the option premium received. Conversely, if the price of the underlying short futures contract goes up during the period, the Fund will realize a loss on the transaction. If the price of the underlying futures contract is higher than the strike price of a call option written, the option will become in-the-money and the Fund may realize a loss less any premium received for writing the option. A short sale creates the risk of an unlimited loss since the price of the underlying commodity in a futures contract or the underlying futures contract in a call option written could theoretically increase without limit, thus increasing the cost of covering the short positions. In circumstances where a market has reached its maximum price limits imposed by the exchange, the short seller may be unable to offset its short position until the next trading day, when prices could expand again in rapid trading.

Investments in futures contracts will expose the Fund to the risk of temporary aberrations or distortions in the commodity markets.    The Fund is subject to the risk that temporary aberrations or distortions in the markets (such as war, strikes, geopolitical events and natural disasters) will occur that impact commodity prices and negatively impact the value of the Fund’s long and/or short positions, thereby adversely affecting the value of your shares.

Because the futures contracts have no intrinsic value, the positive performance of your investment is wholly dependent upon an equal and offsetting loss.    Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in shares of the Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while shares of the Fund trade unprofitably. See “General Information—The Commodity Markets” in Part Two of this document for additional information.

Because the Fund may invest a substantial portion of its net assets in the energy sector it is subject to certain risks.    A downturn in the energy sector could have a larger impact on the Fund than on a fund that does not concentrate in the sector. At times, the performance of commodities in the energy sector may lag the performance of other sectors or the broader commodity market. The prices of commodities in the energy sector may be adversely effected by weather and other catastrophic events such as leaks, fires, explosions, damage to facilities and equipment resulting from natural disasters, inadvertent damage to facilities and equipment and terrorist acts.

Recent market conditions.    The financial crisis in the U.S. and global economies over the past several years, including the European sovereign debt crisis, has resulted, and may continue to result, in an unusually high degree of volatility in the financial markets, both domestic and foreign. Liquidity in some markets has decreased and credit has become scarcer worldwide. Recent regulatory changes, including the Dodd-Frank Act and the introduction of new international capital and liquidity requirements under Basel III, may cause lending activity within the financial services sector to be constrained for several years as Basel III rules phase in and rules and regulations are promulgated and interpreted under the Dodd-Frank Act. These market conditions may continue or deteriorate further and may add significantly to the risk of short-term volatility in the Fund. In response to the crisis, the U.S. and other governments and the Federal Reserve and certain foreign central banks have taken steps to support financial markets. Withdrawal of this support, failure of efforts in response to the crisis, or investor perception that such efforts are not succeeding, could adversely impact the value and liquidity of certain securities and futures contracts. Because these events are widespread and largely unprecedented, it may be unusually difficult for the Fund to identify both risks and opportunities using past models of the interplay of market forces, or to predict the duration of these market conditions. The severity or duration of these conditions may also be affected by policy changes made by governments or quasi-governmental organizations. Changes in market conditions will not have the same impact on all types of securities and futures contracts.

In addition, since 2010, the risks of investing in certain foreign government debt have increased dramatically as a result of the ongoing European debt crisis, which began in Greece and has spread to various other European countries. These debt crises and the ongoing efforts of governments around the world to address these debt crises have also resulted in increased volatility and uncertainty in the global financial markets, and it is impossible to predict the effects of these or similar events in the future on the Fund, though it is possible that these or similar events could have a significant adverse impact on the value and risk of investments held by the Fund.

In the United States, on August 5, 2011, Standard & Poor’s Financial Services, LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”), lowered its long-term sovereign credit rating on the U.S. federal government debt to “AA+” from “AAA.” The downgrade by S&P has increased volatility in financial markets, and could result in higher interest rates and higher Treasury yields and increase the costs of capital and financing. In addition, global economies and financial markets are becoming increasingly interconnected, which increases the possibilities that conditions in one country or region might adversely impact issuers in a different country or region.

Risk of Investing in Non-U.S. Markets

Investing in non-U.S. markets will expose the Fund to additional credit and regulatory risk.    The Fund may invest in commodity futures contracts and options on commodity futures contracts in non-U.S. markets. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the SEC, CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as the Fund, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, the Fund would have less legal and regulatory protection than it does when it invests domestically.

Investing through non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss on investments of the Fund in the affected international markets.

Regulatory and Operating Risks

The Fund is not a regulated investment company.    Unlike other Nuveen Investments-sponsored funds, the Fund is not a mutual fund, a closed-end fund, or any other type of investment company within the meaning of the 1940 Act. Accordingly, you do not have the protections afforded by that statute which, among other things, regulates the relationship between the investment company and its investment adviser and mandates certain authority to be held by the board of directors of an investment company.

The Fund has no operating history.    The Fund is new and has no operating history. Therefore, there is no performance history for the Fund to serve as a basis for you to evaluate an investment in the Fund.

Manager and commodity subadvisor experience.    The manager, commodity subadvisor, and collateral subadvisor act in similar capacities for CFD, which is a Nuveen Investments-sponsored commodity pool traded on the NYSE MKT that completed its initial public offering on September 30, 2010. Prior to the initial public offering of CFD, the manager had not previously operated a commodity pool or selected a commodity trading advisor. The commodity subadvisor has not previously managed client accounts utilizing the long/short commodity investment program.

The Fund is a new investment product and the value of the Fund’s shares could decrease if the trading methodology fails to produce the desired results or unanticipated operational or trading problems occur.    Certain new mechanisms and operational procedures involving the trading and composition of the Fund’s portfolio have been developed specifically for this Fund. Accordingly, there may be unanticipated problems or issues with respect to the trading and operational procedures of the Fund that could have a material adverse effect on an investment in the shares. In addition, there can be no assurance that the trading methodology employed in determination of the Fund’s positions will deliver the desired results.

Conflicts of interest could adversely affect the Fund.    There are conflicts of interest in the structure and operation of the Fund. The manager has sole authority to manage the Fund, and its interests may conflict with those of Fund shareholders. For example, the manager’s fees are based on the Fund’s net assets, which could provide an incentive for the manager to reduce or suspend distributions by the Fund. In addition, the collateral subadvisor and commodity subadvisor are affiliates of the manager. Each subadvisor may encounter conflicts between the interests of the Fund and its other clients. Further, a conflict of interest may also arise when the commodity subadvisor approaches or reaches position limits with respect to futures positions established for the benefit of the Fund and fails to allocate limited contracts available among other accounts it manages or, alternatively, liquidates positions held by other accounts in a disproportionate manner. Although the Fund, the manager and the subadvisors have not established formal procedures to resolve potential conflicts of interest related to managing the investments and operations of the Fund, the manager and the subadvisors have adopted codes of ethics in recognition of their fiduciary obligations to clients, including the Fund, and in accordance with applicable securities and commodities laws and regulations. Each of the manager and the subadvisors resolve conflicts of interest as they arise based on its judgment and analysis of the particular conflict. The manager and the subadvisors seek to resolve all potential conflicts in a manner that is fair and equitable to the Fund and its shareholders over time. However, there may be instances in which the manager and/or the subadvisors could resolve a potential conflict in a manner that is not in the best interest of the Fund or its shareholders. These conflicts are described in more detail under “Conflicts of Interest.”

Departure of key personnel could adversely affect the Fund.    In managing and directing the Fund’s activities and affairs, the manager will rely heavily on Gresham, which has a relatively small number of personnel. If any of Jonathan S. Spencer or Douglas J. Hepworth, President and Chief Investment Officer, and Director of Research, respectively, of Gresham LLC, or Susan Wager and Randy Migdal, the Fund’s portfolio managers, were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the Fund’s management. In addition, should market conditions deteriorate or for other reasons, Nuveen Investments, NCAM, Nuveen Asset Management and Gresham may need to implement cost reductions in the future which could make the retention of qualified and experienced personnel more difficult and could lead to personnel turnover.

The Fund’s long/short commodity investment strategy is not designed to provide the return of any single commodity or to replicate the performance of long-only commodity market benchmarks.    In any given period, the net asset value returns of the Fund may differ substantially from any single commodity or long-only commodity market benchmarks. The relative balance of the Fund’s long/short exposure may vary significantly over time and at certain times the Fund’s aggregate exposure may be all long, all short or flat, or may consist of various combinations (long, short and flat) thereof. The Fund is not expected to provide a hedge against inflation in market environments when the Fund’s aggregate exposure is predominantly short and flat.

In the event of a loss on your investment, you have no recourse against Morningstar, Inc., the sponsor of the Morningstar® Long/Short Commodity IndexSM.    The shares are not sponsored, endorsed, sold or promoted by the Index sponsor. The Index sponsor makes no representation or warranty, express or implied, to the owners of shares or any member of the public regarding the advisability of investing in commodity futures or option contracts or in the Fund. The Index sponsor’s only relationship to the manager and the Fund is the licensing of certain trademarks, trade names and other intellectual property of the Index sponsor. The Index is determined and composed by the Index sponsor without regard to the manager or the Fund. The Index sponsor has no obligation or liability in connection with the formation, management, marketing or promotion of shares or the trading of the Fund’s portfolio.

Shareholders have limited voting rights, and the independent committee has certain limited duties and powers, and neither will be able to affect management of the Fund regardless of performance.    Unlike the holder of capital stock in an investment company, Fund shareholders have limited voting rights or other means to control or affect the Fund’s business. In addition, the powers and duties of the independent committee are very limited with respect to the Fund. The sole power of the independent committee is to serve the audit committee and nominating committee functions of the Fund. The Fund will not have a board with the ability to control the management and operation of the Fund that would be typical of a board of directors of a corporation. The independent committee, unlike the board of directors of an investment company, will not have the power to cause the Fund to change its investment objective or policies, effect changes to operations, approve the advisory fees of the manager or replace the manager or subadvisors. Rather, the power to determine the Fund’s policies and direct its operations is conferred on the manager. Thus, the Fund shareholders do not benefit from the protection of their interests afforded to registered investment companies under the 1940 Act through the existence of an independent board of directors with extensive powers to control the operations of the company. Therefore, the shareholders to a large extent are dependent on the abilities, judgment and good faith of the manager in exercising its wide-ranging powers over the Fund, limited solely by the implied covenant of good faith and fair dealing applicable to the manager in its relations with the Fund and its shareholders. If the manager voluntarily withdraws or is removed by a vote of shareholders and shareholders have not voted to elect a replacement manager, the Fund will terminate and will liquidate its assets pursuant to the Trust Agreement.

The manager may not be removed as manager by Fund shareholders except upon approval by the affirmative vote of the holders of over 50% of the outstanding shares (excluding shares owned by the manager and its affiliates), subject to the satisfaction of certain conditions. Any removal of the manager by Fund shareholders or by the independent committee (upon 60 days written notice and under certain limited circumstances) will result in the liquidation of the Fund if at the time there is not a remaining manager unless a successor manager is appointed as provided in the Trust Agreement.

Thus, it is extremely unlikely that Fund shareholders will be able to make any changes in the management of the Fund, even if performance is poor.

Fees and expenses are charged regardless of Fund performance and may result in depletion of assets. Regardless of its investment performance, the Fund will pay brokerage commissions, over-the-counter dealer spreads, offering expenses, management fees and operating and extraordinary expenses. A management fee will be paid by the Fund even if the Fund experiences a net loss for the year. To break even from a purchase made in the initial offering, and assuming the Fund’s estimated net proceeds from the offering generate interest income at an annual rate of .074%, the Fund must earn profits other than from interest income at an annual rate of 7.01% during the first year of the Fund’s operations. Consequently, the expenses of the Fund could, over time, result in significant losses to your investment therein, including the loss of all of your investment. You may not achieve profits, significant or otherwise. For a more detailed explanation see “Break-Even Analysis.”

The value of the shares may be adversely affected if the Fund is required to indemnify the members of the independent committee or the manager.    Under the Trust Agreement, each of the members of the independent committee and the manager has the right to be indemnified for any liability or expense it incurs absent actual fraud or willful misconduct. That means that the manager may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by members of the independent committee. Any sale of that kind would reduce the net asset value of the Fund and the value of the shares.

The failure of a clearing broker to comply with financial responsibility and customer segregation rules and/or bankruptcy of one of its clearing brokers could result in a substantial loss of Fund assets.    Under current CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. There is a risk that assets deposited by the Fund with the clearing broker as margin for futures contracts may, in certain circumstances, be used to satisfy losses of other clients of the Fund’s clearing broker or the clearing broker’s own payment obligations. In addition, the assets of the Fund may not be fully protected in the event of that clearing broker’s bankruptcy, as the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a pro rata share of all property available for distribution to all of that clearing broker’s customers. The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and their clearing organizations, if any, on which commodity interest contracts are traded. Similarly, the CEA requires a clearing organization approved by the CFTC as a derivatives clearing organization to segregate all funds and other property received from a clearing member’s clients in connection with domestic futures and options contracts from any funds held at the clearing organization to support the clearing member’s proprietary trading. Nevertheless, all customer funds held at a clearing organization in connection with any futures or options contracts are held in a commingled omnibus account and are not identified to the name of the clearing member’s individual customers. With respect to futures and options contracts, a clearing organization may use assets of a non-defaulting customer held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. As a result, in the event of a default or the clearing broker’s other clients or the clearing broker’s failure to extend its own funds in connection with any such default, the Fund would not be able to recover the full amount of assets deposited by the clearing broker on behalf of the Fund with the clearing organization.

The clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

An investment in the shares may be adversely affected by competition from other methods of investing in commodities.    The Fund constitutes a new, and thus untested, type of investment methodology. It competes with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the manager’s or commodity subadvisor’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the shares.

The commodity markets have volatility risk.    The commodity markets have experienced periods of extreme volatility. General market uncertainty and consequent repricing risk have led to market imbalances of sellers and buyers, which in turn have resulted in significant reductions in values of a variety of commodities. Similar future market conditions may result in rapid and substantial valuation increases or decreases in the Fund’s holdings. In addition, volatility in the commodity and securities markets may directly and adversely affect the setting of distribution rates on the Fund’s shares.

The offering of shares has not been subject to independent review or review on your behalf.    Shareholders do not have legal counsel representing them in connection with the Fund. Accordingly, a shareholder should consult its legal, tax and financial advisers regarding the desirability of investing in the Fund. As previously noted, you cannot predict the expected results of this Fund from the performance history of other accounts managed by the commodity subadvisor.

Deregistration of the commodity pool operator and subadvisors could disrupt operations.    The manager and the commodity subadvisor are registered commodity pool operators and registered commodity trading advisors. If the CFTC were to terminate, suspend, revoke or not renew the manager’s registrations, the manager would be compelled to withdraw as the Fund’s manager. The shareholders would then determine whether to select a replacement manager or to dissolve the Fund. If the CFTC and/or the SEC were to terminate, suspend, revoke or not renew either of the subadvisor’s registrations, the manager would terminate the management agreement with that subadvisor. The manager could choose to appoint a new subadvisor or terminate the Fund. No action is currently pending or threatened against the manager, the commodity subadvisor or the collateral subadvisor.

The Fund’s distribution policy may change at any time.    Distributions paid by the Fund to its shareholders are derived from the current income and gains from the Fund’s portfolio investments and the options strategy, but to the extent such current income and gains are not sufficient to pay distributions, the Fund’s distributions may represent a return of capital. The total return generated by the Fund’s investments can vary widely over the short term and long term and the Fund may liquidate investments in order to make distributions. The timing and terms of any such liquidation could be disadvantageous to the Fund. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders. Any suspension or reduction of distributions will increase the Fund’s assets under management upon which NCAM earns management fees.

New regulatory developments may increase competition from other exchange-traded commodity funds that could limit the market for, and reduce the liquidity of, the shares.    The CFTC recently adopted rules that, subject to certain conditions, permit the manager (commodity pool operator) of an exchange-traded commodity fund to claim relief from certain requirements relating to the delivery and acknowledgment of commodity pool disclosure documents, delivery of monthly account statements, and the requirement to keep the Fund’s books and records at the commodity pool operator’s main business office. In addition, those rules exempt the independent directors and trustees of an actively managed, exchange-traded commodity pool from having to register as commodity pool operators in their own right, where those persons are required to serve as such only for purposes of composing an audit or other committee under the Sarbanes-Oxley Act of 2002 and exchange listing requirements. These rules may increase the attractiveness of forming exchange-traded commodity funds similar to the Fund, relative to other investment vehicles, including hedge funds, other commodity pools, traditional debt and equity securities issued by companies in the commodities industry and securities backed by or linked to commodities. An increase in the number of such funds facilitated by the new rules could limit the market for, and reduce the liquidity of, the shares and/or make it more difficult for the Fund to implement its investment strategy.

Tax Risk

Your tax liability may exceed cash distributions.    You will be taxed on your share of the Fund’s taxable income and gain each year, regardless of whether you receive any cash distributions from the Fund. Your share of such income or gain, as well as the tax liability generated by such income or gain, may exceed the distributions you receive from the Fund for the year.

You could owe tax on your share of the Fund’s ordinary income despite overall losses.    Gain or loss on futures contracts and options on futures contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income is ordinary income. In the case of an individual, capital losses can only be used to offset capital gains plus $3,000 ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income each year. Therefore, you may be required to pay U.S. federal income tax on your allocable share of the Fund’s ordinary income, even though the Fund incurs overall losses.

Certain Fund expenses may be treated as miscellaneous itemized deductions rather than as deductible ordinary and necessary business expenses.    Certain expenses incurred by the Fund may be treated as miscellaneous itemized deductions for U.S. federal income tax purposes, rather than as deductible ordinary and necessary business expenses, with the result that shareholders who are individuals, trusts, or estates may be subject to limitations on the deductibility of their allocable share of such expenses.

Tax-exempt investors may recognize unrelated business taxable income with respect to their investment in the Fund.    Persons that are otherwise exempt from U.S. federal income tax may be allocated unrelated business taxable income as a result of their investment in the Fund. In particular, for charitable remainder trusts, investment in the Fund may not be appropriate.

Non-U.S. investors may face U.S. tax consequences.    Non-U.S. investors should consult their own tax advisors concerning the applicable foreign as well as the U.S. federal income tax implications of an investment in the Fund. Non-U.S. investors may also be subject to special withholding tax provisions if they fail to furnish the Fund (or another appropriate person) with a timely and properly completed Form W-8BEN or other applicable form.

Changes in the Fund’s tax treatment could adversely affect distributions to shareholders.    Based upon the continued accuracy of the representations of the manager and a legal opinion from K&L Gates LLP, the Fund believes that under current law and regulations it will be taxed as a partnership that is not subject to corporate income tax for U.S. federal income tax purposes. However, the Fund has not requested, nor will it request, any ruling from the IRS as to this status. In addition, you cannot be sure that those representations will continue to be accurate. If the IRS were to challenge the U.S. federal income tax status of the Fund, such a challenge could result in (i) an audit of each shareholder’s entire tax return and (ii) adjustments to items on that return that are unrelated to the ownership of shares. In addition, each shareholder would bear the cost of any expenses incurred in connection with an examination of its personal tax return.

In addition, the Fund generally could be impacted adversely by proposed changes and future changes in U.S. federal income tax laws or tax administration, including changes that might treat publicly traded partnerships like the Fund as taxable corporations.

If for any reason the Fund were taxable as a corporation for U.S. federal income tax purposes in any taxable year, its income, gains, losses and deductions would be reflected on its own tax return rather than being passed through (proportionately) to shareholders. Its net income would be subject to taxation, reducing cash available for distributions and resulting in distributions being treated as dividends to the extent of current or accumulated earnings and profits. Such a tax reclassification could materially reduce the overall performance and after-tax returns of the Fund, possibly causing a decline in the price of the Fund shares.

Items of income, gain, deduction, loss and credit with respect to Fund shares could be reallocated if the IRS does not accept the conventions used by the Fund in allocating Fund tax items.    U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to widely held partnerships. The Fund will apply certain conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Fund shareholders in a manner that reflects shareholders’ share of Fund items, but these conventions may not be in full technical compliance with applicable tax requirements. It is possible that the IRS will successfully assert that the conventions used by the Fund to allocate income to the shareholders do not satisfy the technical requirements of the U.S. federal income tax law and could require that items of income, gain, deduction, loss or credit be reallocated in a manner that adversely affects you.

Tax rates and other features under current U.S. federal income tax law may be adversely affected in the future.    Under current law, long-term capital gains and ordinary income are taxed to non-corporate investors at maximum U.S. federal income tax rates of 15% and 35%, respectively, through December 31, 2012. Absent further legislation, after December 31, 2012, the tax rate on non-corporate investors’ long-term capital gains will increase to 20% and the maximum tax rate for non-corporate investors’ ordinary income will increase to 39.6%. The U.S. federal income tax treatment of the Fund or its Shareholders under other provisions of the U.S. federal income tax law can be adversely affected by future legislation at any time.

Increased oversight of foreign financial assets.    Under the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (commonly known as “FATCA”) enacted in 2010, foreign financial institutions and non-financial foreign entities and certain U.S. taxpayers holding foreign financial assets will be subject to an enhanced reporting, disclosure, certification, withholding, and enforcement regime. Among other things, certain “withholdable payments” made to a foreign financial institution or non-financial foreign entity will generally be subject to withholding tax unless the foreign financial institution enters into a disclosure compliance agreement with the U.S. Treasury or the non-financial foreign entity certifies as to its ownership. Such potentially “withholdable payments” under FATCA include certain interest, dividends, rents, and other gains or income from U.S. sources, but exclude income derived from the active conduct of a business. The new withholding rules under FATCA will be phased in beginning on January 1, 2014. Investors should consult their tax advisors concerning the potential impact of FATCA on them. See “Federal Income Tax Considerations—Non-U.S. Shareholders—New Legislation.”

You will receive a Schedule K-1 and as a result may incur additional costs.    You will be receiving a Schedule K-1 (not a Form 1099) reporting your allocable portion of the tax items of the Fund. This form is expected to be available by the end of the first week of March following the taxable year it relates to. If there were a delay in making your Schedule K-1 available, it could be more difficult for you to complete your tax return in a timely fashion. In the event the Fund has income and/or gains, you may be required to pay taxes on your portion of such income and/or gains and the amount of those taxes may exceed your distributions from the Fund or the amount you receive when you sell your shares. Schedule K-1 is complex and shareholders who seek advice from tax advisors with respect to their Schedule K-1 may incur additional costs in the form of fees.

Possible constructive termination.    The Fund will be considered to have terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total Fund shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for the Fund for all holders of shares. Among other things, constructive termination could result in the imposition of substantial penalties on the Fund if the Fund were unable to determine that the termination had occurred. It is difficult for publicly traded partnerships to determine on a real-time basis when constructive terminations occur given that shares are typically held in street name. Publicly traded partnerships, such as the Fund, typically identify actual beneficial owners only during the course of preparing year-end tax information for shareholders. Therefore, the Fund may not be aware that a constructive termination occurred until well after the fact. See “Federal Income Tax Considerations—U.S. Shareholders—Constructive Termination.”

Prospective shareholders are strongly urged to consult their own tax advisors and counsel with respect to the possible tax consequences to them of an investment in any shares. The tax consequences may differ in respect of different shareholders.

THE FUND’S INVESTMENTS

Investment Objective

The Fund’s investment objective is to generate attractive total returns. The Fund is actively managed and seeks to outperform its benchmark, the Morningstar® Long/Short Commodity IndexSM (previously defined as the “Index”). There can be no assurance that the Fund will achieve its investment objective.

In pursuing its investment objective, the Fund will invest directly in a diverse portfolio of exchange-traded commodity futures contracts that represent the main commodity sectors and are among the most actively traded futures contracts in the global commodity markets. Generally, individual commodity futures positions may be either long or short (or flat in the case of energy futures) depending upon market conditions. As discussed below, the Fund’s commodity subadvisor will use various rules to determine the commodity futures contracts in which the Fund will invest, their respective weightings and whether the futures positions in each commodity are held long, short or flat (in the case of energy futures contracts). The Fund’s commodity investments will, at all times, be fully collateralized and will be unleveraged. The Fund also will employ a commodity option writing strategy that seeks to produce option premiums for the purpose of enhancing the Fund’s risk-adjusted total return over time. Option premiums generated by this strategy may also enable the Fund to more efficiently implement its distribution policy. Risk-adjusted total return refers to the total return (as defined in the glossary) generated by a portfolio per unit of risk taken, with such risk measured by the volatility of the portfolio’s total returns over a specific period of time. The Fund’s integrated options strategy relies upon the judgment of the commodity subadvisor in its implementation and may not be successful in achieving the goal of enhancing risk-adjusted returns. The Fund’s risk-adjusted return over any particular period may be positive or negative. Comparisons of risk-adjusted total returns can be evaluated by means of a Sharpe ratio comparison. The Sharpe ratio is a statistical measure of the risk-adjusted return of a portfolio or strategy. The Sharpe ratio is equal to the excess return divided by the standard deviation (which is a measure of return volatility) which represents the return gained per unit of risk taken. The Sharpe ratio is most helpful when comparing strategies or indices with both different returns and different levels of risk. A higher Sharpe ratio is associated with superior risk-adjusted return performance, even though the investment with the higher Sharpe ratio may have lower absolute return than the comparative investment.

Commodity Investments

General.    The Fund’s investment strategy utilizes Gresham’s proprietary long/short commodity investment program which has three principal elements:

•	an actively managed long/short portfolio of exchange-traded commodity futures contracts;

•	a portfolio of exchange-traded commodity option contracts; and

•	a collateral portfolio of cash equivalents, U.S. government securities and other short-term, high grade debt securities.

Long/Short Commodity Investment Program.    The Fund’s long/short commodity investment program is an actively managed, fully collateralized, rules-based commodity investment strategy that seeks to capitalize on opportunities in both up and down commodity markets. “Fully collateralized” means that the Fund will maintain as collateral cash equivalents, U.S. government securities and other short-term, high grade debt securities, in an aggregate amount corresponding to the full notional value of its commodity investments. “Long/short” means that the Fund’s commodity futures contracts may be invested on both a long basis, seeking to profit from potential increases in commodity prices, and a short basis, seeking to profit from declines in commodity prices. “Rules-based” means that the Fund will manage its commodity investments consistent with program rules which specify minimum liquidity requirements for commodity futures contract investing and other parameters such as eligible commodity futures contracts, contract term, commodity weightings and annual and interim rebalancing of individual commodities and the long/short portfolio. The Fund will invest in a diverse portfolio of exchange-traded commodity futures contracts with an aggregate notional value substantially equal to the net assets of the Fund. To provide diversification, the Fund will invest initially in approximately 20 commodities and the long/short commodity investment program rules limit weights for any individual commodity futures contract.

The Fund expects to make investments in the most actively traded commodity futures contracts in the four main commodity sectors in the global commodities markets:

•	energy;

•	agriculture;

•	metals; and

•	livestock.

During temporary defensive periods or during adverse market circumstances, the Fund may deviate from its investment objective and policies.

Generally, the program rules are used to determine the specific commodity futures contracts in which the Fund will invest, the relative weighting for each commodity and whether a position is either long or short (or flat in the case of energy futures contracts).

The commodity markets are dynamic and as such the long/short commodity investment program may require frequent adjustments in the Fund’s commodity positions. The commodity subadvisor expects to trade each position no less frequently than once per month. The relative balance of the Fund’s long/short commodity investments may vary significantly over time, and at certain times, the Fund’s aggregate exposure may be all long, all short and flat, or may consist of various combinations (long, short, and/or flat) thereof. Gresham will manage its overall strategy so that the notional amount of the Fund’s combined long, short and flat futures positions will not exceed 100% of the Fund’s net assets. As of August 31, 2012, the long, flat and short exposure of the Index was approximately 42.26%, 16.08% and 41.66%, respectively. On that date, the Index was comprised of 20 individual commodities with 9 long positions, 2 flat positions, and 9 short positions.

The Fund will not short energy futures contracts, because the prices of energy futures contracts are generally more sensitive to geopolitical events than to economic factors and, as a result, significant price variations are often driven by factors other than supply-demand imbalances. References to a flat position mean that instead of shorting an energy futures contract when market signals dictate, the Fund will not have a futures contract position for that energy commodity, and will instead move that position to cash. In that circumstance, the sum of the notional value of the portfolio’s futures contracts will be less than the sum of the collateral assets. The difference quantitatively equals the notional value of what would have been the short portion in energy and is generally referred to as the “flat” position in energy. Because the Fund holds no futures contracts to express a flat position, commodity traders customarily say that being flat is the equivalent of being invested in cash. The amounts that otherwise would have been allocated to an energy futures contract are held in cash as collateral for the Fund.

The specific commodities and the total number of futures contracts in which the Fund will invest, and the relative weighting of those contracts, will be determined annually by the commodity subadvisor based upon the composition of the Index at that time. The selected commodity futures contracts are expected to remain unchanged until the next annual reconstitution each December. Upon annual reconstitution, the target weight of any individual commodity futures contract will be set and will be limited to 10% of the Fund’s net assets to provide for diversification. The commodity subadvisor expects the actual portfolio weights to vary during the year due to market movements. If price movements cause an individual commodity contract to represent more than 10% of the Index at any time between monthly rebalancing, the Fund would seek to match the target weighting at the time of the monthly rebalancing. Generally, the Fund expects to invest in short-term commodity futures contracts with terms of one to three months, but may invest in commodity futures contracts with terms of up to six months.

Eligible Contracts.    If commodity futures contracts and options on futures contracts in which the Fund invests are listed on multiple exchanges, the Fund will invest in those commodity futures contracts and option contracts that are listed on the exchange with the greatest dollar volume traded in those contracts. Listed below are the main categories of eligible commodity futures contracts. The related options contracts are traded on the same exchanges as the futures contracts on which they are based. Each commodity may have several different types of individual commodity futures contracts (e.g., hard winter wheat and soft red wheat). Gresham has discretion over commodity futures contract selection and may choose from the available contract types.

Sector	Commodity	Primary Exchange	Trading Hours (Eastern Time)
Energy	Coal	New York Mercantile Exchange	18:00 -17:00
	Crude Oil	New York Mercantile Exchange	9:00 - 14:30
	Crude Oil	ICE Futures Europe	20:00 - 18:00
	Ethanol	New York Mercantile Exchange	18:00 - 17:15
	Ethanol	Chicago Board of Trade	18:00 - 15:00
	Gas Oil	ICE Futures Europe	20:00 - 18:00
	Gasoline	New York Mercantile Exchange	9:00 - 14:30
	Heating Oil	New York Mercantile Exchange	9:00 - 14:30
	Natural Gas	New York Mercantile Exchange	9:00 - 14:30
	Propane	New York Mercantile Exchange	Delisted

Sector	Commodity	Primary Exchange	Trading Hours (Eastern Time)
Agriculture	Butter	Chicago Mercantile Exchange	18:00 - 17:00
	Cocoa	ICE Futures US	4:00 - 14:00
	Coffee	ICE Futures US	3:30 - 14:00
	Corn	Chicago Board of Trade	10:30 - 15:00
	Cotton	ICE Futures US	21:00 - 14:30
	Diamonium Phosphate	Chicago Mercantile Exchange	Delisted
	Lumber	Chicago Mercantile Exchange	10:00 - 14:05
	Milk	Chicago Mercantile Exchange	10:05 - 14:10
	Oats	Chicago Board of Trade	10:30 - 15:00
	Orange Juice	ICE Futures US	8:00 - 14:00
	Pulp	ICE Futures US	7:00 - 15:15
	Pulp	Chicago Mercantile Exchange	18:00 - 17:00
	Rice	Chicago Board of Trade	10:30 - 15:00
	Soybean Meal	Chicago Board of Trade	10:30 - 15:00
	Soybean Oil	Chicago Board of Trade	10:30 - 15:00
	Soybeans	Chicago Board of Trade	10:30 - 15:00
	Sugar	ICE Futures US	2:30 - 14:00
	Urea	Chicago Mercantile Exchange	Delisted
	Urea Ammonium Nitrate	Chicago Mercantile Exchange	Delisted
	Wheat	Chicago Board of Trade	10:30 - 15:00
	Wheat	Kansas City Board of Trade	10:30 - 15:00

Metals	Aluminum	New York Mercantile Exchange	Delisted
	Copper	New York Commodities Exchange	8:10 - 13:00
	Gold	New York Commodities Exchange	8:20 - 13:30
	Palladium	New York Mercantile Exchange	8:30 - 13:00
	Platinum	New York Mercantile Exchange	8:20 - 13:05
	Silver	New York Commodities Exchange	8:25 - 13:25

Livestock	Broilers	Chicago Mercantile Exchange	Delisted
	Feeder Cattle	Chicago Mercantile Exchange	10:05 - 14:00
	Hogs	Chicago Mercantile Exchange	10:05 - 14:00
	Live Cattle	Chicago Mercantile Exchange	10:05 - 14:00
	Pork Bellies	Chicago Mercantile Exchange	Delisted

Sources:	Gresham Investment Management LLC, Bloomberg L.P., https://www.theice.com and http://www.cmegroup.com.

Current Index Composition. The actual signals and weights of the Morningstar® Long/Short Commodity IndexSM as of August 31, 2012 are as follows:

Long Commodity Futures Positions		42.26%
Flat Commodity Futures Positions		16.08%
Short Commodity Futures Positions		41.66%

		100.00%

Commodity	Signal	Weight
Energy
Crude Oil Brent	Long	8.17%
Gas-Oil-Petroleum	Long	6.28%
Heating Oil #2 / Fuel Oil	Long	5.40%
Gasoline Blendstock	Long	4.99%

Commodity	Signal	Weight
Long Energy Positions		24.84%
Crude Oil WTI	Flat	10.39%
Natural Gas Henry Hub	Flat	5.69%
Flat Energy Positions		16.08%

Total Energy Positions		40.92%

Agriculture
Soybeans	Long	6.30%
Soybean Meal	Long	4.91%
Corn	Long	2.18%
Wheat / No. 2 Hard Winter	Long	2.06%
Wheat / No. 2 Soft Red	Long	1.97%
Long Agriculture Positions		17.42%
Coffee ‘C’ / Colombian	Short	5.02%
Sugar	Short	4.51%
Cotton	Short	4.25%
Soybean Oil	Short	2.95%
Short Agriculture Positions		16.73%

Total Agriculture Positions		34.15%

Metals
Gold	Short	7.46%
Silver	Short	4.34%
Copper High Grade	Short	4.13%

Short Metals Positions		15.93%

Livestock
Lean Hogs	Short	4.52%
Live Cattle	Short	4.48%

Short Livestock Positions		9.00%
Total Index Positions		100.00%

Shown above are the actual signals and weights of the Index as of August 31, 2012. These are not the actual signals or weights of the Fund.

The Index construction rules and other information about the Index can be found on Morningstar’s website at http://indexes.morningstar.com, which is publicly available at no charge.

Source: Morningstar, Inc.

The Fund also may invest in other commodity futures contracts that are presently, or may hereafter become, the subject of commodity futures trading. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity futures contracts in which the Fund may invest.

Integrated Options Strategy.    The Fund will employ a commodity option writing strategy that seeks to produce option premiums for the purpose of enhancing the Fund’s risk-adjusted total return over time. By utilizing this options strategy, the Fund believes that it may favorably reduce the potential volatility of returns from its commodity investment strategy and thereby generate an attractive risk-adjusted return. The integrated options strategy is discussed on page 42.

Changes in Investment Strategy.    There are no provisions in the Trust Agreement or otherwise that limit the ability of the Fund to change its investment strategy (including the types of products in which the Fund may invest).

Long/Short Portfolio of Commodity Futures

The Fund will invest directly in a diverse portfolio of exchange-traded commodity futures contracts that provide long/short exposure to the global commodity markets. By investing long/short, the Fund seeks to generate attractive total returns from positive or negative commodity price changes and positive or negative roll yield (as described below). Like most commodity futures investors, the Fund will replace expiring futures contracts with more distant contracts to avoid taking physical delivery of a commodity. This replacement of expiring contracts with more distant contracts is referred to as “roll.” To maintain exposure to commodity futures over an extended period, before contracts expire, the commodity subadvisor will roll the futures contracts throughout the year into new contracts so as to maintain a fully invested position. “Roll yield” refers to the return generated from the difference in price between an expiring futures contract and the more distant futures contract that replaces it.

Gresham employs a proprietary methodology in assessing commodity market movements and in determining the Fund’s long/short commodity futures positions. Generally, the commodity subadvisor employs momentum-based modeling (quantitative formulas that evaluate trend relationships between the changes in prices of futures contracts and trading volumes for a specific commodity) to estimate forward-looking prices and to evaluate the return impact of futures contract rolls (previously defined as “roll yield”). To determine the direction of the commodity futures position, either long or short (or flat in the case of energy futures contracts), the commodity subadvisor calculates a roll-adjusted price that accounts for the current spot price and the impact of roll yield. The futures price for a commodity that has positive roll yield (described as “backwardation”) is adjusted up and the price for a commodity that has negative roll yield (described as “contango”) is adjusted down. See the discussion of those terms in Part Two of this prospectus. Generally, if a commodity’s roll-adjusted price exceeds its 12-month moving average, the Fund expects to be long the commodity futures contract. Conversely, if the roll-adjusted price is below its 12-month moving average, the Fund expects to be short the commodity futures contract except for energy contracts, which will be flat, (i.e. in cash). Gresham may exercise discretion in its long/short decisions and the timing and implementation of the Fund’s commodity investments to seek to benefit from trading on commodity price momentum.

Gresham’s long/short commodity investment program rules are proprietary, were developed by its senior management team, and expand upon the rules governing the Index. Upon completing the initial investment of the net proceeds of the offering, the Fund expects that the commodity futures contracts, their relative weights and long/short direction will substantially replicate the constituent holdings and weights of the Index. Although Gresham may exercise discretion in deciding which commodities to invest in, typically the Fund expects to follow certain rules pertaining to eligible commodity futures contracts, weights, diversification, rebalancing, and annual reconstitution that are the same as those for the Index in order to minimize the divergence between the price behavior of the Fund’s commodity futures portfolio and the price behavior of the benchmark Index (referred to as “tracking error”). See page 8 for a description of the Index and also page 39 for actual weightings of the Index as of August 31, 2012. Over time, the Fund’s commodity investments managed pursuant to Gresham’s long/short commodity investment program may differ from those of the Index.

The manager has entered into a non-exclusive license agreement with Morningstar, Inc. relating to the Index, which serves as the Fund’s performance benchmark. The license agreement provides that, in exchange for the payment of a one-time set-up fee and an annual fee to Morningstar, the Fund is entitled to refer to the Index in this prospectus and other documents, and to receive and utilize information concerning the Index, including the constituents thereof. The license agreement has an initial term of three years, and will renew automatically for subsequent one year periods unless either party gives notice of termination. The license agreement provides that the manager will indemnify Morningstar for third party claims arising out of or relating to the Fund.

In actively managing the Fund’s long/short portfolio of commodity futures contracts, Gresham seeks to add value compared with the Index by implementing the following proprietary investment methods: (i) trading contracts in advance of monthly index rolls; (ii) individual commodity futures contract selection; and (iii) active implementation. As a result, the roll dates, terms, underlying contracts and contract prices selected by Gresham may vary significantly from the Index based upon Gresham’s implementation of the long/short commodity investment program in light of the relative value of different contract terms. Gresham’s active management approach is market-driven and opportunistic and is intended to minimize market impact and avoid market congestion during certain days of the trading month.

The price of a futures contract is generally higher or lower than the spot price of the underlying commodity when there is significant time to expiration of the contract due to storage costs and supply and demand imbalances. As a futures contract nears expiration, the futures price will converge to the spot price. When commodities are in “backwardation,” the futures price converges up toward a higher spot price (assuming the spot price remains constant) and long commodity futures investors will earn positive roll yield. When commodities are in “contango,” the futures price converges down toward a lower spot price (assuming the spot price remains constant) and long commodity futures investors will have a negative roll yield. The opposite is true for short commodity futures investors: a negative roll yield occurs when commodities are in backwardation and a positive roll yield occurs when commodities are in contango. In a backwardated market, the roll results in the sale of the expiring futures contract and the purchase of a more distant contract at a lower futures price than the spot price. In a contango market, the roll results in the sale of the expiring contract and the purchase of a more distant contract at a higher futures price.

By investing both long and short, Gresham seeks to optimize the potential for profit and reduce the potential for loss in both backwardated and contango commodity futures markets.

Because the nature of the Fund’s investments in commodity futures contracts will not require significant outlays of principal, less than 25% of the Fund’s net assets will be committed to establishing those positions. See “The Fund’s Investments—Collateral Portfolio.”

Initially, the Fund expects that substantially all of the commodity futures contracts and options contracts acquired to facilitate implementing the investment strategy will be exchange-listed and that generally they will qualify as “Section 1256 Contracts” for tax purposes. See “Federal Income Tax Considerations.”

Integrated Options Strategy

General.    The Fund will employ a commodity option writing strategy that seeks to produce option premiums for the purpose of enhancing the Fund’s risk-adjusted total return over time. Option premiums generated by this strategy may also enable the Fund to more efficiently implement its distribution policy. There can be no assurance that the Fund’s options strategy will be successful.

Pursuant to the options strategy, the Fund may sell exchange-traded commodity call or put options on a continual basis on up to approximately 25% of the notional value of each of its commodity futures contracts that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity options on approximately 15% of the notional value of each of its commodity futures contracts. If Gresham buys the commodity futures contract, they will sell a call option on the same underlying commodity futures contract. If Gresham shorts the commodity futures contract, they will sell a put option on the same underlying commodity futures contract (except in the case of energy futures contracts). Gresham may exercise discretion with respect to commodity futures contract selection. Due to trading and liquidity considerations, Gresham may determine that it is in the best interest of Fund shareholders to sell options on like commodities (for example, gas oil and heating oil are like commodities) and not matched commodity futures contracts.

Since the Fund’s option overwrite is initially expected to represent 15% of the notional value of each of its commodity futures contract positions, the Fund retains the ability to benefit from the full capital appreciation potential beyond the strike price on the majority (85% or more) of its long and/or short commodity futures contracts. An important objective of the Fund’s long/short commodity investment strategy is to retain capital appreciation potential with respect to the major portion of the Fund’s portfolio.

When initiating new trades, the Fund expects to sell covered in-the-money options and will not sell uncovered options. Because the Fund will maintain options positions until expiration, the Fund may have uncovered out-of-the-money options in its portfolio depending on price movements of the underlying futures contracts. In certain circumstances, the Fund may hold out-of-the-money option positions that due to subsequent trades by the Fund become uncovered. An out-of-the-money option is worthless and there is no expectation that it will be exercised. As long as the option remains out-of-the-money, there is no additional exposure for the Fund. For example, if the Fund is long wheat futures and sells covered call options on wheat futures, subsequent price movements (i.e., price declines) in wheat futures may result in Gresham, on behalf of the Fund, reversing from a long wheat futures contract position to a short wheat futures contract position. In this example, Gresham would then sell the long wheat futures contracts and continue to hold what would then be an out-of-the-money call option. At the same time, to effect its short position Gresham would short wheat futures contracts and sell covered put options on wheat futures. Due to market impact and other trading considerations, the Fund will hold the out-of-the-money call option instead of incurring additional trading costs to exit the position. The Fund will rebalance its positions no less often than monthly and as a result it is anticipated that no out-of-the-money option position would be uncovered for longer than one month. This element of the Fund’s options strategy increases the Fund’s gap risk, which is the risk that a commodity price will change from one level to another with no trading in between. In the event of an extreme market change or gap move in the price of a single commodity, the Fund’s options strategy may result in increased exposure to that commodity from any uncovered options. Continuing the wheat example above, if a gap move causes the out-of-the-money call option position to become in-the-money, the Fund may temporarily have exposure on the wheat call option position but no corresponding long position in the underlying wheat futures contracts. In response to such a gap move, Gresham would attempt to quickly move to implement appropriate offsetting trades consistent with its unleveraged commodity investment strategy. Gap risk could adversely affect the Fund’s performance and may negatively impact the trading price of the Fund’s shares. See “Risk Factors—Options Strategy Risks.”

Generally, the Fund expects to sell short-term commodity options with terms of one to three months. Subject to the foregoing limitations, the implementation of the options strategy will be within Gresham’s discretion. Over extended periods of time, the “moneyness” of the commodity options may vary significantly. Upon sale, the commodity options may be “in-the-money”, “at-the-money” or “out-of-the-money.” A call option is said to be “in-the-money” if the exercise price is below current market levels, “out-of-the-money” if the exercise price is above current market levels and “at-the-money” if the exercise price is at current market levels. Conversely, a put option is said to be “in-the-money” if the exercise price is above the current market levels and “out-of-the-money” if the exercise price is below current market levels.

A call option gives its owner (buyer) the right but not the obligation to buy the underlying futures contract at a particular price, known as the strike price, at anytime between the purchase date and the expiration date of the option. The person who sells the call option to the buyer is thus required to fulfill the contractual obligation (by selling the underlying futures contract to the buyer at the strike price) should the call option be exercised. A put option gives its owner (buyer) the right but not the obligation to sell the underlying futures contract at the strike price, at anytime between the purchase date and the expiration date of the option. The person who sells the put option to the buyer is thus required to fulfill the contractual obligation (by buying the underlying futures contract from the seller at the strike price) should the put option be exercised.

The Fund will sell commodity options that are U.S. exchange-traded and that are typically American-Style (exerciseable at any time prior to expiration). The Fund also may sell commodity options that are non-U.S. exchange traded and that are typically “European-style” (exerciseable only at the time of expiration). The Fund’s risk-adjusted return over any particular period may be positive or negative.

Effect of Options Strategy on Fund Returns in Different Markets.    The impact of the options strategy on the Fund’s total returns in varying market environments is described below.

Long Exposure.    If the commodity subadvisor determines the Fund should have long exposure to an individual commodity futures contract, it will invest long in the commodity futures contract and sell a call option on the same underlying commodity futures contract with the same strike price and expiration date.

In up markets where commodity prices increase, the portion of the Fund on which call options have been sold will forego potential appreciation in the value of the underlying contracts to the extent the price of those contracts exceeds the exercise price of call options sold plus the premium collected by selling the options.

In flat or sideways markets, the portion of the Fund on which call options have been sold will generate current gains from the call option premiums collected by selling the options.

In down markets where commodity prices decrease, the call options sold by the Fund will expire worthless.

Regardless of the price performance of the long commodity futures position, the Fund will retain the net call option premiums received by the Fund.

Short Exposure.    If the commodity subadvisor determines the Fund should have short exposure to an individual commodity futures contract, it will short the commodity futures contract and sell a put option on the same underlying commodity futures contract with the same strike price and expiration date.

In down markets where commodity prices decrease, the portion of the Fund on which put options have been sold will forego potential appreciation in the value of the underlying futures contracts to the extent that the price of those contracts exceeds the exercise price of put options sold plus the premium collected by selling the options.

In flat or sideways markets, the portion of the Fund on which put options have been sold will generate current gains from the put option premiums collected by selling the options.

In up markets where commodity prices increase, the put options sold by the Fund will expire worthless.

Regardless of the price performance of the short commodity futures position, the Fund will retain the net put option premiums received by the Fund.

Collateral Portfolio

The Fund’s commodity investments will, at all times, be fully collateralized. The notional value of the Fund’s commodity exposure is expected to be approximately equal to the market value of the collateral. The Fund’s commodity investments generally will not require significant outlays of principal. Approximately 15% to 25% of the Fund’s net assets will be initially committed as “initial” and “variation” margin to secure the futures contracts and additional assets may be committed as margin upon call by BCI. These assets will be placed in one or more commodity futures accounts maintained by the Fund at BCI and will be invested by BCI in high-quality instruments permitted under CFTC regulations. The remaining collateral (approximately 75% to 85% of the Fund’s net assets) will be held in a separate collateral investment account managed by Nuveen Asset Management.

The Fund’s assets held in this separate collateral account will be invested in cash equivalents, U.S. government securities and other short-term, high grade debt securities with final terms not exceeding one year at the time of investment. These collateral investments (other than U.S. government securities) shall be rated at all times at the applicable highest short-term or long-term debt or deposit rating or money market fund rating as determined by at least one NRSRO. These collateral investments will consist primarily of U.S. government securities and may also include, among others, money market funds and bank money market accounts invested in U.S. government securities as well as repurchase agreements collateralized with U.S. government securities.

The holding of assets in the separate collateral account is consistent with Gresham’s long/short commodity investment program under which the Fund’s commodity investments will be fully collateralized, meaning that the sum of the assets held in the Fund’s margin accounts and the assets held in the separate collateral account will always be approximately equal to the notional value of the Fund’s commodity futures investments. While the principal investment objective for the separate collateral account is the preservation of capital, the assets in the collateral account also provide the potential for returns that may supplement the returns from the Fund’s commodity investments. The assets in the separate collateral account may only be used for the purposes of making distributions to shareholders and to replenish the Fund’s margin account, if necessary (and if there are excess funds in the margin account, those will be transferred to the separate collateral account). No parties other than the Fund have any access to, rights to, or ability to control the assets in the collateral account, and those assets will not be pledged. As described on page 90, the Fund may not pledge any of its assets, except to collateralize its investments in accordance with its investment objectives (i.e., for margin purposes), and only the assets maintained by the Fund with BCI will be used for this purpose. Any declines in the value of the assets held in the Fund’s collateral account would negatively affect the net asset value of the Fund’s shares.

Leverage

The Fund has no current intention to utilize leverage (except for borrowings for temporary or emergency purposes). Situations where the Fund might exercise this limited borrowing ability for temporary or emergency purposes may include, for example, events beyond the Fund’s control that temporarily limit or prevent the Fund from accessing its funds or investments through normal channels (such as a result of power outage affecting an entity holding Fund assets). The Fund may not borrow in excess of 5% of its net assets. Borrowings by the Fund could cause tax-exempt investors to recognize unrelated business taxable income with respect to a portion of their income from the Fund. See “Federal Income Tax Considerations—Tax-Exempt Organizations.”

MANAGEMENT OF THE FUND

The Fund

The Fund is a Delaware statutory trust organized on May 25, 2011. The Fund maintains its main business office at 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606. The Fund is a commodity pool. It operates pursuant to the terms of the Trust Agreement, described under “Trust Agreement,” which grants full management control to the manager.

Trustee; Fund Audit and Nominating Committee Functions

Wilmington Trust Company, a Delaware trust company, is the resident Delaware trustee of the Fund (previously defined as the “Trustee”). The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the manager. The Trustee’s duties with respect to the offering of the shares and the Fund’s management are limited to its express obligations under the Trust Agreement. In particular, the Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings as required under the Delaware Statutory Trust Act, as amended (the “Delaware Statutory Trust Act”). The rights and duties of the Trustee, the independent committee, the manager and the shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Agreement. Except for the limited duties described herein and in the Trust Agreement, that are exercised by the Trustee and the independent committee, all duties and responsibilities to manage the business and affairs of the Fund are vested in the manager, pursuant to the Trust Agreement and Delaware Statutory Trust Act.

The manager has established the independent committee, comprised of four members who are unaffiliated with the manager, which will fulfill the audit committee and nominating committee functions for the Fund, as well as any other functions required under the NYSE MKT listing standards or as set forth in the Trust Agreement. Each member of the independent committee currently receives an annual fee of $25,000. Upon the completion of the Fund’s initial public offering, the annual fee for each member of the independent committee will increase to $30,000, and each member of the independent committee will also receive (a) a fee of $1,250 per meeting per fund for attendance in person or by telephone at a regularly scheduled quarterly meeting of the independent committee; and (b) a fee of $1,500 per meeting for attendance in person or by telephone at any special, non-regularly scheduled meeting of the independent committee. In addition to the payments described above, the independent committee chair will receive an additional annual fee of $6,000 (effective retroactively as of April 1, 2012). The independent committee members will also be compensated for out-of-pocket costs in connection with attending independent committee meetings. The fees of the independent committee members are paid by NCAM, which will be reimbursed for such fees on a pro rata basis by each fund managed by NCAM. NCAM currently manages two funds, the Fund and CFD.

The persons listed below have been appointed by the manager as members of the independent committee. The names of the members of the independent committee, their principal occupations and other affiliations during the past five years, and other directorships they hold are set forth below. The information listed below for each member of the independent committee includes the experiences, qualifications, attributes and skills that led to the conclusion, as of the date of this document, that each member of the independent committee should serve as such.

Independent Committee

The independent committee will be responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Fund. The independent committee will also be responsible for appointing members of the independent committee in the event of any vacancy caused by death, resignation or removal and determining their compensation. Other than the responsibilities mandated by the NYSE MKT, the independent committee will have only the limited authority and responsibilities as set forth under “Trust Agreement—Authority of the Independent Committee.”

Christopher A. Cotter.    Mr. Cotter (age 53) is a Managing Director at River Branch Capital, where he is responsible for originating and executing transactions in a financial advisory and merchant banking capacity. Prior to this, from 2009 to 2011, he was the President and Founder of CAC Capital Advisory, LLC, where he served as a consultant to financial services firms and to boutique investment banks. Prior to founding CAC Capital Advisory, Mr. Cotter was a 20-year veteran of William Blair & Company, serving as Principal in the Financial Services Group from 1994 to 2009 and Associate from 1989 to 1993. Mr. Cotter worked on a full range of capital markets transactions, including mergers and acquisitions, private equity placements and public equity offerings for financial institutions. From 1987-1989, Mr. Cotter worked as an investment banking associate at Goldman Sachs in New York. Prior to this, he was a Certified Public Accountant at Price Waterhouse in Dallas, Texas since 1981. He earned a Bachelor of Science in Finance from the University of Illinois and holds an MBA from Harvard Business School. Mr. Cotter holds the Series 7, 24, and 63 FINRA licenses.

Jon C. Hunt.    Mr. Hunt (age 60) is an internal consultant (since July 2012) and former Managing Director and Chief Operating Officer (February 1998 to July 2012) of Convergent Capital Management, a multi-boutique asset management holding company. He is involved in management and acquisition activities and primarily responsible for post-acquisition affiliate support, including strategy design and execution, marketing, financial management, operations, governance, and compliance. He also serves as business manager for CNI Charter Funds, a $6 billion proprietary fund complex, responsible for negotiating contracts, board interaction and advisor/sub-advisor oversight. Prior to joining Convergent Capital, Mr. Hunt worked for the Northern Trust Company from 1973 to 1998. His most recent role was Senior Vice President in the Corporate and Institutional Services group, responsible for product development, product management, and marketing for Northern Trust Global Investments (“NTGI”). His responsibilities also included product management for the Master Trust and Master Custody, as well as Treasury Management businesses. Prior to this role, Mr. Hunt was responsible for NTGI Investment Products and Sales and served as the leader of Treasury Management, Product Management, Marketing, Production and Servicing. He earned a Bachelor of Arts in Economics from Northwestern University, and a Masters of Management from Kellogg Graduate School of Management. Mr. Hunt holds a CCM certification, and sits on the Convergent Capital Board as well as the boards of its subsidiary, Registered Investment Advisors, since 1998.

L. Joe Moravy.    Mr. Moravy (age 62) is a Managing Director of Finance Scholars Group, a boutique consulting firm providing litigation support services since March 2010. From November 2008 to March 2010, Mr. Moravy was a Managing Director at LJM Advisory Services, providing audit and accounting related litigation support services. From June 2002 to October 2008, Mr. Moravy was a Partner at Ernst & Young LLP in the Financial Services Practice, providing Assurance and Advisory Services to public and private financial services companies. Prior to Ernst & Young, Mr. Moravy was a Partner from 1987 to 2002 and Manager from 1974 to 1987 at Arthur Andersen LLP. In this role, he provided audit services to public and private financial services companies, as well as advisory services related to derivatives and treasury risk management. Since 2008, Mr. Moravy is a trustee on the board of AQR Funds, where he is the designated financial expert, as well as the Chair of the Audit Committee and member of the Nominating & Governance Committee. Mr. Moravy earned a Bachelor of Science in Business Administration (Economics concentration) from Michigan Technological University in 1972 and an MBA (Accounting concentration) from the University of Michigan in 1974. Mr. Moravy is a Certified Public Accountant in Illinois since 1975. He serves as a Life Trustee of the Michigan Tech Fund and is a member of the American Institute of Certified Public Accountants, Illinois CPA Society, Independent Directors Council of the Investment Company Institute, and the National Association of Corporate Directors.

Harry W. Short.    Mr. Short (age 65) retired in April 2005 from a fifteen year career (since January 1990) at The Northern Trust Corporation and The Northern Trust Company, where he served most recently as Executive Vice President and Controller, responsible for all corporate-wide accounting and tax matters, and Sarbanes-Oxley 404 internal controls compliance. He was the Chairman of the Profit Improvement Committee, member of the Corporate Risk Compliance and Credit Policy Committees, and was primary liaison with the Audit Committee of the Board of Directors. Prior to his career at Northern Trust, Mr. Short was a Partner in the Financial Services Practice at the international accounting firm KPMG, where he served from 1969 through 1990, focusing on audit, due diligence, and relationship management for banking and financial services clients. Mr. Short was a Certified Public Accountant in Illinois, New York, and New Jersey. He earned a Bachelor of Business Administration from Siena College, and an MBA from St. John’s University. He served as President of the Board of Directors of the Chicago Children’s Advocacy Center, and previously Treasurer and Executive Committee Member of the Board of Directors of the Boys and Girls Club of Lake County. Mr. Short was a member of the American Institute of Certified Public Accountants, the Illinois CPA Society, the Executive Committee of the Chicago Civic Federation, the Audit Commission of the Bank Administration Institute, and DePaul University Finance Advisory Board.

Manager and Subadvisors

The Manager.    NCAM is the manager of the Fund, and will be responsible for determining the Fund’s overall investment strategy and its implementation, including:

•	the selection and ongoing monitoring of:

•	the commodity subadvisor, which will invest the Fund’s assets in commodity futures contracts; and

•	the collateral subadvisor, which will invest the Fund’s collateral in short-term, high grade debt securities;

•	assessment of performance and potential needs to modify strategy or change subadvisors;

•	the determination of the Fund’s administrative policies;

•	the management of the Fund’s business affairs; and

•	the provision of certain clerical, bookkeeping and other administrative services for the Fund.

The manager is registered with the CFTC as a CTA (effective date of registration January 4, 2006) and as a CPO (effective date of registration January 4, 2006) and is a member of the NFA. Except to the extent carried out by the independent committee, the manager has complete responsibility to ensure that the Fund complies with all obligations under the CEA. The manager, commodity subadvisor and collateral subadvisor act in a similar capacity for CFD, which is a Nuveen Investments-sponsored commodity pool traded on the NYSE MKT that completed its initial public offering on September 30, 2010. Neither the Fund nor the manager has established formal procedures to resolve potential conflicts of interest related to managing the investments and operations of the Fund. Shares of other commodity pools are not offered pursuant to this prospectus.

The manager may change, or temporarily deviate from, the Fund’s investment strategy and the manner in which the strategy is implemented if the manager determines that it is in the best interests of Fund shareholders to do so based on existing market conditions or otherwise. For instance, the manager could change or deviate from the Fund’s investment strategy or the manner in which it is implemented if, among other things, the manager determined to replace Gresham (in which case the Fund would no longer employ the long/short commodity investment program because the long/short commodity investment program is proprietary to Gresham), or if the commodity option markets experienced a lack of volatility or liquidity so that it was no longer in the best interest of the Fund and its shareholders for the Fund to employ the options strategy, or unforeseen circumstances arose that necessitated a change in the Fund’s strategy or its implementation. In addition, the manager has the rights and obligations with respect to the Fund as described under “Trust Agreement.” As permitted under Delaware law, the Trust Agreement provides that the manager does not owe any duties (including fiduciary duties) to the Fund, other than the implied contractual covenant of good faith and fair dealing. In their dealings with the Fund, the commodity subadvisor and collateral subadvisor will be subject to the fiduciary duties imposed on them by the CEA and the Investment Advisers Act, respectively.

For more information, including the past performance of the manager, see “NCAM Performance Record.”

The manager is a wholly-owned subsidiary of Nuveen Investments, a Delaware corporation. Founded in 1898, Nuveen Investments and its affiliates had approximately $212 billion of assets under management as of June 30, 2012. Nuveen Investments is a listed principal of the manager.

The manager owns 840 shares of the Fund. Neither of the subadvisors nor any principal of the manager or the subadvisors currently has any ownership interest in the Fund. Certain employees of Nuveen Investments and Gresham LLC have indicated to the Fund that they intend to purchase shares of the Fund during the initial public offering.

William Adams IV (age 56) has served as President of NCAM since August 30, 2011 and was Managing Director of NCAM from April 2010 until August 2011. He is the principal executive officer of NCAM and supervises its overall business activities, and is the head of product development, managing product design and development of financial products that provide exposure to commodities and monitoring trends that indicate the need for new commodity products and services. Mr. Adams is also Senior Executive Vice President (since January 2011), prior thereto, Executive Vice President, Global Structured Products of Nuveen Investments where he is responsible for the firm’s closed-end fund business including the development and launch of new closed-end funds, and he is Co-President of Nuveen Fund Advisors, Inc. (since January 2011). Previously, Mr. Adams was Managing Director of Structured Investments, effective September 1997, where he headed Nuveen’s closed-end fund and unit investment trust business units, and Vice President and Manager of Corporate Marketing, effective August 1994, where he was responsible for the distribution of Nuveen’s investment products, including overseeing all sales and marketing activities. Mr. Adams was listed as a principal and registered as an associated person of the manager on May 7, 2010 and July 13, 2010, respectively.

Gifford R. Zimmerman (age 56) has served as Chief Administrative Officer and Chief Compliance Officer of NCAM since August 2006. Until August 2011 he was the principal executive officer of NCAM and supervised its overall business activities; in August 2011 he became the second ranking executive officer of NCAM. He is responsible for adopting and implementing a compliance program and internal controls to ensure NCAM’s compliance with applicable regulatory requirements. Mr. Zimmerman is also a Managing Director (since January 2002), Assistant Secretary and Associate General Counsel (since 1997) of Nuveen Investments. Previously, Mr. Zimmerman was a Vice President from 1992 to 2002 (and an Assistant Vice President from 1988 to 1992) and Assistant General Counsel of Nuveen Investments (from 1988 to 1997). Mr. Zimmerman also serves as a Managing Director (since May 2002; prior thereto, Vice President from 1992 to 2002 and Assistant Vice President from 1988 to 1992), Co-General Counsel (since January 2011; prior thereto, Associate General Counsel from 2004-2011, General Counsel from 1998 to 2004, Associate General Counsel from 1997 to 1998, and Assistant General Counsel from 1988 to 1997) and Assistant Secretary of Nuveen Fund Advisors, Inc., and as Managing Director (since 2002; prior thereto, Vice President from 1992 to 2002 and Assistant Vice President from 1988 to 1992) and Assistant Secretary of Nuveen Investments and Nuveen Asset Management (since January 2011). Mr. Zimmerman’s duties have included serving since January 1997 as the manager or co-manager of the sub-unit of the Nuveen Legal Department that handles legal aspects of the Nuveen Fund family, as well as participating in the oversight of Fund operations, in Fund governance matters, and in product development activities. Mr. Zimmerman is a Chartered Financial Analyst charterholder. Mr. Zimmerman was listed as a principal and registered as an associated person of the manager on August 30, 2006.

Margo Cook (age 48) is Managing Director of NCAM since October 2011. Ms. Cook is the Head of Investment Services, serving as the key liaison with Nuveen’s investment managers, including six asset management companies and seven sub-advisors. Ms. Cook’s responsibilities include Investment Oversight, Valuation and Risk Management for all investment teams, as well as overseeing investment issues on behalf of Nuveen Fund Advisors, Inc. Ms. Cook is the chair of the Nuveen Fund Advisors, Inc.’s Oversight Committee and is a member of Nuveen Investments’ Executive, Product Development, Operations and Valuation Committees. Ms. Cook is also responsible for the co-management of Nuveen Investments’ Institutional Sales effort, including the Consultant Relations, Taft Hartley and Client Service teams. Prior to joining Nuveen Investments in October 2008, Ms. Cook served as Global Head of Bear Stearns Asset Management’s institutional asset management business from June 2007 to October 2008, which included managing several equity and fixed income portfolio teams, and serving on the firm’s Executive and Management Committees. Prior to joining Bear Stearns in June 2007, Ms. Cook held a number of leadership roles, starting in September 1986, within The Bank of New York Mellon’s asset management business, including: CIO and Head of Institutional Asset Management (2005-2007), Head of Institutional Fixed Income (1996-2005) and Senior Fixed Income Portfolio Manager (1988-1996). Ms. Cook is a Chartered Financial Analyst charterholder and received an executive MBA from Columbia University in May 2002. Ms. Cook was listed as a principal of the manager on November 23, 2011.

Stephen D. Foy (age 57) has served as Chief Financial Officer and principal financial officer of NCAM since February 2010. Mr. Foy supervises the records and accounting systems of NCAM and the preparation of the Fund’s financial reports. Mr. Foy, a certified public accountant, is also a Senior Vice President (since May 2010) and Funds Controller (since May 1998) of Nuveen Investments and a Vice President (since May 2005) of Nuveen Fund Advisors, Inc. In these capacities, Mr. Foy is responsible for overseeing the relationships and operations of the third party fund accountants and custodians for the Nuveen Funds; for managing the fund administration activities for the Nuveen Funds, including shareholder reporting and periodic regulatory filings, preparation of tax returns and performance of tax compliance, preparation of expense budgets and maintenance of accrued expenses; for maintaining the relationships with the independent accountants and the audit committee of the Boards of Directors/Trustees of the Nuveen Funds; and for overseeing the accounting, custody and administration services provided by third parties to certain Dublin-based UCITs, funds and other investment vehicles advised by Nuveen Fund Advisors, Inc. Mr. Foy was listed as a principal of the manager on May 19, 2010.

Carl M. Katerndahl (age 48) has been a Managing Director of NCAM since May 2010. Mr. Katerndahl is the head of sales, identifying potential customers and financial intermediaries for distribution of NCAM’s commodity products and services. Previously, Mr. Katerndahl has also been Executive Vice President, Co-Head of Distribution for Nuveen Investments since December 2007, where he has been responsible for all sales and client service, including key accounts for the firm. Mr. Katerndahl was Managing Director and Head of the Private Client Group for Nuveen Investments since July 2002. Prior thereto, Mr. Katerndahl was a Managing Director and Head of Sales for NWQ Investment Management Company, LLC, a registered investment adviser acquired by Nuveen Investments in August 2002. Mr. Katerndahl was listed as a principal and registered as an associated person of the manager on June 18, 2010 and July 13, 2010, respectively.

Anne Kritzmire (age 49) has been Managing Director of NCAM since May 2012. Ms. Kritzmire leads Nuveen’s Closed-End Funds and Global Structured Products marketing group, and is responsible for all marketing strategy and implementation, financial advisor and investor education, communications and comprehensive data support for Nuveen’s entire family of closed-end funds and exchange-traded commodity products. She manages an integrated program of advisor and investor support activities as well as advertising, analyst relations, sales support, and educational initiatives. Ms. Kritzmire joined Nuveen Investments in April of 1999 as Vice President and Director, Client Development and Customer Insight, to develop the firm’s customer relationship management strategy across multiple product platforms and sales channels. Prior to joining Nuveen, she held senior marketing and business planning positions with the Pharmaceutical Products Division of Abbott Laboratories (October 1993-April 1999), and served in engineering, project management, sales, and business consulting capacities with IBM Corporation (July 1984-October 1993). Ms. Kritzmire was listed as a principal and registered as an associated person of the manager on May 23, 2012 and May 31, 2012, respectively.

Commodity Subadvisor.    The manager has selected Gresham to manage the Fund’s commodity futures investment strategy and options strategy. Gresham LLC is a Delaware limited liability company, the successor to Gresham Investment Management, Inc. formed in July 1992 by Dr. Henry Jarecki, who serves as the Chairman. Beginning in 1987, Dr. Henry Jarecki, the founder of Gresham LLC, and Mr. Jonathan Spencer began managing commodity futures in a proprietary family account. Gresham’s actively managed commodity futures strategies were first offered to outside clients beginning in September 2004. Gresham maintains its main business office at 67 Irving Place, 12th Floor, New York, NY 10003. Gresham LLC is registered with the CFTC as a CTA (effective date of registration August 17, 1994) and as a CPO (effective date of registration August 17, 1994) and is a member of the NFA. Gresham LLC also is registered with the SEC as an investment adviser. As of August 31, 2012, Gresham LLC had approximately $15 billion of client assets under management, including approximately $7.8 billion under management by Gresham NTA and approximately $7.3 billion under management by Gresham LLC’s other division. Gresham LLC’s senior management team has extensive experience in overall supervision of commodities portfolio management and trading operations. Furthermore, the entire Gresham LLC team collectively has over 300 years of experience focused on commodities. Gresham LLC’s sole business activity is to render commodity investment advisory services and manage assets on behalf of its clients and in doing so it administers several commodity investment programs. Gresham has not previously managed client accounts utilizing the long/short commodity investment program.

Gresham LLC offers investment management services through two independent divisions, Gresham NTA and the Term Structure Monetization division (“Gresham TSM”). Gresham NTA and Gresham TSM operate independently of each other and, upon the effectiveness of the applicable position aggregation rules in October 2012, will operate under the independent account controller exemption under CFTC Regulation 151.7(f). Each division implements independent trading decisions and positions, will be restricted from having access to or knowledge of the other division’s trading decision and positions, and will be physically and technologically separated from the other division.

On December 31, 2011, Nuveen Investments completed its acquisition of a 60% stake in Gresham LLC. As part of the acquisition, Gresham LLC’s management and investment teams maintained a significant minority ownership stake in the firm, and will operate independently while leveraging the strengths of certain shared resources of Nuveen Investments.

Gresham LLC’s principals are Commodity Investment Fund LLC, The GIMI 2011 Trust, Nuveen Investments, Jonathan S. Spencer, Douglas J. Hepworth, Robert Reeves, Brian Delman and Dr. Henry G. Jarecki. Susan Wager and Randy Migdal serve as the Fund’s portfolio managers with respect to the Fund’s commodity investments.

Jonathan Spencer (age 48), the President of Gresham LLC since August 1995, has been listed with the CFTC as a principal and associated person of Gresham LLC since August 17, 1994. Mr. Spencer provides overall supervision of the portfolio management teams that are responsible for the execution of the investment strategies and the portfolio management operations for the accounts managed by Gresham and all other investment accounts. Mr. Spencer is also responsible for Gresham LLC’s operational and administrative matters. In December 1986, Mr. Spencer began working for The Falconwood Corporation, a family office that is affiliated with Gresham LLC and that manages investments and affairs for the Jarecki family, and is currently a portfolio manager and an Executive Vice President of that office. Since June 1999, Mr. Spencer served as President of Enhanced Index Management, LLC (“EIM”), a Delaware limited liability company formed in March 1999. He was listed as an associated person and principal of EIM from June 1999 to April 2005. EIM was formed to offer money management services, but has never actively engaged in that business. Prior thereto, Mr. Spencer was the President of KPQ Futures (“KPQ”), a futures commission merchant, from September 1991 to July 1995 (principal and associated person of KPQ from December 1991 to July 1995). From August 1995 to August 1996, Mr. Spencer was Executive Vice President of Windham Futures Corporation (“Windham”) (formerly Brody, White & Company, Inc.), a futures commission merchant, and was listed as a principal of Windham during that same period. Additionally, Mr. Spencer was listed as an associated person from July 1992 to April 1997 and principal from January 1993 to April 1997 of Gresham Asset Management Inc. (“GAM”), a registered commodity pool operator and commodity trading advisor. GAM was formed to raise money for managed future funds but never actively engaged in that business. Mr. Spencer received a Bachelor of Science Degree in Management Information Systems from the State University of New York at Buffalo in 1986.

Douglas Hepworth (age 52) has been Executive Vice President of Gresham LLC since January 2004. He has been listed with the CFTC as a principal of Gresham LLC since February 24, 2004 and an associated person of Gresham LLC since March 4, 2004. Mr. Hepworth develops strategy rules and benchmarks, which are used systematically for purposes of analyzing investment performance and risk management processes. Mr. Hepworth is the Director of Research for Gresham LLC and a member of the Investment Policy Committee for TAP®. Mr. Hepworth re-joined The Falconwood Corporation, a family office that is affiliated with Gresham LLC, in April 2000 as Director of Research and currently holds that title. Prior thereto, from August 1995 to March 2000, Mr. Hepworth was employed as a trader and developer for Millennium Partners, a multi-strategy hedge fund based in New York. While a research analyst at The Falconwood Corporation from June 1993 until June 1995, Mr. Hepworth was listed as an associated person (January 1995 to August 1995) for GAM. GAM was formed to raise money for managed future funds but never actively engaged in that business. Additionally, Mr. Hepworth was listed from December 1994 to January 1995 as an associated person for Windham. Mr. Hepworth received his BA from Columbia College in 1982. He earned his Chartered Financial Analyst (CFA) charter in 1994.

Susan Wager (age 46) is Managing Director of Gresham LLC and Senior Trader for Gresham NTA, having held those positions since March 2005. Ms. Wager is the Head Portfolio Manager for the Fund. Ms. Wager is also responsible for the management and proprietary trading of Gresham’s option strategies, including the long/short commodity investment program. From March 2004 to March 2005, Ms. Wager was a Risk Management and Business Analyst for Millennium Partners, a hedge fund. Her responsibilities included detailed work with risk management and trading and alert systems, and she had extensive interaction with traders, risk management, operations and technology departments. From March 2002 to March 2004, Ms. Wager was an Equity Research Assistant with Citigroup Smith Barney/Bear Stearns, and was responsible for sales force, institutional client and company interaction and service. Ms. Wager was a Commodity Options Trader from December 1998 to January 2001 at Fimat USA, Inc., a futures commission merchant, and conceptualized, implemented and coordinated all trading strategies while functioning as a market maker in COMEX exchange traded options. She also monitored and managed portfolio risks with regard to hedge, volatility and switch exposures. From November 1987 to November 1998, Ms. Wager held various positions at the Mocatta Corporation and the Falconwood Corporation/Brody White, including Commodity Options Trader (conceptualized, implemented and coordinated all trading strategies while functioning as a market maker in NYMEX/COMEX exchange traded options), Arbitrage and Product Trader (quoted and traded precious metal spot, forwards, futures, EFPs, investor products and options), and Loan Financing Specialist (worked in precious metals loan financing program).

Randy Migdal (age 40) is Managing Director of Gresham LLC and Head Trader for Gresham NTA, having held that position since June 2006. Mr. Migdal is a co-portfolio manager for the Fund, focusing on the implementation strategies for commodity futures positions and rolling commodity futures contracts. Mr. Migdal is also the portfolio manager for accounts employing Gresham’s near term active strategy, including TAP®, which is utilized by CFD. From January 2003 to June 2006, Mr. Migdal was seconded to the Lehman Brothers Investment Management Division. His responsibilities included managing both the TAP® portfolio and the Risk Dispersing Portfolio, a long-only commodity futures asset allocation portfolio consisting of treasury bonds/notes, foreign stocks, domestic stocks, precious metals, tangible commodities and foreign currencies. Mr. Migdal also coordinated focus groups to assess managed futures opportunities for Lehman Brothers’ clients. He worked closely with senior management of the Lehman Brothers Investment Management Division to create a commodity fund-of-funds product to deliver to the retail and institutional community. From July 1995 to January 2003, Mr. Migdal was the Supervisor of Proprietary Trading for Gresham LLC’s affiliate, The Falconwood Corporation, where his responsibilities included executing all trading activity for TAP® as well as a dynamic hedging portfolio designed to counteract or enhance assigned asset allocation positions as necessitated by current market conditions.

Robert Reeves (age 61) is the Chief Financial Officer for Gresham LLC, having held that position since July 2009. He has been listed as a principal of Gresham LLC since August 31, 2009. Mr. Reeves will supervise the reconciliation of all accounts at the Fund’s futures commission merchant. Before joining Gresham LLC, Mr. Reeves served from December 2002 to November 2008 as the Chief Financial Officer at FIMAT USA (now known as Newedge USA), a broker-dealer and futures commission merchant subsidiary of Société Générale. He was listed as a principal for FIMAT from January 2003 to January 2008. Additionally, Mr. Reeves was listed as a principal from May 2005 to November 2005 of FIMAT Preferred LLC, a futures commission merchant and subsidiary of FIMAT USA. Mr. Reeves graduated from Fairfield University with a Bachelor of Science in Accounting and is a certified public accountant.

Brian Delman (age 36) has been Chief Compliance Officer of Gresham LLC since July 2012, and has been listed with the CFTC as a principal of Gresham LLC since August 28, 2012. From September 2007 to July 2012, Mr. Delman served as Compliance Director at Royal Alliance Associates where he managed the compliance program of multiple SEC and state registered investment advisers. From May 2005 to August 2007, Mr. Delman served as Compliance Manager at Bank of America and developed the compliance program for SEC and CFTC/NFA advisors to mutual funds and hedge and private equity fund of funds. From October 2004 to May 2005, Mr. Delman served as a Senior Analyst in the Market Surveillance Department of Citigroup Global Markets where he answered regulatory inquiries from the NYSE and AMEX. From July 2003 to September 2004, Mr. Delman served as Compliance Officer where he administered the mutual and common trust fund compliance program at US Trust Company. From February 2001 to July 2003, Mr. Delman served as an Analyst in the compliance department of PaineWebber’s asset management arm, Mitchell Hutchins Asset Management (now part of UBS Global Asset Management). Mr. Delman graduated in May 2000 from Marquette University in Milwaukee, WI and received a Bachelor of Science in Finance.

Henry Jarecki (age 79) has been the Chairman of Gresham LLC since March 1994 as well as the head of the Investment Policy Committee for TAP®. He has been listed as a principal of Gresham LLC since March 12, 2002. Dr. Jarecki is known in the precious metals business for his work with Mocatta & Goldsmid, bullion dealers to the Bank of England since 1671, and with Mocatta Metals Inc., a company he founded and later sold to Standard Chartered Bank. Dr. Jarecki was Chairman of Mocatta Metals Inc. from September 1973 to May 1989, which was the owner of Mocatta Trade Corporation, a registered futures commission merchant, from May 1979 to July 1986. In addition, Dr. Jarecki’s career has included senior management positions at international commodity futures trading and brokerage firms, Brody White & Co., Inc. and Brody White (UK) Ltd. (where he served as Chairman of both firms from May 1971 to August 1995), until their sale to the FIMAT arm of Societe Generale. Dr. Jarecki was also Chairman of the Board of Windham, from August 1995 until December 2001 and was registered as a principal from April 1972 to August 1996. Additionally, Dr. Jarecki was the Chairman of MovieFone, Inc. from May 1994 until its sale to America Online in May 1999. Dr. Jarecki was a Director of the

NFA from December 1979 to January 1993 and served as a Director of the Commodity Exchange, Inc. from December 1970 to January 2002, the Chicago Board of Trade from December 1970 to January 1996, and the Futures Industry Association from December 1979 to January 1985. Dr. Jarecki has been an officer of The Falconwood Corporation (formerly known as The Mocatta Corporation) since he founded it in September 1976, and is currently the Chairman of that company. He was listed as a principal for this entity from December 1986 to April 1989. Additionally, from March 1992 to December 1992, Dr. Jarecki was listed as a principal for GAM. GAM was formed to raise money for managed future funds but never actively engaged in that business. Trusts for the benefit of Dr. Jarecki and his family were partners in Fixed Plus Assets Management, LP (“Fixed Plus”), an asset management firm, from July 1992 until December 2005. Dr. Jarecki was listed as a principal for Fixed Plus from March 1995 to June 1997. Dr. Jarecki was also a minority shareholder in Advanced Computer Strategies, Inc., a company formed to act as general partner of a commodity pool operator, from August 1991 to July 1992. Dr. Jarecki was listed as a principal from October 1991 to July 1992 and again from April 1993 to July 1994 for that entity. Prior thereto, Dr. Jarecki was Chairman of Falconwood Securities Corporation, a futures commission merchant, and was listed as a principal from April 1983 to May 1989 of that entity. He is a graduate of the University of Heidelberg and is a practicing physician.

For more information, including, the past performance of Gresham, see “Gresham Performance Record.”

Gresham Investment Philosophy and Process.    Gresham will pursue the Fund’s investment objective by utilizing an actively-managed, fully collateralized, long/short, rules-based commodity investment strategy (referred to as the long/short commodity investment program). Gresham believes that commodities as an asset class are often under-represented in the investment portfolios of individuals and instrumental investors, and that maintaining consistent exposure to commodities, employing diversified long/short strategies in particular, may potentially add significant diversification benefits to an investor’s portfolio that is otherwise composed primarily of U.S. equities and U.S. bonds. See Exhibit 3 in the “Additional Background Information” section of Part Two of this prospectus, which illustrates how Long/Short Commodities have historically provided diversification benefits.

Because of the structure and operation of the commodities futures markets provide an opportunity for investors to potentially achieve positive total returns, Gresham believes that fully collateralized commodity futures contracts offer investors the most direct and efficient means to access commodities as an asset class. Over the long term, Gresham believes fundamental rules-based programs that invest in fully collateralized long/short commodity programs offer the potential for positive returns, and with reduced volatility of returns and asset values as compared to long-only, passive commodity strategies and to broad commodity market benchmarks such as the Dow Jones-UBS Commodity Index (“DJ-UBSCI”). In actively implementing its rules-based programs, Gresham will consider qualitative and quantitative factors, including global production trends, trading volumes for commodity futures contracts, global import/export trade values, the volatility and momentum trends of futures contract prices and the overall liquidity of markets worldwide. Further, Gresham believes that a rules-based approach to writing call or put options on commodity futures contracts offers the opportunity to generate option premiums. The potential to realize gains from those premiums in market environments that are directionally flat or downward trending may enhance risk-adjusted returns over extended periods of time.

Gresham’s long/short commodity investment strategy aims to maximize both sources of excess return—price change and roll yield—and therefore produce better performance than a long-only commodity strategy over time. Commodity returns are driven by unpredictable, commodity specific events such as bad weather, geopolitical tensions, and other unpredictable outside forces that can cause supply shocks. As a result, price movements of individual commodities may vary widely over time and predicting commodity price movement is extremely difficult. The Fund’s long/short commodity investment strategy pays particular attention to, and seeks to profit from long futures investments when commodity prices rise, from short futures investments when commodity prices fall and from long and short futures investments regardless of the shape of the futures curve. Long-only strategies generally do not capture the returns available from shorting futures when there is downward price pressure or a positively sloped futures price curve. Furthermore, long-only strategies generate negative roll yields when markets are in contango (when distant delivery prices exceed near delivery prices) and thus can have negative returns when commodity prices are rising. Long/short commodity futures strategies are designed as an alternative way of providing investment exposure to commodities and are intended to generate an uncorrelated source of total returns with the goal of helping diversify an investor’s overall portfolio.

The Fund will invest directly in a diverse portfolio of exchange-traded commodity futures contracts and options on commodity futures contracts that provide long and/or short exposure to the global commodity markets. To maintain exposure to commodity futures over an extended period, before contracts expire, the commodity subadvisor will roll the futures contracts throughout the year into new contracts so as to maintain a fully invested position. By investing long and/or short, the Fund seeks to generate attractive total returns from positive or negative commodity price changes and positive or negative roll yield. Since inventory conditions in some commodities are slow to adjust due to the time it takes to increase their production, backwardation or contango could persist for a period of time, causing investors to consistently experience positive or negative roll yield.

In actively managing the Fund’s long/short portfolio of commodity futures, Gresham seeks to add value compared to the Index with the following proprietary investment methods: (i) trading contracts in advance of monthly index rolls; (ii) individual commodity futures contract selection; and (iii) active implementation. Gresham believes that the relative performance of strategies that invest in exchange-traded commodity futures contracts may be enhanced through active implementation. As a result, the roll dates, terms, underlying contracts and contract prices selected by Gresham may vary significantly from the Index based upon Gresham’s judgment of the relative value of different contract terms. Gresham’s active management approach is market-driven and opportunistic and is intended to minimize market impact and avoid market congestion during certain days of the trading month.

Commodity indices publish and employ transparent futures rolling conventions. Leading commodity market benchmarks including the DJ-UBSCI and the S&P GSCI® Commodity Index (“GSCI”) track hypothetical investments in a basket of commodity futures contracts in which expiring contracts are rolled forward to the next set of corresponding nearby commodity futures contracts. Both commodity indices have futures rolling conventions with rolls implemented on a fixed schedule from the fifth through ninth business days of every month. Such index transparency, combined with high turnover, may result in these business days being particularly inopportune days to trade. When passively managed commodity funds linked to commodity indices roll their futures contracts, imbalances of supply and demand may create market opportunities for active managers. Gresham is not restricted to rolling its commodity futures contracts on predetermined business days. Gresham may elect to roll contracts on dates other than those on which the indices generally roll to seek to benefit from more attractive pricing on those alternative dates. If Gresham rolls contracts on the same day as the indices, it may trade intra-day based on its assessment of liquidity levels and price activity in the market.

To make commodities futures investing comparable to typical unleveraged positions in equities and bonds, the futures need to be fully collateralized (typically, futures contracts have margin requirements that are 10% or less of the face value of the contract). In a fully collateralized futures purchase, the total return on commodity futures contracts is composed of the price, roll, and collateral return. The price return reflects the movement in the spot price of the commodities; roll return measures the returns from investing in nearby futures contracts and rolling them over into the next nearby contract shortly prior to their expiration; and the portion of the collateral posted with the futures commission merchant as margin will return the three-month Treasury Bill rate. The balance of the collateral is managed by the collateral subadvisor for additional income through investment in short-term, high grade debt securities having maturities of up to one year.

Collateral Subadvisor.    The manager has selected Nuveen Asset Management to invest the Fund’s collateral in short-term, high grade debt securities. Nuveen Asset Management, 333 West Wacker Drive, Suite 3300, Chicago, Illinois, 60606, a registered investment adviser, is a subsidiary of Nuveen Investments. Founded in 1898, Nuveen Investments and its affiliates had approximately $212 billion in assets under management as of June 30, 2012, of which approximately $112 billion was managed by Nuveen Asset Management. The Fund’s collateral will be invested in cash equivalents, U.S. government securities and other short-term, high grade debt securities, including corporate obligations. Such securities are common investments for Nuveen Asset Management in several of its investment strategies.

Mr. Douglas M. Baker (age 39) is a Senior Vice President and Portfolio Manager for Nuveen Asset Management. Mr. Baker serves as the Fund’s portfolio manager with respect to the Fund’s collateral investments managed by Nuveen Asset Management. In addition, Mr. Baker manages the derivative overlay program for Nuveen Asset Management which includes, among other things, negotiating derivatives documentation, constructing derivative strategies for Nuveen Asset Management portfolio managers, and executing exchange-traded and over-the-counter derivative-related trades. Mr. Baker joined Nuveen Asset Management in March 2006 as a Vice President and Derivatives Analyst. Mr. Baker’s responsibilities include portfolio management duties for CFD, the Nuveen Preferred and Income Term Fund, the Nuveen Preferred Securities Fund, the Nuveen Preferred Income Opportunities Fund and the Nuveen Inflation Protected Municipal Bond Fund, as well as separately managed account strategies. Prior to joining Nuveen Asset Management, Mr. Baker spent three years at Lehman Brothers in institutional fixed income and derivatives sales, and prior thereto, he spent approximately five years at Bank of America in corporate and commercial banking. Mr. Baker earned his BS in finance with honors from the University of Illinois and his MBA in finance and economics with honors from the University of Chicago Graduate School of Business.

Nuveen Asset Management Investment Strategy and Process.    The collateral subadvisor, an affiliate of the manager and a subsidiary of Nuveen Investments, will manage the Fund’s collateral. The collateral subadvisor will emphasize current income, liquidity and preservation of capital. As a result, the Fund anticipates that it will maintain significant collateral that will be invested in cash equivalents, U.S. government securities and other short-term, high quality debt securities with maturities up to one year. These collateral investments (other than U.S. government securities) shall be rated at all times at the applicable highest short-term or long-term debt or deposit rating or money market fund rating as determined by at least one NRSRO.

Management Fees

The Fund has agreed to pay the manager an annual fee based on its average daily net assets, for the services and facilities provided by the manager, payable on a monthly basis, according to the following schedule:

Average Daily Net Assets	Management Fee
For the first $500 million	1.250%
For the next $500 million	1.225%
For the next $500 million	1.200%
For the next $500 million	1.175%
For net assets over $2 billion	1.150%

Pursuant to an agreement among the manager, the Fund and the commodity subadvisor, the commodity subadvisor will receive from the manager a fee based on the Fund’s average daily net assets, payable on a monthly basis as follows:

Average Daily Net Assets	Management Fee
For the first $250 million	.500%
For the next $250 million	.475%
For the next $250 million	.450%
For the next $250 million	.425%
For net assets over $1 billion	.400%

Pursuant to an agreement among the manager, the Fund and the collateral subadvisor, the collateral subadvisor will receive from the manager a fee based on the Fund’s average daily net assets, payable on a monthly basis as follows:

Average Daily Net Assets	Management Fee
For the first $250 million	.150%
For the next $250 million	.140%
For the next $250 million	.130%
For the next $250 million	.120%
For net assets over $1 billion	.110%

“Average daily net assets” means the total assets of the Fund, minus the sum of its accrued liabilities.

The fees of the commodity subadvisor and collateral subadvisor will be paid by the manager out of the fees the manager receives from the Fund, and the Fund will not be required to reimburse the manager for those fees.

In addition to the fee of the manager, the Fund pays all other costs and expenses of its operations, including custody fees, transfer agent expenses, legal fees, expenses of independent auditors, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements, reports to governmental agencies, and taxes, if any.

The agreements with each of the subadvisors may be terminated at any time, without penalty, by either the manager or a subadvisor upon 120 days written notice. Also, the agreement with the commodity subadvisor can be terminated by the commodity subadvisor in certain circumstances on 90 days notice. Each of the agreements provides that the subadvisor will not be liable to the Fund in connection with the performance of its duties, and the Fund will indemnify the subadvisor for losses and costs arising out of its status as a subadvisor to the Fund if the subadvisor acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Fund, except, in each case, for a loss resulting from the subadvisor’s willful misfeasance, bad faith or gross negligence or reckless disregard of its duties and obligations under the agreement. The subadvisor will indemnify the Fund and the manager for losses and costs attributable to such willful misfeasance, bad faith, gross negligence or reckless disregard.

If the manager determines it is in the best interests of shareholders to select additional CTAs or replace a subadvisor, the manager will consider certain information with respect to each new CTA, including the following:

•	general information including the identity of its affiliates and key personnel;

•	investment strategy and risk management of the CTA;

•	the CTA’s financial condition;

•	relevant performance history and the quality of services provided;

•	fees and expenses; and

•	capacity to take on new business.

None of the foregoing agreements, or any extensions or replacements of such agreements, are subject to the approval of the independent committee or the Fund’s shareholders. As a result, the manager may amend, extend or replace any such agreement in its sole discretion, and therefore may increase the fees of the manager and either subadvisor without any approval by the independent committee or the Fund’s shareholders.

NCAM PERFORMANCE RECORD

As required by the CFTC, the performance capsule and rates of return table below reflect performance of the Nuveen Diversified Commodity Fund (“CFD”), the sole fund for which the manager has previously served as commodity pool operator, from CFD’s initial public offering on September 27, 2010 through July 31, 2012. CFD is traded on the NYSE MKT and invests in a diversified portfolio of commodity futures and forward contracts on a long-only basis pursuant to Gresham’s Tangible Asset Program® (“TAP®”) with an integrated program of writing commodity call options, collectively referred to as TAP PLUSSM. The results set forth in the CFD performance record will not be representative of the results that will be achieved by Gresham in the Fund because the Fund employs Gresham’s long/short commodity investment strategy, and TAP PLUSSM is a long-only commodity strategy (the TAP PLUSSM Program is described in more detail on page 59 of this prospectus). Additionally, the results set forth in the CFD performance record will differ from the results set forth in the TAP PLUSSM performance record. The differences are attributable to (1) underwriting discounts and commissions from CFD’s initial public offering that are taken into account when calculating the CFD performance record but are not required to be reflected in determining the TAP PLUSSM performance record and (2) different calculation methodologies between the two performance records that are more fully described beginning on page 59 of this prospectus.

Performance Capsule for the Nuveen Diversified Commodity Fund

Data as of July 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CPO:	Nuveen Commodities Asset Management, LLC
Name of Commodity Subadvisor:	Gresham Investment Management LLC
Name of Collateral Subadvisor:	Nuveen Asset Management, LLC
Name of Commodity Pool:	Nuveen Diversified Commodity Fund
Type of Pool:	Publicly Offered
Inception of Trading:	September 30, 2010
Initial Aggregate Gross Capital Contributions(1):	$231.7 million
Current Net Asset Value:	$204.4 million
Largest Monthly Draw-Down(2):	-12.84% (September 2011)
Worst Peak-to-Valley Draw-Down(3):	-21.37% (from April 2011 to May 2012)

Notes to the Performance Capsule:

(1)

Initial aggregate gross capital contributions represent offering proceeds from CFD’s initial public offering before deduction of underwriting discounts and offering expenses, and reflect initial issuance of 8,550,000 shares as well as the issuance of an additional 716,000 shares pursuant to the underwriters’ over-allotment option.

(2)	Largest monthly draw-down represents CFD’s largest negative monthly return on net asset value for any calendar month since its initial public offering.

(3)	Worst peak-to-valley draw-down represents CFD’s largest cumulative compounded negative monthly return on net asset value over any period of successive negative monthly returns on net asset value.

Rates of Return(1)

Data as of July 31, 2012

Performance Data for the Nuveen Diversified Commodity Fund

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	2010		2011		2012
Jan			1.89%		3.47%
Feb			2.12%		3.20%
Mar			2.31%		-3.25%
Apr			2.84%		-.79%
May			-4.94%		-9.54%
Jun			-3.67%		3.43%
Jul			3.18%		4.18%
Aug			.02%
Sep	-4.72	%(2)	-12.84%
Oct	3.76%		6.95%
Nov	.71%		-1.17%
Dec	9.29%		-2.61%
Year-to-Date	8.80	%(1),(3)	-7.16	%(1)	-.09	%(1)

Notes to Rates of Return Table:

(1)

Rates of return represent monthly CFD total returns on net asset value, assuming reinvestment of distributions. The 2010 CFD Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period since CFD’s initial public offering on September 27, 2010. The 2011 CFD Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period from January 1, 2011 to December 31, 2011. The 2012 CFD Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period from January 1, 2012 to July 31, 2012.

(2)

Return reflects decline in CFD’s net asset value between CFD’s initial public offering on September 27, 2010 and CFD’s September 30, 2010 inception of portfolio trading activities due to the effect of underwriting discounts and commissions and offering expenses.

(3)	Return reflects the inclusion of underwriting discounts and commissions and offering expenses incurred in connection with the initial public offering.

GRESHAM PERFORMANCE RECORD

Before the formation of Gresham LLC, Dr. Jarecki and Mr. Spencer directed one proprietary account, a family trust, from January 1987 through the present. Gresham LLC was formed in 1992 by Dr. Henry Jarecki, who serves as the firm’s Chairman, to continue the management of this account. Gresham LLC began managing other client accounts in September 2004 and continues to manage such accounts. Gresham LLC ranked number two among commodities managers by institutional commodity assets under management (excluding gold) as of December 31, 2011, according to Pensions & Investments, May, 2012. These rankings do not encompass the universe of all commodity trading advisors.

NCAM and Gresham have determined that the performance records of Gresham’s TAP® and TAP PLUSSM trading programs may be helpful to potential investors in the Fund, even though these trading programs are not related to the trading program to be employed by the Fund. TAP® is an actively managed, fully collateralized, long-only, rules-based trading program designed to maintain consistent, fully collateralized exposure to commodities as an asset class. TAP PLUSSM integrates TAP® with a program of writing commodity call options designed to enhance risk-adjusted total return. Because TAP® is Gresham’s largest and oldest trading program, and because TAP PLUSSM is an extension of TAP®, NCAM and Gresham have included the performance records of these trading programs. Additionally, although the option strategies employed by the Fund and TAP PLUSSM differ, TAP PLUSSM, as Gresham’s only other trading program employing an options strategy, reflects Gresham’s track record in commodity options trading.

The performance capsules and rates of return tables on the following pages reflect actual performance of Gresham’s client accounts traded pursuant to TAP PLUSSM and TAP®. Gresham’s only account traded pursuant to TAP PLUSSM is CFD. The performance capsule and rates of return table for TAP PLUSSM are shown from CFD’s initial public offering on September 27, 2010 through July 31, 2012. The performance capsule for TAP® is shown from its inception date of September 2, 2004 through July 31, 2012. CFTC rules require the rates of return table for TAP® to present returns for the most recent five calendar years and year to date.

The results set forth in the TAP PLUSSM and TAP® performance records will not be representative of the results that will be achieved by Gresham in the Fund because the Fund employs Gresham’s long/short commodity investment strategy, and TAP PLUSSM and TAP® are long-only commodity strategies. Additionally, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions and other factors described under the heading “Conflicts of Interest.”

Future investment performance also may be affected by the increasing amount of funds managed by Gresham. For example, in certain commodity investments the commodity subadvisor may be unable to acquire positions as large as its strategy might otherwise dictate, because the sizes of these positions are limited by legal regulations. Also, “skid” or “slippage” (the difference between ideal and actual trade execution prices, and the transaction cost resulting therefrom) may increase with the execution of larger orders. Finally, fewer commodity investments may be sufficiently liquid to trade, reducing diversification and opportunities to profit.

FOR ALL OF THE ABOVE REASONS, NO INVESTOR SHOULD EXPECT THE SAME PERFORMANCE AS THAT OF ANY OTHER ACCOUNT TRADED PREVIOUSLY, SIMULTANEOUSLY OR SUBSEQUENTLY BY GRESHAM, ITS PRINCIPALS, OR THE COMPOSITE PRESENTED HEREIN, AS PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Performance Capsule for the Gresham TAP PLUSSM Account

Data as of July 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:	Gresham Investment Management LLC
Name of Trading Program:	Tangible Asset Program PLUS (TAP PLUSSM)
Inception of Trading by CTA:	January 1, 1994
Inception of Trading in Offered Program:	September 30, 2010
Number of Accounts Currently Traded Pursuant to the Program as of 7/31/2012:	1
Total Client Assets(1),(2) Under Management, All Programs:
Actual	$14,678,203,817
Nominal	$14,678,203,817
Total Client Assets(1),(2) Traded Pursuant to TAP PLUSSM as of 7/31/2012:
Actual	$204,447,727
Nominal	$204,447,727
Largest Monthly Draw-Down(3)(5):	-12.88% (September 2011)
Worst Peak-to-Valley Draw-Down(4)(5):	-21.40% (April 2011 to May 2012)
Number of Profitable Accounts that are Open:	1
Number of Profitable Accounts that are Closed:	0
Range of Returns Experienced by Profitable Open Accounts(5):	5.86% to 5.86%
Returns Experienced by Profitable Closed Accounts:	N/A
Number of Losing Accounts that are Open:	0
Number of Losing Accounts that are Closed:	0
Range of Returns Experienced by Losing Open Accounts:	N/A
Range of Returns Experienced by Losing Closed Accounts:	N/A

Notes to the Performance Capsule:

(1)

This table shows the performance of the Nuveen Diversified Commodity Fund Account, the only account managed by Gresham as of July 31, 2012, pursuant to the TAP PLUSSM program. Gresham has advised and currently advises exempt accounts for qualified eligible persons the performance of which is not disclosed in this prospectus because those accounts trade strategies that are not material to the investment strategy of the Fund. The amounts shown as Total Client Assets Under Management above reflect amounts managed by both divisions of Gresham LLC as of July 31, 2012. As of August 31, 2012, Gresham LLC had approximately $15 billion in assets under management, including approximately $7.8 billion under management by Gresham NTA and approximately $7.3 billion under management by Gresham’s other division.

(2)

Client assets represent assets in margin accounts on deposit with the respective futures commission merchant and excess cash collateral controlled by the commodity subadvisor but committed to the trading program, regardless of the quantity of equity used to control the commodity investments.

(3)

Largest monthly draw-down represents the largest loss experienced by an account in the trading program in any calendar month expressed as a percentage of beginning net asset value. The term “draw-down” losses represents the experience by the trading program over a specified period.

(4)

Worst peak-to-valley draw-down represents the greatest cumulative percentage decline in month end net asset value due to losses sustained by the trading program during any period in which the initial month end net asset value is not equaled or exceeded by a subsequent month end net asset value and represents the percentage decline between the portfolio’s highest value during a particular time frame and its lowest subsequent value during the same time frame (excluding the effects of subsequent additions or withdrawals).

(5)

These amounts differ from the similar amounts reported in the performance capsule for CFD on page 57 primarily because the underwriting discounts and commissions from CFD’s initial public offering are taken into account when calculating CFD’s performance, but are not required to be reflected in determining the performance of Gresham as CTA of the TAP PLUSSM account.

Rates of Return(1)(2) (Net)

Data as of July 31, 2012

Performance Data for the Gresham TAP PLUSSM Account

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	2010	2011	2012
Jan		1.91%	3.46%
Feb		2.13%	3.22%
Mar		2.28%	-3.26%
Apr		2.84%	-.78%
May		-4.93%	-9.55%
Jun		-3.67%	3.41%
Jul		3.18%	4.18%
Aug		.03%
Sep	-.22%	-12.88%
Oct	4.00%	6.98%
Nov	.70%	-1.15%
Dec	9.28%	-2.65%
Year-to-Date	14.19%	-7.19%	-.12%

Notes to Rates of Return Table:

(1)

Rates of return are net of all fees and expenses. Fees and expenses include commissions and fees, administration fees, legal fees, audit fees and management fees. However, these rates of return, unlike those of CFD shown on page 58, do not take into account the underwriting discounts and commissions. Monthly rate of return is determined using the Time-Weighted Method. This method makes adjustments upward to the beginning net asset value for the time during a month that an additional contribution was available and downward for the time during a month that a withdrawal was unavailable. For instance, if the beginning net asset value was $1,000,000 and an additional $500,000 was contributed on the 15th of the month, and $300,000 was withdrawn on the 20th of the month, the beginning net asset value would be adjusted upward by $250,000 for the contribution and downward by $100,000 for the withdrawal. Therefore, the beginning net asset value on which performance is calculated would be $1,150,000. Performance is computed by dividing net performance by the adjusted beginning net asset value. The Time-Weighted Method is not used in measuring CFD performance (as shown on page 58), which instead is measured based on the daily compounded equity method which utilizes the net change in daily net value per share. Year-to-Date rates of return are presented below each year’s monthly rates of return and represent the cumulative compounded rate of return for each year or portion thereof. It is computed by applying successively the respective monthly rates of return contained in the respective year on a compounded basis and assumes a continuous investment throughout the year.

(2)

The differences in the rates of return shown above for TAP PLUSSM and on page 58 for CFD are attributable to the differing treatment of underwriting discounts and commissions and different calculation methodologies, each as described above.

Composite Performance Capsule for Gresham Tangible Asset Program (TAP®)

Data as of July 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:	Gresham Investment Management LLC
Name of Trading Program:	Tangible Asset Program (TAP®)
Inception of Trading by CTA:	January 1, 1994
Inception of Trading in Offered Program:	September 2, 2004
Number of Accounts Currently Traded Pursuant to the Program as of 7/31/2012:	11
Total Client Assets(1),(2) Under Management, All Programs:
Actual	$14,678,203,817
Nominal	$14,678,203,817
Total Client Assets(1),(2) Traded Pursuant to TAP® as of 7/31/2012:
Actual	$5,188,572,145
Nominal	$5,188,572,145
Largest Monthly Draw-Down(3):	-24.50% (October 2008)
Worst Peak-to-Valley Draw-Down(4):	-57.72% (from June 2008 to February 2009)
Number of Profitable Accounts that are Open:	9
Number of Profitable Accounts that are Closed:	2
Range of Returns Experienced by Profitable Open Accounts:	68.77% to 1.37%
Range of Returns Experienced by Profitable Closed Accounts:	33.02% to 10.70%
Number of Losing Accounts that are Open:	2
Number of Losing Accounts that are Closed:	3
Range of Returns Experienced by Losing Open Accounts:	-23.63% to -2.47%
Range of Returns experienced by Losing Closed Accounts:	-38.72% to -26.04%

Notes to the Performance Capsule:

(1)

Assets under management do not include assets owned by Dr. Henry Jarecki. The composite performance capsule does not include a family office account beneficially owned by Dr. Jarecki, one of the principals of the commodity subadvisor, that was managed by Mr. Spencer pursuant to TAP®. Gresham has advised and currently advises exempt accounts for qualified eligible persons the performance of which is not disclosed in this prospectus because those accounts trade strategies that are not material to the investment strategy of the Fund. The amounts shown as Total Client Assets Under Management above reflect amounts managed by both divisions of Gresham LLC as of July 31, 2012. As of August 31, 2012, Gresham LLC had approximately $15 billion in assets under management, including approximately $7.8 billion under management by Gresham NTA and approximately $7.3 billion under management by Gresham’s other division.

(2)

Client assets represent assets in margin accounts on deposit with the respective futures commission merchants and excess cash collateral controlled by the commodity subadvisor but committed to the trading program, regardless of the quantity of equity used to control the commodity investments.

(3)

Largest monthly draw-down represents the largest loss experienced by an account in the trading program in any calendar month expressed as a percentage of beginning net asset value. The term “draw-down” losses represents the experience by the trading program over a specified period.

(4)

Worst peak-to-valley draw-down represents the greatest cumulative percentage decline in month end net asset value due to losses sustained by the trading program during any period in which the initial month end net asset value is not equaled or exceeded by a subsequent month end net asset value and represents the percentage decline between the portfolio’s highest value during a particular time frame and its lowest subsequent value during the same time frame (excluding the effects of subsequent additions or withdrawals).

Rates of Return(1) (Net)

Data as of July 31, 2012

Performance Data for Gresham Tangible Asset Program (TAP®)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	2007	2008	2009	2010	2011	2012
Jan	-.41%	2.70%	-5.64%	-6.61%	2.07%	3.62%
Feb	4.60%	10.97%	-4.42%	3.71%	2.97%	3.16%
Mar	2.43%	-3.90%	4.85%	1.11%	2.31%	-3.40%
Apr	2.42%	3.97%	1.34%	2.63%	3.55%	-.82%
May	-1.31%	3.81%	14.07%	-9.02%	-5.16%	-9.81%
Jun	.90%	7.99%	-.94%	.29%	-3.75%	3.69%
Jul	4.23%	-9.97%	4.01%	6.49%	3.66%	5.07%
Aug	-3.63%	-7.27%	.26%	-1.73%	.21%
Sep	7.28%	-12.58%	-.41%	8.02%	-14.55%
Oct	4.46%	-24.50%	4.91%	4.71%	7.54%
Nov	-3.26%	-10.37%	4.19%	.32%	-1.57%
Dec	3.57%	-5.09%	1.07%	10.61%	-3.07%
Year	22.73%	-40.16%	24.24%	20.45%	-7.43%	.63%

Notes to Rates of Return Table:

(1)

Rates of return are net of all fees and expenses. Fees and expenses include commissions and fees, administration fees, legal fees, audit fees and management fees. Monthly rate of return is determined using the Time-Weighted Method. This method makes adjustments upward to the beginning net asset value for the time during a month that an additional contribution was available and downward for the time during a month that a withdrawal was unavailable. For instance, if the beginning net asset value was $1,000,000 and an additional $500,000 was contributed on the 15th of the month, and $300,000 was withdrawn on the 20th of the month, the beginning net asset value would be adjusted upward by $250,000 for the contribution and downward by $100,000 for the withdrawal. Therefore, the beginning net asset value on which performance is calculated would be $1,150,000. Performance is computed by dividing net performance by the adjusted beginning net asset value. Annual rates of return are presented below each year’s monthly rate of return and represent the cumulative compounded rate of return for each year or portion thereof. It is computed by applying successively the respective monthly rates of return contained in the respective year on a compounded basis and assumes a continuous investment throughout the year.

GRESHAM LLC’S UNRELATED AND NON-MATERIAL TRADING PROGRAMS

Because the Fund employs Gresham’s long/short trading program, NCAM and Gresham have determined that Gresham LLC’s long-only trading programs (other than TAP® and TAP PLUSSM) are unrelated to the trading program to be employed by the Fund and are not material to potential investors in the Fund. Pursuant to no-action relief obtained from the CFTC with respect to the Fund, the past performance of non-material trading programs described below has been excluded from this prospectus. These trading programs are considered non-material because they employ investment strategies that significantly differ from those employed by the Fund and CFD, as explained in further detail below. Upon request of a prospective or current investor, NCAM will provide additional information with respect to these non-material strategies to the extent the information is in NCAM’s possession and control.

Generally, Gresham LLC’s other trading programs deliver commodities exposure via long-only, fully collateralized investment in commodity futures. Gresham LLC invests primarily in exchange-traded futures contracts and collateralizes those investments with high quality, short-term debt instruments or cash.

Term Structure Monetization Strategies (ordered in terms of greatest assets under management)

Gresham TSM has seven trading programs that employ its proprietary Term Structure Monetization (“TSM”) strategy. In TSM, Gresham TSM opportunistically trades all futures contracts with terms of up to 24 months. Because the Fund (like CFD and the TAP® and TAP PLUSSM trading programs) will only invest in short-term commodity futures contacts with terms of six months or less, NCAM and Gresham have determined that the seven trading programs that employ TSM, each of which is described in further detail below, are not material to potential investors in the Fund.

A+ is a trading program that utilizes TSM and differs from the other Gresham LLC trading programs in its use of DJ-UBSCI weightings. Gresham TSM began trading client assets in October 2007 in the A+ trading program. It has grown to be the second largest single Gresham LLC trading program (after TAP®) with approximately $3.315 billion of assets under management as of June 30, 2012.

ETAP is a trading program that utilizes TSM and differs from the other Gresham LLC trading programs in its use of TAP® weightings. Gresham TSM began trading client assets in March 2008 and had approximately $1.924 billion of assets under management as of June 30, 2012.

TAP Flex is a trading program that differs from Gresham LLC’s other trading programs because it utilizes TSM strategy on energy and metals commodities, employs discretionary rolling on agricultural, livestock, and foods and fibers commodities, and uses TAP® weightings. Gresham TSM began trading client assets in February 2011 and had approximately $699 million of assets under management as of June 30, 2012.

G+ is a trading program that utilizes TSM and differs from the other Gresham LLC trading programs in its use of S&P GSCI index weightings. Gresham TSM began trading the G+ program in October 20071 and had approximately $642 million of assets under management as of June 30, 2012.

EJ is a trading program that utilizes TSM and differs from the other Gresham LLC trading programs in its use of J.P. Morgan Commodity Curve Index weightings. Gresham TSM began trading client assets in April 2010 and had approximately $430 million of assets under management as of June 30, 2012.

QIF is a trading program that utilizes TSM and differs from the other Gresham LLC trading programs in its application of equal weights to energy, metals, and agricultural commodities. Gresham TSM began trading client assets in September 2009 and had approximately $96 million of assets under management as of June 30, 2012.

[1]	Inception of the Gresham G+ Master Fund was October 2007. The fund was seeded by affiliates of Gresham LLC. Gresham TSM began trading client assets in the G+ trading program in December 2007.

A Flex is a trading program that differs from Gresham LLC’s other trading programs because it utilizes TSM on energy and metals commodities, employs discretionary rolling on agricultural, livestock, and foods and fibers commodities, and uses the DJ-UBSCI weightings. Gresham TSM began trading client assets in September 2010 and had approximately $25 million of assets under management as of June 30, 2012.

Additional Strategies (ordered in terms of greatest assets under management)

Gresham LLC has additional trading programs, each of which is described in further detail below, which NCAM and Gresham have determined are not material to potential investors in the Fund because they (1) seek to replicate an index, (2) employ different underlying weightings than those of TAP®, (3) exclude certain commodities from the TAP® trading program and (4) replace commodity exposure with ten year U.S. Treasury note futures when market signals dictate.

GSCI Index Replication is a series of trading programs that differs from Gresham LLC’s other trading programs because it seeks to replicate or achieve the returns very close to that of the GSCI or one of the GSCI sub-indices. Gresham LLC began trading client assets in March 2009 and had approximately $463 million of assets under management as of June 30, 2012.

DJF is a trading program that differs from Gresham LLC’s other trading programs in that it is based on the Dow Jones-UBS Commodity 3 Month Forward Index weightings. The strategy seeks to outperform the benchmark by applying discretionary rolling with contract terms that are similar to the DJ-UBSCI. Gresham LLC began trading client assets in March 2011 and had approximately $773 million of assets under management as of June 30, 2012.

Customized Strategies is a series of trading programs that differs from Gresham’s other trading programs because they deliver a modified TAP® trading program that excludes certain commodities. One series provides TAP® without exposure to live hogs. Gresham began trading client assets in this trading program in January 2007 and had approximately $211 million of assets under management as of June 30, 2012. The second series provides TAP® without exposure to all energy, metals and livestock commodities (i.e., this series just includes agricultural commodities). Gresham began trading client assets in this program in November 2009 and had approximately $33 million of assets under management as of June 30, 2012. The last series provides TAP® without exposure to energy commodities. Gresham began trading client assets in April 2010 and had approximately $52 million of assets under management as of June 30, 2012. In total, the Customized Strategies trading programs had $296 million in assets under management as of June 30, 2012.

A is a trading program that differs from Gresham’s other trading programs because it is based on the DJ-UBSCI weightings. The A strategy seeks to outperform the benchmark while generating less tracking error than the Gresham A+ strategy by applying discretionary rolling with contract terms that are similar to the DJ-UBSCI. Gresham began trading client assets in February 2010 and had approximately $70 million of assets under management as of June 30, 2012.

TAP WP is a trading program that differs from Gresham’s other trading programs because it liquidates up to 65% of commodity exposure and replaces this exposure with ten year U.S. Treasury note futures of equal notional value during times of commodity market duress. Commodity market duress is measured using the trends of losses on the trading program. The commodity exposures are restored when the same metric shows a decrease in duress. Gresham began trading the program in July 2011 and had approximately $8 million of assets under management as of June 30, 2012. As of June 30, 2012, affiliates of Gresham account for the entirety of TAP WP strategy assets via investments in the TAP WP Commodities Fund, LLC.

Pursuant to no-action relief from mandatory disclosures provided by the staff of the CFTC, NCAM has not disclosed the past performance of all accounts directed by this pool’s commodity trading advisor, Gresham. Under the terms of this no-action relief, NCAM has disclosed the past performance of all material trading programs offered by Gresham. NCAM is required to provide a narrative statement regarding all trading programs offered by Gresham for which no past performance is disclosed herein and its rationale for excluding such information. NCAM is required to provide additional information regarding these trading programs upon request of a prospective or current participant in the offered pool to the extent that such information is in NCAM’s possession and control. The Commission has not passed on the materiality of the performance of Gresham’s offered trading programs as pertaining to this pool.

THE COMMODITY BROKER

BCI will serve as the Fund’s clearing broker to execute and clear the Fund’s futures and equity transactions and provide other brokerage-related services. BCI is a registered securities broker-dealer and futures commission merchant. BCI is wholly owned by Barclays Bank PLC, which is authorized and regulated by the UK Financial Services Authority. BCI is headquartered at 745 7th Ave., New York, NY, 10019.

BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition.

On September 15, 2009, motions were filed in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) by Lehman Brothers Holdings Inc. (“LBHI”), the Trustee for Lehman Brothers Inc. (the “Trustee”) and the Official Committee of Unsecured Creditors of LBHI (the “Committee”). All three motions challenged certain aspects of the transaction pursuant to which BCI, Barclays Bank PLC (“BBPLC”) and other subsidiaries of BBPLC (collectively, “Barclays”) acquired most of the assets of Lehman Brothers Inc. (“LBI”) in September 2008 and the court order approving such sale. The claimants sought an order voiding the transfer of certain assets to BCI; requiring BCI to return to the LBI estate alleged excess value BCI received, and declaring that BCI is not entitled to certain assets that it claims pursuant to the sale documents and order approving the sale (the “Rule 60 Claims”). On November 16, 2009, LBHI, the Trustee and the Committee filed separate complaints in the Bankruptcy Court asserting claims against BCI based on the same underlying allegations as the pending motions and seeking relief similar to that which is requested in the motions. On January 29, 2010, BCI filed its response to the Rule 60 Claims and also filed a motion seeking delivery of certain assets that LBHI and LBI have failed to deliver as required by the sale documents and the court order approving the sale (together with the Trustee’s competing claims to those assets, the “Contract Claims”).

On February 22, 2011, the Bankruptcy Court issued its Opinion in relation to these matters, rejecting the Rule 60 Claims and deciding some of the Contract Claims in the Trustee’s favor and some in favor of BCI. On July 15, 2011, the Bankruptcy Court entered final Orders implementing its Opinion. BCI and the Trustee each appealed the Bankruptcy Court’s adverse rulings on the Contract Claims to the United States District Court for the Southern District of New York (the “District Court”). LBHI and the Committee did not pursue an appeal from the Bankruptcy Court’s ruling on the Rule 60 Claims. After briefing and argument, the District Court issued its opinion on June 5, 2012 in which it reversed one of the Bankruptcy Court’s rulings on the Contract Claims that had been adverse to Barclays and BCI and affirmed the Bankruptcy Court’s other rulings on the Contract Claims. Barclays and the Trustee have each filed a notice of appeal from the adverse rulings of the District Court to the United States Court of Appeals for the Second Circuit.

On September 2, 2011, the United States Federal Housing Finance Agency, acting as conservator for two U.S. government sponsored enterprises, Fannie Mae and Freddie Mac (collectively, the “GSEs”), filed lawsuits against 17 financial institutions in connection with the GSEs’ purchases of residential mortgage-backed securities (“RMBS”). The lawsuits allege, among other things, that the RMBS offering materials contained materially false and misleading statements and/or omissions. BCI and certain of its former employees are named in two of these lawsuits, relating to sales between 2005 and 2007 of RMBS, in which BCI was lead or co-lead underwriter. Both complaints demand, among other things: rescission and recovery of the consideration paid for the RMBS, and recovery for the GSEs’ alleged monetary losses arising out of their ownership of the RMBS. The complaints are similar to other civil actions filed against BCI by other plaintiffs, including the Federal Home Loan Bank of Seattle, Federal Home Loan Bank of Boston, Federal Home Loan Bank of Chicago, Cambridge Place Investment Management, Inc., HSH Nordbank AG (and affiliates) and Stichting Pensioenfonds ABP, relating to their purchases of RMBS.

The CFTC, the SEC, the U.S. Department of Justice Fraud Section (the “DOJ-FS”) and Antitrust Division, the Financial Services Authority (“FSA”) and the European Commission are among various authorities conducting investigations (the Investigations) into submissions made by BBPLC (BCI’s ultimate parent) and other panel members to the bodies that set various interbank offered rates, such as the London Interbank Offered Rate (“LIBOR”) and the Euro Interbank Offered Rate (“EURIBOR”).

On June 27, 2012, Barclays PLC (“BPLC”), BBPLC and BCI announced that they had reached a settlement with the CFTC. A penalty of $200 million was paid by the Barclays entities in connection with the CFTC settlement. On June 27, 2012, BBPLC also announced that it had reached a settlement with the FSA (£59.5 million penalty paid by BBPLC) and the DOJ-FS ($160 million penalty paid by BBPLC). These three settlements were made by entry into a Settlement Order Agreement with the CFTC, a Non-Prosecution Agreement with the DOJ-FS and a Settlement Agreement with the FSA. In addition, BBPLC has been granted conditional leniency from the Antitrust Division of the Department of Justice in connection with potential US antitrust law violations with respect to financial instruments that reference EURIBOR. On July 6, 2012, the UK Serious Fraud Office announced that it had decided formally to accept the LIBOR matter for investigation.

A number of civil cases containing allegations relating to Libor and other interbank rates have been filed against BCI and other banks, including: Kalaway v. Barclays, PLC et al., S.D.N.Y., No. 12-cv-5280 and Gusinsky v. Barclays, PLC et al., S.D.N.Y., No. 12-cv-5329. A class action was commenced on July 6, 2012 in the United States District Court for the Southern District of New York (“SDNY”) against BCI, BBPLC and other EURIBOR panel banks by plaintiffs that purchased or sold EURIBOR-related financial instruments during the period January 1, 2005 through December 31, 2009. The complaint alleges, among other things, manipulation of the EURIBOR rate and breaches of the Sherman Act and the CEA beginning as early as 2005 and continuing through 2009.

BCI, BPLC and BBPLC also have been named as defendants along with a current and a former member of BPLC’s board of directors in a proposed securities class action pending in the SDNY in connection with BBPLC’s role as a contributor panel bank to LIBOR. The complaint alleges that BPLC’s Annual Reports on Form 20-F for the years 2006 to 2011 contained misstatements and omissions concerning (among other things) its compliance with its operational risk management processes and certain laws and regulations. The complaint is brought on behalf of a proposed class consisting of all persons or entities (other than defendants) who purchased BPLC-sponsored American Depositary Receipts on an American securities exchange between July 10, 2007 and June 27, 2012. The complaint asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

There have been no other administrative, civil or criminal actions, whether pending or concluded, against BCI within the last 5 years that BCI believes would be considered to be material as defined in Section 4.24(l)(2) of the Regulations under the CEA.

Neither BCI nor any affiliate, officer, director or employee thereof has passed on the merits of this prospectus or offering, or gives any guarantee as to the performance or any other aspect of the Fund.

CONFLICTS OF INTEREST

Conflicts Relating to the Manager

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase shares. The manager will use this notice of conflicts as a defense against any claim or in any proceeding.

Nuveen Asset Management, the collateral subadvisor, is an affiliate of the manager. As a result of this affiliation, the fee paid by the manager to the collateral subadvisor has not been established by “arm’s-length” negotiation, and the manager has less of an incentive to replace the collateral subadvisor. In addition, Nuveen

Investments has acquired a majority interest in the commodity subadvisor. Because the commodity subadvisor is an affiliate of the manager, the manager has less of an incentive than it would otherwise have if there were no affiliation to replace the commodity subadvisor.

The manager has sole authority to manage the investments and operations of the Fund, and may act to create a conflict with shareholders’ best interests. The manager resolves conflicts of interest as they arise based on its judgment and analysis of the particular conflict. While there are no formal procedures to resolve conflicts of interest, the manager seeks to resolve all potential conflicts in a manner that is fair and equitable to the Fund and its shareholders over time. However, there may be instances in which the manager could resolve a potential conflict in a manner that is not in the best interest of the Fund or its shareholders. For instance, although the manager intends to cause the Fund to make monthly distributions to shareholders, it has the discretion to withhold distributions, which could have the effect of increasing its management fees. Your lack of voting control and the provisions of the Trust Agreement mean that you will have almost no ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policy, the expenses incurred by the Fund, or the sale or distribution of the Fund’s assets.

Conflicts Relating to the Commodity Subadvisor

Situations may arise where the Fund could be disadvantaged because of activities conducted by the commodity subadvisor for other clients or for the commodity subadvisor, its principals, affiliates or employees. Such situations may be based on, among other factors, legal restrictions on the combined size of commodity positions (commonly referred to as “position limits”) that may be taken for all accounts managed by the commodity subadvisor and its principals; the difficulty of liquidating an investment for more than one account where the market cannot absorb the sale of the combined positions; or the determination that a particular investment is warranted only if hedged with an option and there is limited availability of such options. It is possible that investment decisions of the commodity subadvisor may be modified and that positions held by the Fund may have to be liquidated to avoid exceeding such position limits potentially resulting in substantial loss. See “Speculative Position Limits” on page 114 of this prospectus. Instances also may arise where the commodity subadvisor determines that an investment opportunity is suitable for more than one account but the market is too illiquid to enable each such client to participate to the extent advisable. In the above situations, or in other situations in which conflicts arise, the commodity subadvisor will endeavor to allocate investment opportunities fairly.

The commodity subadvisor in the future may engage in substantial trading for its own account or manage accounts that pay higher advisory fees than the Fund, which may provide the commodity subadvisor with a financial incentive to favor such other accounts over the Fund. In addition, the commodity subadvisor may enter into trades on behalf of some clients which are different from, or opposite to, trades for other clients. Accordingly, other accounts of the commodity subadvisor may compete with the Fund for appropriate investment opportunities and the performance in some clients’ accounts may be materially different than the performance in other clients’ accounts or in the commodity subadvisor’s own account.

Further, Dr. Henry Jarecki, Chairman of Gresham LLC, frequently engages in the trading, on his own behalf and on behalf of entities he controls, of commodity futures contracts and other commodity interests. Dr. Jarecki’s commodity trading activities include the following: investing in and trading alongside other participants in each of the Gresham LLC strategies; seeding new Gresham LLC strategies; engaging in asset allocation trades subject to timing restrictions; and engaging in algorithmic or automated program trades. Gresham LLC’s internal policies and procedures, which generally prohibit employees from engaging in personal commodities transactions other than through portfolios managed by one of Gresham LLC’s divisions, provide certain exceptions that permit Dr. Jarecki to engage in such personal trading. While Dr. Jarecki’s trading activities are subject to controls designed to mitigate possible conflicts of interest (including both pre-clearance and post-trade reviews by Gresham LLC’s Compliance Department of Dr. Jarecki’s trades when a conflict of interest may exist, and a periodic review by an independent auditor), his trading activities could involve potential conflicts of interest in that Dr. Jarecki’s trades may be different from, or opposite to, those of the Fund.

Commodity futures contract orders for a client account may, but are not required to, be combined with orders for other accounts managed by the commodity subadvisor, including other client accounts and proprietary accounts. When orders are combined and it is not possible to receive the same execution price, the commodity subadvisor utilizes average pricing when allocating executed orders among accounts where possible, and a client account will be charged or credited with the average price. The effect of the average price may operate on some occasions to the disadvantage of the Fund. Where it is not possible to use average pricing, the commodity subadvisor will allocate executed orders in accordance with a systematic methodology that is designed to assure equitable treatment of all accounts over time. The effect of using this methodology may on some occasions disadvantage the Fund. Alternatively, if the commodity subadvisor chooses to liquidate positions held on behalf of the Fund to an extent greater than other accounts under the commodity subadvisor’s management, the result to the Fund would be further reduction in the potential for profit and/or more substantial losses should the exit of the positions be at unfavorable prices.

Conflicts Relating to the Manager and the Commodity Subadvisor

The manager and the commodity subadvisor, respectively, intend to operate other domestic and foreign commodity pools in the future. The manager and the commodity subadvisor and their principals therefore may be subject to conflicting demands in respect of their obligations to accounts managed and commodity pools operated by them. The manager and the commodity subadvisor and their principals will endeavor to treat each commodity pool and managed account fairly and will not intentionally favor one account or commodity pool over any other.

Principals, affiliates, and employees of the manager and the commodity subadvisor may trade for their own accounts. This could involve a conflict of interest in that such trades may be different from, or opposite to, those of clients. It is possible that the proprietary positions taken by the manager or commodity subadvisor’s principals, affiliates, and employees may not be held for the same period of time or may be in different markets than positions taken by the commodity subadvisor on behalf of one or more clients’ accounts. Accordingly, no assurance is given that the proprietary investment results of the principals, affiliates, and employees of the manager or commodity subadvisor will be the same as the performance in any client’s account. Furthermore, the commodity subadvisor’s principals, affiliates and employees may express views that are inconsistent with, or contrary to, the trading strategies undertaken on behalf of one or more clients. The records of the proprietary accounts of the principals, affiliates, and employees of the manager and the commodity subadvisor will not be available for review or inspection by clients. It is the commodity subadvisor’s fiduciary responsibility, however, to trade all client accounts in the best interests of the clients. Although principals, affiliates, and employees of the manager or commodity subadvisor may trade for their own account, they will not be permitted to take positions recommended for client accounts ahead of, or on a more favorable basis than, client accounts. However, as stated, situations may arise where the Fund could be disadvantaged because of such investment activity. Because each client’s fee arrangement may be different, a potential conflict may arise in the allocation of the commodity subadvisor’s time and resources among clients paying differing fees.

Gresham LLC maintains internal policies and procedures relating to personal investment activities of its principals, affiliates and employees. The policies and procedures provide that these individuals may not take the same positions as are recommended for client accounts prior to, or on a more favorable basis than, client accounts on a given trading day. Moreover, Gresham LLC requires that transactions in an implementation strategy for its principals, affiliates and employees be effected, to the extent practicable, contemporaneously with any transactions for the same contracts that are being effected in the same implementation strategy by either of its divisions for any of its advisory clients. Any other transactions by Gresham LLC’s principals, affiliates of employees taking the same positions in the same contracts on the same day as are being traded for clients must be effected after execution of client trades, in the case of spread transactions, and at the close of the markets, in the case of outright buy and sell transactions. There is a limited exception to this rule permitting trades generated electronically by predetermined programs to be effected at times dictated by such programs.

The Commodity Broker

Participants in the futures market typically maintain relationships with two types of commodity brokers: executing brokers and clearing brokers. The executing broker is the one who executes the transactions on the exchange, and the clearing broker is the one who clears the transactions and maintains custody of the customer’s funds deposited as margin and its positions. The Fund intends to use BCI as its clearing broker and the executing broker on various commodity transactions by the Fund. The Fund may also place orders with different executing brokers. The executing broker may act as an executing broker for its own account, accounts of affiliates or accounts in which it or one of its affiliates has a financial interest. The compensation received by the executing broker from such accounts may be more or less than the compensation received for brokerage and dealer services provided to the Fund. In addition, various accounts traded through the executing broker (and over which its personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The executing broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The commodity subadvisor will, however, not retain any executing broker for the Fund which the commodity subadvisor has reason to believe would knowingly or deliberately favor any proprietary account or other customer account over the Fund with respect to the execution of commodity interest positions.

The executing broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the executing broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the commodity brokers may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

INVESTMENT POLICIES OF THE FUND

Liquidity

The Fund invests only in commodity futures contracts that are traded in sufficient volume to permit, in the manager’s opinion, ease of taking and liquidating positions in these financial interests. Sufficient volume includes only those futures contracts that trade at least 300,000 contracts per year and have a daily liquidity minimum of $100 million.

Borrowings

The Fund does not intend to utilize leverage. However, the Fund may borrow for temporary or emergency purposes in an amount up to 5% of the value of the Fund’s net assets should the need arise. Such short-term borrowings would mature in less than 60 days from the date of borrowing. Any temporary or emergency borrowings would be used to provide the Fund with added potential flexibility in managing its liquidity needs. Situations where the Fund might exercise this limited borrowing ability for temporary or emergency purposes may include, for example, events beyond the Fund’s control that temporarily limit or prevent the Fund from accessing its funds or investments through normal channels (such as a result of power outage affecting an entity holding Fund assets).

Portfolio Restrictions

Commodity Call and Put Options. The Fund expects to sell call or put options on commodity futures contracts, subject to the following restrictions. The Fund may only:

•	sell exchange-traded commodity call or put options with respect to its underlying commodity futures contracts; and

•	enter into closing sale or purchase transactions with respect to exchange-traded commodity put or call options.

General.    No single commodity futures contract position in the portfolio will exceed 20% of the Fund’s net assets. Generally, single commodity futures contracts are not expected to exceed 10% of the Fund’s net assets.

Margin Requirements

Original or initial margin is the minimum amount of funds that must be deposited by the Fund with the commodity broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which an account may decline before additional margin must be delivered. Additional margin that must be delivered is called “variation” margin. A margin deposit is like a cash performance bond. It helps assure the performance of the futures contracts purchased or sold by the Fund. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded and may be modified by the exchange during the term of the contract.

Brokerage firms, such as the Fund’s clearing brokers, carrying accounts in commodity futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers may require the Fund to make margin deposits equal to exchange minimum levels for all commodity futures contracts. This level of margin required may be altered in the clearing brokers’ discretion.

When the Fund sells an option, the Fund is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that “out-of-the-money” options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex investment strategies in which a trader acquires a mixture of options positions and futures positions in the underlying interest.

Margin requirements are computed each day by the Fund’s clearing broker. When the market value of a particular open commodity position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, which may be a period of less than 24 hours, the broker may close out the position. With respect to the Fund’s investing, the Fund (and not its investors personally) is subject to margin calls.

SECURITY OWNERSHIP

The Fund has no securities authorized for issuance under equity compensation plans.

The following table sets forth information regarding the beneficial ownership of shares of the Fund as of June 30, 2012, by the manager and its executive officers. The address of each beneficial owner is c/o Nuveen Investments, 333 W. Wacker Dr., Chicago, IL 60606.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Nuveen Commodities Asset Management, LLC	840 Shares	0.01%

C/O Nuveen Investments
333 West Wacker Drive, Suite 2900
Chicago, IL 60606

Other than as set forth in the previous table, no executive officer of the manager, portfolio manager or principal of the subadvisors or trustee of the Fund owned shares of the Fund as of June 30, 2012. As of that date, no person was known by the manager to own beneficially more than 5% of the outstanding shares of the Fund. Certain employees of Nuveen Investments and Gresham LLC have indicated to the Fund that they intend to purchase shares of the Fund during the initial public offering.

DESCRIPTION OF FUND SHARES

Fund Shares

The shares represent units of fractional undivided beneficial interest in and ownership of the Fund. The manager shall have the power and authority, without shareholder approval, to cause the Fund to issue shares from time to time as it deems necessary or desirable, including shares to be issued to the manager or its affiliates. The number of shares authorized shall be unlimited, and the shares so authorized may be represented in part by fractional shares, calculated to four decimal places. No shareholder shall have any preemptive rights with respect to additional shares determined to be issued by the manager. From time to time, the manager may cause the Fund to divide or combine the shares into a greater or lesser number without thereby changing the proportionate beneficial interests. The manager may cause the Fund to issue shares for such consideration and on such terms as it may determine (or for no consideration if pursuant to a share dividend or split-up), all without action or approval of the shareholders. All shares when so issued on the terms determined by the manager shall be fully paid and non-assessable. Every shareholder, by virtue of having purchased or otherwise acquired a share and receiving the benefits of the Trust Agreement, shall be deemed to have expressly consented and agreed to be bound by the terms of the Trust Agreement. For a description of the rights and privileges of shareholders under the Trust Agreement, see “Trust Agreement.”

Transfer Agent, Registrar and Custodian

State Street will serve as the Fund’s transfer, shareholder services and distribution paying agent. The Fund will be responsible for the transfer agency fees in the amount of .04% of the Fund’s total assets per year.

State Street will also serve as the registrar for the Fund’s shares and the Fund’s custodian. The custodian performs custodial, fund accounting and portfolio accounting services. BCI, the Fund’s clearing broker, also may serve as custodian for all or a portion of the Fund’s assets.

All fees charged by the transfer agent for transfers and withdrawals of shares are borne by the Fund, except that fees similar to those customarily paid by shareholders for surety bond premiums to replace lost or stolen certificates, taxes or other governmental charges, special charges for services requested by a shareholder and other similar fees or charges are borne by the affected shareholder. There is no charge to shareholders for disbursements of Fund distributions of available cash. The Fund will indemnify the transfer agent and its agents from certain liabilities.

The transfer agent may at any time resign, by notice to the Fund, or be removed by the Fund. Such resignation or removal will become effective upon the appointment by the manager of a successor transfer agent and registrar and its acceptance of such appointment. If no successor has been appointed and has accepted such appointment within 30 days after notice of such resignation or removal, the manager is authorized to act as the transfer agent and registrar until a successor is appointed.

Limited Voting Rights

NCAM manages the Fund’s day-to-day operations and strategic direction. Except as described under “Trust Agreement—Withdrawal of the Manager,” neither the independent committee nor the shareholders will have any right to elect or remove the manager.

Transfer of Shares

After completion of this offering, shares will trade on the NYSE MKT under the ticker symbol “CTF.” Shares can be bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors will incur customary brokerage commissions and charges.

DISTRIBUTIONS

Commencing with the Fund’s first distribution, the Fund intends to make regular monthly distributions to its shareholders (stated in terms of a fixed cents per share distribution rate) based on the past and projected performance of the Fund. The Fund expects to have invested the proceeds of this offering prior to that time, and does not expect to use the proceeds of this offering to make distributions. Among other factors, the Fund will seek to establish a distribution rate that roughly corresponds to NCAM’s projections of the total return that could reasonably be expected to be generated by the Fund over an extended period of time. Each monthly distribution will not be solely dependent on the amount of income earned or capital gains realized by the Fund, and such distributions may from time to time represent a return of capital and may require that the Fund liquidate investments. NCAM, in making such projections, may consider long-term historical returns and a variety of other factors. The Fund’s ability to make distributions will depend on a number of factors, including, most importantly, the long-term total returns generated by the Fund’s commodity investments and the gains generated through the Fund’s options strategy. As market conditions and portfolio performance change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders. Any suspension or reduction of distributions will increase the Fund’s assets under management upon which NCAM earns management fees.

Because the Fund expects to be classified as a partnership for U.S. federal income tax purposes, shareholders will be allocated their pro-rata share of the Fund’s income, gains, losses, deductions and credits for purposes of computing their U.S. federal income tax liability. Depending on market conditions, the Fund anticipates it will make regular monthly distributions intended in part to provide shareholders with cash with which to fund potential U.S. federal income tax liabilities on their proportionate share of income and gains earned by the Fund, although there can be no assurance that distributions for any period will correspond to such potential U.S. federal income tax liabilities or share of income and gains for such period.

The Fund expects to receive substantially all of its current income and gains from the following sources:

•	realized and unrealized net capital gains (both short-term and long-term) from commodity futures contracts;

•	realized and unrealized net capital gains (both short-term and long-term) from the options strategy; and

•	interest income and/or capital gains received on collateral invested in cash equivalents, U.S. government securities and other short-term, high grade debt securities.

The Fund expects to declare its initial distribution within 45 days, and to pay that distribution approximately 60 days, after the completion of this offering, depending on market conditions.

The Fund’s actual financial performance will likely vary significantly from month-to-month and from year-to-year, and there may be periods, perhaps of extended durations of up to several years, when the distribution rate will exceed the Fund’s actual total returns. The Fund’s projected or actual distribution rate is not a prediction of what the Fund’s actual total returns will be over any specific future period. In addition, the Fund does not intend to borrow to obtain the cash necessary to make its distributions, although the Fund does have the ability to borrow in an amount not to exceed 5% of the Fund’s net assets, and such borrowings could be used for distributions. Under normal business conditions, the Fund expects to have sufficient liquidity to pay all monthly and supplemental distributions, without using such borrowing. In the event that the Fund’s distribution rate exceeds its actual returns, the Fund may be required to liquidate investments in order to make such a distribution at times or at prices that it would not otherwise do so and that may be disadvantageous to the Fund and its shareholders. As portfolio and market conditions change, the rate of distributions on the shares and the Fund’s distribution policy could change.

To permit the Fund to maintain a more stable monthly distribution, the Fund may initially distribute less than the entire amount of net realized capital gains and interest income earned in a particular period. Any such undistributed amount would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the amount of net realized capital gains and interest income actually earned by the Fund during the period. Such undistributed amounts of realized capital gains and interest income will be included in the Fund’s net asset value and, correspondingly, distributions from such undistributed amounts will be deducted from the Fund’s net asset value.

To the extent that the total return of the Fund’s overall strategy exceeds the distribution rate for an extended period, the Fund may be in a position to increase the distribution rate or distribute supplemental amounts to shareholders. Conversely, if the total return of the Fund’s overall strategy is less than the distribution rate for an extended period of time, the Fund will effectively be drawing upon its net asset value to meet payments prescribed by its distribution policy. The Fund will pay fees and expenses that must be offset by investment gains and interest income in order to avoid depletion of the Fund’s assets. Due to such fees and expenses, distributions paid by the Fund over time are likely to be less than the amount of net realized capital gains and interest income actually earned by the Fund.

For U.S. federal income tax purposes, a shareholder’s share of the Fund’s income, gain, loss, deduction and other items will be equal to such shareholder’s proportionate interest in the items allocated by the Fund, regardless of the amount of cash distributed. See “Federal Income Tax Considerations—U.S. Shareholders—Allocation of the Fund’s Profits and Losses.” In general, the Fund’s taxable income and losses will be determined monthly and will be allocated to the holders of Fund shares in proportion to the number of shares owned by each of them as of the close of the last trading day of the preceding month. See “Federal Income Tax Considerations—U.S. Shareholders—Monthly Allocation Convention.” Depending on the amount of distributions and on the allocations of tax items to shareholders, it is possible you may recognize taxable income without a corresponding receipt of cash. See “Federal Income Tax Considerations—U.S. Shareholders—Treatment of Fund Income.”

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the Fund shareholder’s tax basis in the shares. See “Federal Income Tax Considerations—U.S. Shareholders—Tax Basis in Fund Shares.” Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of those shares. See “Federal Income Tax Considerations—U.S. Shareholders—Disposition of Shares.”

The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting the shareholder’s allocable portion of each of the Fund’s U.S. federal income tax items. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. See “Federal Income Tax Considerations—U.S. Shareholders—Tax Reporting by the Fund.”

NET ASSET VALUE

Under the Fund’s intended operational procedures, the Fund’s net asset value will be calculated as of the close of the NYSE MKT, on each day that the NYSE MKT is open. Net asset value per share is computed by dividing the value of all assets of the Fund (including any accrued interest and dividends), less all liabilities (including accrued expenses and distributions declared but unpaid), by the total number of shares outstanding. The Fund will publish its net asset value on its website on a daily basis, rounded to the nearest cent.

For purposes of determining the net asset value of the Fund, portfolio instruments are valued primarily by independent pricing services approved by the manager at their market value. The Fund’s commodity futures and option contracts are generally valued at the closing price determined on the principal exchange on which they are traded or as determined by the pricing service. The pricing service typically will value non-exchange-traded portfolio holdings using a wide range of market data and other information and analysis, including reference to transactions in comparable instruments. The manager will review the values as determined by the independent pricing service and discuss those valuations with the pricing service if appropriate based on pricing oversight guidelines established by the manager that it believes are consistent with industry standards. If the pricing services are unable to provide a market value, if the manager deems the pricing services valuation to be unreliable, or if a significant event occurs such that the valuation provided is deemed unreliable, the Fund may value portfolio instruments(s) at their fair value, which is generally the amount that the Fund might reasonably expect to receive upon the current sale or closing of a position. The fair value of an instrument is based on the manager’s good faith judgment and may differ from subsequent quoted or published prices. For example, events may occur after the close of the relevant market but prior to the time as of which the Fund’s net asset value is calculated, which materially impact the instrument’s value, and the fair value on a given day would take such events into account.

The Fund does not continuously offer shares and does not provide daily redemptions. Rather, if a shareholder determines to buy additional shares or sell shares already held, the shareholder may do so by trading on the NYSE MKT through a broker or otherwise. Shares of the Fund may trade on the NYSE MKT at prices higher or lower than net asset value. Because the market value of the Fund’s shares may be influenced by such factors as distribution levels (which are in turn affected by expenses), distribution stability, net asset value, relative demand for and supply of such shares in the market, general market and economic conditions, and other factors beyond the Fund’s control, the Fund cannot guarantee that shares will trade a price equal to or higher than net asset value in the future. The shares are designed primarily for long-term investors, and investors should not view the Fund as a vehicle for trading purposes.

USE OF NET PROCEEDS

The Fund will invest the net proceeds of the offering in accordance with the Fund’s investment objective as stated in this prospectus. Upon receipt, the Fund will use all of the net proceeds to invest in commodity futures contracts and options on commodity futures contracts, and cash equivalents, U.S. government securities and other short-term, high grade debt securities constituting collateral assets. The manager has sole authority to determine the percentage of assets that will be:

•	held on deposit with the commodity broker or other custodian,

•	used for other investments, and

•	held in bank accounts to pay current obligations and as reserves.

The commodity subadvisor and the collateral subadvisor expect to deposit a portion of the Fund’s net assets with the commodity broker or other custodian as initial margin for investments. It is presently anticipated that the Fund will be able to invest substantially all of its net proceeds in accordance with its investment objective within approximately 30 business days after the completion of the offering. Pending such investment, it is anticipated that the proceeds will be invested in cash and obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities.

The Fund uses only short-term securities to satisfy margin requirements. The manager expects that all entities that will hold or invest the Fund’s assets will be based in the U.S. and will be subject to U.S. regulations.

Approximately 15% to 25% of the Fund’s net assets will initially be committed as margin for commodity futures contracts (approximately half of which will be initial margin and the other half of which will be held to meet variation margin). All of the margin will be held at BCI in an interest-bearing cash account or invested in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities. The notional value of the Fund’s commodity futures contracts at the time of investment will not exceed 100% of the liquidation value of the Fund’s assets. However, the percentage of assets committed as margin may be substantially more, or less, than 15% to 25% of the Fund’s assets. All interest income is used for the Fund’s benefit.

The clearing broker, government agency or any commodity exchange on which the Fund trades could increase margins applicable to the Fund to hold futures or options positions at any time.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated             , 2012, each underwriter named below for which Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nuveen Securities, LLC, are acting as representatives, has severally agreed to purchase, and the Fund has agreed to sell to such underwriter, the number of shares set forth opposite the name of such underwriter.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Nuveen Securities, LLC

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the shares in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated severally and not jointly, to purchase all the shares sold under the underwriting agreement if any of the shares are purchased. In the underwriting agreement, the Fund and NCAM have agreed to indemnify the underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the underwriters may be required to make for any of those liabilities.

Commissions and Discounts

The underwriters propose to initially offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus and some of the shares to certain dealers at the public offering price less a concession not in excess of $             per share. Investors in the Fund will pay underwriting commissions of $1.125 per share, equal to 4.5% of the initial offering price. After the initial public offering, the public offering price, concession and discount may be changed. Investors must pay for any shares purchased on or before             , 2012.

The following table shows the public offering price, underwriting commissions and proceeds, after expenses, to the Fund. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$25.000	$	$
Underwriting commissions	$1.125	$	$
Estimated offering expenses	$.05	$	$
Proceeds, after expenses, to Fund	$23.825	$	$

The offering expenses are estimated at $1,802,000 and are payable by the Fund in an amount of $400,000, or $.05 per share ($             if the option to purchase additional shares is exercised in full). Offering expenses paid by the Fund may include reimbursement to Nuveen or its affiliates for expenses incurred in connection with the offering. Nuveen has agreed to reimburse all organizational expenses and to pay offering expenses of the Fund (other than underwriting commissions) that exceed $.05 per share.

Option to Purchase Additional Shares

The Fund has granted the underwriters an option to purchase up to              additional shares at the public offering price, less the underwriting commissions, within 30 days from the date of this prospectus. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the preceding table.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is complete, SEC rules may limit underwriters and selling group members from bidding for and purchasing the Fund’s shares. However, the representatives may engage in transactions that stabilize the price of the Fund’s shares, such as bids or purchases to peg, fix or maintain that price.

If the underwriters create a short position in our shares in connection with the offering (i.e., if they sell more shares than are listed on the cover of this prospectus), the representatives may reduce that short position by purchasing shares in the open market. The representatives may also elect to reduce any short position by exercising all or part of the option to purchase additional shares described above. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of shares sold in this offering for their account may be reclaimed by the syndicate if such shares are repurchased by the syndicate in stabilizing or covering transactions. Purchases of our shares to stabilize the price of the shares or to reduce a short position may cause the price of our shares to be higher than it might be in the absence of such purchases.

Neither the Fund nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. In addition, neither the Fund nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The Fund has agreed not to offer or sell any additional shares for a period of 180 days after the date of the underwriting agreement without the prior written consent of the underwriters, except for the sale of the shares to the underwriters pursuant to the underwriting agreement.

The shares will be sold to ensure that the NYSE MKT distribution standards (i.e., round lots, public shares and aggregate market value) will be met.

Other Information

In connection with an inquiry by FINRA into the activities of Nuveen, a registered broker-dealer affiliate of Nuveen Asset Management that is involved in the offering of the Fund’s shares, in marketing and distributing preferred shares of certain closed-end funds managed by Nuveen Fund Advisors, FINRA staff members had previously notified Nuveen that they had made a preliminary determination to recommend that disciplinary action be brought against Nuveen. A letter of acceptance, waiver and consent was publicly issued by FINRA on May 23, 2011, including findings by the FINRA staff that certain closed-end fund preferred share marketing materials provided by Nuveen were false and misleading from 2006 to 2008, and of failures by Nuveen relating to its supervisory system with respect to the marketing of such preferred shares. Nuveen neither admitted nor denied these findings, and agreed, among other things, to pay a fine of $3 million in connection with the settlement of this matter.

Other Relationships

NCAM (and not the Fund) has agreed to pay from its own assets to Merrill Lynch, Pierce, Fenner & Smith Incorporated a structuring fee for advice relating to the design and organization of the Fund as well as for services related to the sale and distribution of the Shares in an amount equal to 1.25% of the total price to the public of the shares sold in this offering. The total amount of this structuring fee payment to Merrill Lynch, Pierce, Fenner & Smith Incorporated will not exceed 1.25% of the total price to the public of the shares sold in this offering.

NCAM (and not the Fund) may also pay certain qualifying underwriters a structuring fee, a sales incentive fee or additional compensation in connection with the offering. The total amounts of these payments paid to any such qualifying underwriter will not exceed 1.5% of the total price of the shares sold by that underwriter in this offering.

In addition, the sum total of all compensation to the Underwriters in connection with this offering of shares will not exceed in the aggregate 9% of the total price to the public of the shares sold in this offering.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial lending, investment banking, financial advisory, investment management, principal investment, hedging, derivatives, financing and brokerage activities. Certain of the underwriters or their respective affiliates from time to time have provided in the past, and may provide in the future, securities trading, commercial lending, investment banking, financial advisory, investment management, principal investment, hedging, derivatives, financing and brokerage activities to the Fund and its affiliates, including Nuveen Investments, in the ordinary course of business, for which they received, and may receive, customary fees and expenses.

The Fund anticipates that certain underwriters may from time to time act as brokers in connection with the execution of its portfolio transactions, and after they have ceased to be underwriters, and the Fund anticipates that certain underwriters may from time to time act as dealers in connection with the execution of portfolio transactions. Certain underwriters, their affiliates or employees, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, have, and other underwriters that participate in this offering or their affiliates may have, a minority interest in Nuveen Investments, the parent company of Nuveen, NCAM, Nuveen Asset Management and Gresham LLC.

The principal business address of Merrill Lynch, Pierce, Fenner & Smith Incorporated is One Bryant Park, New York, New York 10036. The principal place of business of Nuveen Securities, LLC is 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606. Nuveen, one of the representatives of the underwriters, is an affiliate of the manager and the collateral subadvisor.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

General

This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”), which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund. “Employee benefit plans” and “plans” are referred to below as “Plans,” and fiduciaries with investment discretion are referred to below as “Plan Fiduciaries.” Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, “simplified employee pension plans,” Keogh plans for self-employed persons and IRAs.

Special Investment Consideration

Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the Plan, that the investments of the Plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan.

The Fund Should Not Be Deemed to Hold “Plan Assets”

A regulation issued under ERISA contains rules for determining when an investment by a Plan in an equity interest of a statutory trust will result in the underlying assets of the trust being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of a statutory trust will not be plan assets of a Plan that purchases an equity interest in the trust if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of a trust are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such trust may be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

(1) “freely transferable” (determined based on the applicable facts and circumstances);

(2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The manager believes that the conditions described above will be satisfied with respect to the shares. Therefore, the shares should constitute “publicly-offered securities” and the Fund’s underlying assets should not be considered to constitute plan assets of any Plan that purchases shares.

Ineligible Purchasers

In general, shares may not be purchased with the assets of a Plan if the manager, the commodity broker, the subadvisors or any of their affiliates or employees either:

(1) exercise any discretionary authority or discretionary control respecting management of the Plan;

(2) exercise any authority or control respecting management or disposition of the assets of the Plan;

(3) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

(4) have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

(5) have any discretionary authority or discretionary responsibility in the administration of the Plan.

SELECTED FINANCIAL DATA

The following table sets forth selected financial data for the Fund. The selected financial data as of and for the six months ended June 30, 2012, and for the period from May 25, 2011 (date of organization) to December 31, 2011 have been derived from the audited financial statements included elsewhere in this prospectus and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, including the notes thereto, and other historical financial information included elsewhere in this prospectus.

	June 30, 2012	December 31, 2011*
Total assets	$794,055	$588,055
Total liabilities	$774,000	$568,000
Net assets	$20,055	$20,055
Shares outstanding	840	840
Net investment income	$—	$—
Net cash flows	$—	$20,055

*	For the period May 25, 2011 (date of organization) through December 31, 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Market Perspectives

The Fund is new and does not have any operating history or performance results to report. The following discussion provides an overview of recent developments and current trends in the commodities markets and highlights Gresham’s market outlook in the near-term.

Recent Commodity Market Performance.    In the last two years, the commodity markets have experienced significant volatility as evidenced by crude oil prices fluctuating around $100 a barrel, considerable price swings in corn, wheat and other agricultural commodities, the price of gold rising to record highs of $1,900 per ounce, and continuing wide spreads between the prices of WTI crude oil and Brent crude oil. In recent months, individual commodity markets have faced conflicting influences of short-term headline risk and longer-term fundamental uncertainty.

Following a dramatic sell-off that dominated the markets in the second half of 2011, the commodities markets commenced 2012 poised for a positive correction. During January and February 2012 commodities markets generally rose, but from March through June commodities markets were hurt by continued investor uncertainty over the global economic outlook. Some short-term developments in 2012, such as extreme heat throughout the U.S., boosted commodity prices in June, particularly in agriculture, while economic weakness in Europe and early signs of slowdowns in the emerging market economies hurt commodities prices broadly. In the first half of 2012, prices in the overall commodities market, as measured by the DJ-UBSCI, declined 3.7% (for the period from January 1, 2012 to June 30, 2012). For more information on index performance, see Exhibit 4 in the “Additional Background Information” section of Part Two of this prospectus.

While the year-to-date 2012 total return performance for the overall commodity markets was negative for the period ended June 30, 2012, the performance picture for individual commodities was mixed. Certain individual commodities experienced very significant price appreciation, such as soybeans and corn, while other individual commodities experienced modest positive price appreciation, such as gold, copper and live cattle. By contrast, crude oil and natural gas, for instance, experienced significant price declines. The combination of lower demand plus growing production and supplies in the U.S. negatively impacted crude oil and gasoline prices. Natural gas fell to record lows in the first half as a result of growing domestic production and storage inventories, but managed a moderate recovery in late April through the end of June 2012.

In agriculture, prices of corn and wheat were weakened by forecasts of large crops for most of 2012’s first half, but at the end of June 2012, record breaking heat across the central U.S. threatened crop development, increasing prices of many agricultural commodities. Soybean prices were strong in first half 2012, setting record prices, reacting to high demand from China. Prices for industrial metals fell from March to June 2012 on expectations of lower demand and prices for precious metals fell as well in the first half of 2012.

Near-Term Commodity Market Outlook.    In the near term, Gresham believes that the primary drivers of the commodity markets will be limited economic growth among the leading developing countries and unique and unpredictable headline risks which may create supply and demand and price trends unrelated to less than robust underlying fundamentals. Gresham expects the market to experience increasing volatility in prices and returns and wider return dispersion for individual commodities. In such an environment, price trend momentum tends to become more erratic and subject to change. The Fund’s long/short commodity investment strategy seeks to take advantage of commodity price momentum when prices move up or down or the momentum measures signal a change in position. Gresham believes that the Fund’s long/short commodity investment strategy is well positioned to take advantage of the opportunity from such potential return dispersion of individual commodities - when some prices are rising while others trend lower, and volatility is high across the board. The potential benefits of shorting select individual commodities are illustrated in Exhibit 4 in the “Additional Background Information Section” of Part Two of this prospectus, which shows that the Index outperformed long-only commodity market benchmarks in volatile markets such as 2008, 2011 and first half 2012.

Gresham expects that the U.S. economy will be in a sustained low growth environment through 2012 and 2013, and that interest rates will be held at historically low levels. Gresham will monitor the macroeconomic landscape to determine when and how fiscal and monetary stimulus will impact risk capital flows and the overall commodity markets.

General Outlook.    Gresham believes the current market environment is a favorable entry point to launch the Fund. When there are supply/demand imbalances in a commodity market, the commodity’s price trend may be persistent and the Fund can use its momentum rule to make profitable investment decisions. The Fund’s long/short strategy seeks to profit from long futures investments when prices of individual commodities rise and from short futures investments when prices fall. For example, based on recent momentum trends, the Index as of August 31, 2012 had long positions in soybeans, corn, wheat, crude oil (brent) and gasoline; flat positions in crude oil (WTI) and natural gas; and short positions in coffee, live cattle and copper.

Generally, Gresham expects to see continued volatility in individual commodity prices and returns which may benefit the Fund’s options strategy. With increased volatility, the Fund expects to generate higher premiums from option writing. Such option premiums should help enable the Fund to more efficiently implement its distribution policy. Furthermore, Gresham believes that the Fund’s commodity option strategy will help to limit overall portfolio volatility without significant impact on the underlying commodity futures contracts.

Potential Impact of Recent CFTC Regulatory Changes.    In October 2011, the CFTC adopted final regulations pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that impose position limits on 28 physical commodity futures and options contracts and on swaps that are economically equivalent to such contracts in order to prevent excessive speculation and manipulation in the commodity markets. The contracts include certain agricultural, metals and energy commodities to be traded by the Fund. Under such regulations, position limits would be set on the spot month, single month and all-months-combined across different trading venues for contracts based on the same underlying commodity. The position limits will be implemented in two phases: the first phase will be on spot month contracts for which position limits were established under prior regulations (i.e., certain agricultural contracts called “legacy contracts”) based on exchange data and existing limits. In the second phase, the CFTC will adjust the limits on spot month legacy contracts on a regular schedule, set to 25% of the CFTC’s determination of estimated deliverable supply for the commodity in normal cash marketing channels at the contract’s delivery point. The Fund does not intend to trade contracts in the spot month, which the final regulations define generally as the period commencing just before the first notice day for any delivery month and terminating at the end of the delivery period. Non-spot month limits for non-legacy contracts (agricultural contracts not subject to position limits before the final regulations and energy and metals contracts) will be set in the second phase based on a scaled percentage of the total open interest for a 12-month time period.

The final regulations require that a trader aggregate all positions in accounts in which the trader, directly or indirectly, holds an ownership or equity interest of 10 percent or more as well as accounts over which the trader controls trading. A trader would also be required to aggregate positions in multiple accounts or commodity pools, including passively-managed index funds, if those accounts or pools have identical trading strategies. The regulations provide for daily and monthly reporting of cash commodity transactions and corresponding hedge positions if limits are exceeded and an enhanced reporting regime for traders who hold or control positions in certain energy and metal contracts above a specified net long or net short position. A trader is not required to aggregate positions in multiple accounts or commodity pools, however, if such trader (or its applicable divisions/subsidiaries) qualifies as an “Independent Account Controller” under CFTC Regulation 151.1 and avails itself of the independent account controller exemption under CFTC Regulation 151.7(f). Upon the effectiveness of the CFTC’s new position limit regulations in October 2012, Gresham NTA will operate under the independent account controller exemption such that Gresham NTA will not be required to aggregate its positions with Gresham LLC’s other division.

The compliance date for agricultural spot month and non-spot month legacy contracts and the aggregation of such limits is October 12, 2012. For non-spot month non-legacy contracts the compliance date will be determined by the CFTC when it establishes limits expected to be in approximately 12 months after collection of swap positional data. Prior to this time, traders are required to comply with existing position limits and exchange accountability levels.

The final regulations are extremely complex and may require further guidance and interpretation by the CFTC to determine in all respects how they apply to the Fund. The full implementation of the Fund’s investment strategy could be negatively impacted by these regulations.

Critical Accounting Policies

The Fund’s critical accounting policies are as follows:

Preparation of the financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund’s application of these policies involves judgments and actual results may differ from the estimates used.

The Fund expects to hold a significant portion of its assets in options, futures contracts, and high quality debt instruments, all of which will be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statement of Operations as changes in unrealized appreciation (depreciation).

The use of fair value to measure financial instruments, with related unrealized appreciation or depreciation recognized in earnings in each period, is fundamental to the Fund’s financial statements. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Generally, commodity futures contracts and options on commodity futures contracts traded on an exchange will be valued at the final settlement price or official closing price as determined by the principal exchange on which the instruments are traded as supplied by independent pricing services. Options on commodity futures contracts not traded on an exchange will be valued, in order of hierarchy, by independent pricing services, price quotations obtained from counterparty broker-dealers, or through fair valuation methodologies as determined by the manager.

Market quotations for exchange-traded commodity futures contracts and options on commodity futures contracts may not be readily available as a result of significant events, which can include, but are not limited to: trading halts or suspensions, market disruptions, or the absence of market makers willing to make a market in such instruments. In addition, events may occur after the close of the market, but prior to the determination of the Fund’s net asset value, that may affect the values of the Fund’s investments. In such circumstances, the manager will determine a fair valuation for such investments that in its opinion is reflective of fair market value.

Realized gains (losses) and changes in unrealized appreciation (depreciation) on open positions will be determined on a specific identification basis and recognized in the Statement of Operations in the period in which the contract is closed or the changes occur, respectively.

Interest income, which reflects the amortization of premiums and includes accretion of discount for financial reporting purposes, will be recorded on an accrual basis. Interest income also will reflect paydown gains and losses, if any.

Liquidity and Capital Resources

As of the date of this prospectus, the Fund has not begun investment activities. To date its only transactions have been preparation of this offering and a capital contribution of $20,055 to the Fund by the manager. Once the Fund begins investment activities, the Fund will implement its strategy by taking long and/or short positions in commodity futures contracts with a portion of the Fund’s assets, writing put and call options pursuant to the long/short commodity investment program and by investing the remaining assets of the Fund as collateral in cash equivalents, U.S. government securities and other short term, high grade debt securities. The initial margin required to support a strategy based upon the long/short commodity investment program currently does not exceed 12.5% of the Fund’s portfolio’s assets. The Fund expects it will post 15% to 25% of its assets in a margin account with the clearing broker; the remaining 75% to 85% of its assets will be held by the Fund in a separate collateral pool and managed by the collateral subadvisor. The Fund believes the higher allocation to initial margin will provide a significant buffer to accommodate variations in the required margin posting that may result from market volatility, potential gains and losses on the contracts, and changes in margin rules, and will minimize the frequency of cash transfers from the Fund’s other collateral pool to meet variation margin requirements. Periodically, or whenever necessary because of changes in market conditions or margin rules, the Fund will true-up, or rebalance, the margin deposit held by the clearing broker so as to maintain approximately two times the required initial margin.

The Fund’s investments in commodity futures contracts and options on commodity futures contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the futures contract can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Fund from promptly liquidating its commodity futures positions.

Since the Fund will invest in commodity futures contracts, its capital will be at risk due to changes in the value of these contracts (market risk) and may be at risk due to the inability of the clearing house or counterparties to perform under the terms of the contracts (credit risk).

Market Risk

Investing in commodity futures contracts will involve the Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk associated with the Fund’s commitments to purchase commodities will be limited to the gross or face amount of the contracts held.

The Fund’s exposure to market risk may be influenced by a number of factors including changes in international balances of payments and trade, currency devaluations and revaluations, changes in interest and foreign currency exchange rates, price volatility of commodity futures contracts and market liquidity. The inherent uncertainty of the Fund’s investments as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

The Fund may be exposed to credit risk from its investments in commodity futures contracts and options on commodity futures contracts resulting from the clearing house associated with a particular exchange failing to meet its obligations to the Fund. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members ( i.e., as in some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Fund.

The Fund’s investment strategy will attempt to minimize these market risks and the commodity subadvisor will attempt to minimize the credit risks, by requiring the Fund to abide by various investment limitations and policies, which will include limiting margin accounts, investing only in liquid markets and permitting the use of stop-loss provisions. The commodity subadvisor will implement procedures which will include, but will not be limited to:

•	employing the options strategy to limit directional risk (although there is no guarantee that the Fund’s options strategy will be successful);

•	executing and clearing trades only with counterparties the commodity subadvisor believes are creditworthy counterparties;

•	limiting the amount of margin or premium required for any one commodity or all commodities combined; and

•	generally limiting transactions to contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

The commodity broker, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures investment. The commodity broker will not be allowed to commingle such assets with other assets of the commodity broker. In addition, CFTC regulations also will require the commodity broker, when acting as the Fund’s futures commission merchant, to hold in a separate account assets of the Fund related to foreign futures investment and not commingle such assets with others assets of the commodity broker.

Off-Balance Sheet Arrangements and Contractual Obligations

The Fund does not expect to utilize special purpose entities to facilitate off-balance sheet financing arrangements and has no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks that service providers undertake in performing services which are in the best interests of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the manager, the subadvisors, the custodian, the transfer agent, commodity brokers and, to the extent that the Fund enters into OTC transactions, dealers. Management fee payments made to the manager are calculated as a percentage of the Fund’s assets. Commission payments to the commodity broker are on a contract-by-contract, or round-turn basis. The manager cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. Additionally, these agreements may be terminated by either party for various reasons.

Emerging Growth Company Status

As a company with less than $1 billion in revenue during its last fiscal year, the Fund qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). “Emerging growth company” does not mean that the Fund is a “growth” type of investment vehicle or that it will utilize a “growth” investment strategy. As an “emerging growth company,” the Fund may, but does not intend to, take advantage of reduced reporting and other requirements that are otherwise applicable generally to public companies. The exemptions include:

•	a requirement to disclose only two years of audited financial statements, selected financial data and related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	reduced disclosure about its executive compensation arrangements;

•	no requirement to hold nonbinding advisory shareholder votes on executive compensation or golden parachute arrangements;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

•	the option to use an extended transition period for complying with new or revised accounting standards.

The Fund may, but does not intend to, take advantage of these exemptions for up to five years or such earlier time that it is no longer an “emerging growth company.” In general, the Fund would cease to qualify as an “emerging growth company” if it has more than $1 billion in annual revenues, it has more than $700 million in market value of its shares held by non-affiliates on any June 30th after it has been public for a year, or the Fund issues more than $1 billion of non-convertible debt over a three-year period.

The Fund is choosing to “opt out” of a provision of the JOBS Act that permits an “emerging growth company” to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, the Fund will comply with new or revised accounting standards on the relevant dates on which the adoption of such standards is required for non-emerging growth companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

The Depository Trust Company (“DTC”) will act as securities depository for the shares. The shares will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One fully-registered share certificate will be issued for the shares, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of shares under the DTC system must be made by or through Direct Participants, which will receive a credit for the shares on DTC’s records. The ownership interest of each shareholder is in turn to be recorded on the Direct and Indirect Participants’ records. Shareholders are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the shareholder entered into the transaction. Transfers of ownership interests in the shares are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of shareholders. Shareholders will not receive certificates representing their ownership interests in shares.

To facilitate subsequent transfers, all shares deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of shares with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the shares; DTC’s records reflect only the identity of the Direct Participants to whose accounts such shares are credited, which may or may not be the shareholders. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to shareholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption proceeds, distributions, and dividend payments on the shares will be made to Cede & Co. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Fund, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to shareholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, or the Fund, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. is the responsibility of the Fund. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the shareholders will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the shares at any time by giving reasonable notice to the Fund. Under such circumstances, in the event that a successor depository is not obtained, share certificates are required to be printed and delivered.

The Fund may decide to discontinue use of the system of book-entry-only transfers through DTC. If a successor to DTC shall be employed as securities depository, the Fund and the manager shall establish procedures acceptable to such successor pursuant to the Trust Agreement.

TRUST AGREEMENT

The following summary describes in brief the material terms of the Trust Agreement, including the respective responsibilities of the Trustee, and the manager, as well as the duties of the independent committee, with respect to the Fund and certain matters with respect to the shares and the operation of the Fund. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this prospectus is a part and consult with their own advisors concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Each shareholder, by virtue of having purchased or otherwise having acquired a share, shall be deemed to have expressly consented to and agreed to be bound by the terms of the Trust Agreement. Capitalized terms used in this section and not otherwise defined shall have the meanings assigned to them under the Trust Agreement.

Authority of the Trustee

The Trustee serves as the trustee of the Fund located in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings as required under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund, the independent committee, the manager or the shareholders. The Trustee is permitted to resign upon at least 60 days notice to the Fund and the manager, provided that any such resignation will not be effective until a successor Trustee is appointed by the manager or the Delaware Court of Chancery. The Trust Agreement provides that the Trustee is compensated by the manager or an affiliate of the manager (including the Fund), and is indemnified by the Fund against any expenses it incurs relating to or arising out of the Fund’s formation, operation or termination, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses are held by a court of competent jurisdiction in a final, non-appealable proceeding to have resulted from the Trustee’s actual fraud or willful misconduct. The manager has the discretion to replace the Trustee. Neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement. The Trustee has no duty to supervise or monitor the manager’s performance, nor does the Trustee have any liability for the manager’s acts or omissions.

Authority of the Independent Committee

The independent committee, whose members are unaffiliated with the manager, do not have any duties (including fiduciary duties) or responsibilities to manage the Fund, all of which the Trust Agreement vests in the manager, except those functions required under the listing standards of the NYSE MKT. Consequently, the independent committee does not have the wide-ranging duties and powers similar to a board of directors of an investment company. The Trust Agreement provides that the members of the independent committee will be indemnified by the Fund against liabilities arising out of the performance of their duties pursuant to the Trust Agreement, except to the extent that any such liabilities result from actual fraud or willful misconduct by such member of the independent committee. The Fund also expects to provide Directors’ and Officers’ Insurance coverage to the members of the independent committee.

The independent committee serves the audit committee and nominating committee functions for the Fund, in accordance with the listing standards of the NYSE MKT and the applicable committee charter. It also has the authority to remove any member of the independent committee who either ceases to be an “independent director” pursuant to the listing standards or is subject to statutory disqualification under Sections 8a(2) or 8a(3) of the CEA. The independent committee may appoint new members of the independent committee in the event of any vacancy caused by death, resignation or removal.

Information concerning the members of the independent committee (Christopher A. Cotter, Jon C. Hunt, L. Joe Moravy and Harry W. Short) is set forth under “Management of the Fund—Independent Committee.”

Authority of the Manager

The manager is generally authorized by the Trust Agreement to perform all acts deemed necessary, proper, convenient or advisable to carry out the purposes of the Fund and to conduct the business of the Fund pursuant to the Trust Agreement. In addition to the powers described elsewhere in this prospectus, the manager has the authority to:

•

enter into, execute, deliver and maintain, and to cause the Fund to perform its obligations under, contracts, agreements and any or all other documents, and to perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the shares and the conduct of Trust activities;

•

establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on the Fund’s behalf with appropriate banking and savings institutions, brokers and dealers and futures commission merchants, and execute and/or accept any instrument or agreement incidental to the Fund’s business;

•	deposit, withdraw, pay, retain and distribute the property and cash held by the Fund;

•	redeem, purchase or otherwise acquire any outstanding share;

•	admit, in the manager’s sole discretion, affiliates or non-affiliates of the manager as additional managers pursuant to the provisions of the Trust Agreement, and

•

exercise as the power of attorney to take certain actions, including the execution and filing of documents, on the Fund’s behalf in accordance with the Trust Agreement. In addition, upon acquisition of the Fund’s shares, each shareholder will be deemed to have executed and delivered to the manager a power of attorney with respect to the execution and filing of Fund documents, including filings required by any law of any state or other jurisdiction or government agency or amendments to the Trust Agreement.

The Trust Agreement limits the authority of the manager as follows:

•

The manager may not cause the Fund to borrow money from or loan money to itself or any shareholder except in connection with the repayment by a shareholder of any taxes paid on its behalf by the Fund pursuant to the terms of the Trust Agreement.

•

The manager may not cause the Fund to create, incur, assume or permit to exist any lien, mortgage, pledge, conditional sales or other title retention agreement, encumbrance or other charge or security interest in respect of the Fund’s assets, except for tax liens not delinquent or being contested in good faith, deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, deposits or pledges to secure contracts, surety or appeal bonds or other ordinary business obligations, mechanics or other like liens arising in the ordinary course of business or being contested in good faith, liens arising under ERISA, and deposits, security interests or liens to secure, mortgage, or collateralize investments made by the Fund in accordance with its investment objective, policies and strategies of the Trust or for temporary or emergency purposes.

•	The manager may not cause the Fund to be treated as an association taxable as a corporation for U.S. Federal income tax purposes.

•

The manager may not cause the Fund to borrow or enter into a financing arrangement that, when aggregated with all then outstanding borrowings and financings of the Fund, is in excess of 5% of the net assets of the Fund (calculated as of the initial effective date of such borrowing or arrangement, regardless of any extensions or modifications thereof).

Withdrawal and Removal of the Manager

The manager may withdraw from the Fund voluntarily upon 90 days’ prior written notice to shareholders (which may be effected via a press release or posting to the Fund’s website) and the Trustee. Unless there is a remaining manager at the time of the manager’s withdrawal, shareholders holding shares representing at least a majority (over 50%) of the outstanding shares (not including shares held by the manager or its affiliates) may vote to elect a successor manager who must be duly licensed and qualified to carry on the Fund’s business.

The manager may be removed upon 90 days prior written notice if such removal is approved by shareholders holding more than 50% of the shares (excluding for this purpose shares held by the manager and its affiliates). The manager retains the authority to admit a non-affiliate additional manager during this 90-day period, subject to the approval of shareholders (excluding the manager and its affiliates) holding more than 50% of the shares.

Shareholder Meetings

To the extent required by the NYSE MKT, meetings of the shareholders shall be called by the manager at least annually. In addition, upon the written request of shareholders holding at least 20% of the shares of the Fund (not including shares held by the manager or its affiliates), the manager will call a meeting of the shareholders. Notice of such meeting shall be given within 30 days after receipt of such request, and the meeting shall be held not less than 30 and not more than 60 days after the date of mailing of such notice. The manager may also call a meeting upon not less than 30 and not more than 60 days notice prior to the meeting. Any such notice shall be accompanied by a description of the proposed action to be taken at the meeting, which shall be held at a reasonable time and place. Each shareholder shall be entitled to one vote per share on each matter submitted to a vote of shareholders.

Indemnification of the Manager

The Trust Agreement provides that the manager and any of its affiliates performing services on the Fund’s behalf and acting within the scope of the manager’s authority will be indemnified by the Fund (including without limitation indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it in connection with its activities for the Fund, except to the extent that such liability or loss results from actual fraud or willful misconduct by the manager. However, indemnification arising out of an alleged violation of Federal and state securities laws is limited as discussed below under “—Provisions of Law.”

Expenses incurred by the manager in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid by the Fund in advance provided that the manager undertakes to repay such amounts upon a determination that the manager is not entitled to indemnification by a court of competent jurisdiction in a final, non-appealable proceeding.

In addition, the Trust Agreement provides that in the event the Fund is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s obligations or liabilities unrelated to Fund business, the shareholder shall indemnify, defend, hold harmless and reimburse the Fund for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Manager Expenses

Pursuant to an investment management agreement between the Fund and the manager, the Fund has agreed to pay an annual management fee for the services and facilities provided by the manager. The manager shall be reimbursed by the Fund for all amounts advanced by the manager on behalf of the Fund for which payment the Fund is responsible, including, but not limited to, transfer agent fees, fees and expenses of the Trustee and the independent committee, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing and mailing and duplication costs.

Limited Liability

A number of states do not have “statutory trust” statutes such as that under which the Fund has been formed in the State of Delaware. It is possible that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such a state. To protect shareholders against any loss of limited liability, the Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking issued or executed by the manager on behalf of the Fund shall give notice that it was executed on behalf of the Fund and is not binding on any shareholder personally. Furthermore, the Fund will indemnify its shareholders against any liability that such shareholders might incur solely because of their status as shareholders (excluding certain tax liabilities).

The shares are limited liability investments and investors may not lose more than the amount that they invest. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, although the manager is not aware of this provision ever having been invoked in the case of any public futures fund, shareholders agree in the Trust Agreement that they are liable and will indemnify the Fund for any loss, liability, damage, cost and expense incurred by the Fund, including attorneys’ and accountants’ fees as a result of:

•	obligations or liabilities of any shareholder (excluding the manager and its affiliates) unrelated to the Fund’s business, or

•	any taxes required to be paid by the Fund with respect to shareholders’ allocable share of income.

The foregoing repayment of distributions and indemnity provisions (other than the provision for shareholders’ liability for taxes imposed upon the Fund with respect to shareholders’ allocable share of income) are commonplace in statutory trusts and limited partnerships.

Expenses

See “Fees and Expenses” and “Management of the Fund—Management Fees.”

The Manager’s Duties and Remedies

Shareholders have legal rights under Delaware law and applicable Federal and State commodity and securities laws. However, as permitted under the Delaware Statutory Trust Act, the Trust Agreement provides that neither the manager nor its affiliates will have any duties (including fiduciary duties) to the Fund, the independent committee, the shareholders or any other person under the laws of the State of Delaware, other than the implied contractual covenant of good faith and fair dealing. In addition, the Trust Agreement eliminates any liability by the manager or its affiliates for breach of contract or breach of duties (including fiduciary duties) to the Fund, the independent committee, the shareholders or any other person, other than liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Thus, in all dealings affecting the Fund, the manager has a duty to act in a manner consistent with the implied contractual covenant of good faith and fair dealing.

If the manager exercises good faith and fair dealing, it will not be liable merely because you lost money or the manager otherwise did not meet the Fund’s investment objective. Additionally, there are substantial and inherent conflicts of interest in the Fund’s structure. See “Conflicts of Interest—Conflicts Relating to the Manager.”

In the event that you come to believe that the manager has violated its duties, you may have the right to seek relief individually or on behalf of the Fund in a derivative action under applicable laws, including the laws of

Delaware and the Federal commodity laws, to recover damages from or require an accounting by the manager. In addition to certain conditions set forth in the Trust Agreement that must be satisfied in connection with any such derivative action, the Trust Agreement provides that no shareholder may maintain a derivative action on behalf of the Fund unless holders of at least 20% of the outstanding shares join in bringing such action. You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring class actions in a Federal court to enforce your rights and the rights of the other shareholders under Federal and State securities laws and the rules and regulations under those laws. Losses suffered by you as a result of a breach of the securities laws related to your purchase of shares may be recovered from the manager should the breach of those laws have been caused by the manager. Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the manager, as a registered commodity pool operator and commodity trading advisor, and the commodity broker, as a registered futures commission merchant, as well as those of their respective employees who are required to be registered under the CEA and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA for violations of that statute. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

The responsibility of the manager to you and other shareholders is a changing area of the law. If you have questions concerning the responsibilities of the manager, you should consult your legal counsel. The authority, duty and liability of the manager with respect to the operation of the Fund are governed by the Trust Agreement and the Delaware Statutory Trust Act.

Provisions of Law

Provisions of Federal and State Securities Laws. This offering is subject to Federal and State securities laws. If any indemnification of the independent committee or the manager or any person acting as broker or dealer for the Fund arises out of an alleged violation of such laws, it is subject to the following legal conditions.

No indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs), or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs), or a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made.

Provisions of the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the independent committee or the manager or any person acting as broker or dealer to the Fund, the SEC believes that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of cancellation of the manager’s certificate of formation, the expiration of 90 days after the date of notice to the manager of cancellation without a reinstatement of its certificate of formation, or the removal or voluntary withdrawal of the manager without the appointment of a successor pursuant to Section 4.10, 5.2(e) or 8.3(c) of the Trust Agreement, unless (i) at the time there is at least one remaining manager and that remaining manager carries on the business of the Fund or (ii) if the manager is the sole manager of the Fund, shareholders holding shares representing at least a majority (over 50%) of the outstanding shares (not including shares held by the manager and its affiliates) elect to continue the

Fund’s business and to select, effective as of the date of such event, one or more successor managers. Any such election must occur within 90 days of such event and must provide for the election of a manager who is licensed and qualified to conduct the duties of a manager of the trust. If such an election is made, all shareholders of the Fund shall be bound thereby and continue as shareholders of the Fund.

•	The occurrence of any event which would make unlawful the continued existence of the Fund.

•

The suspension, revocation, statutory disqualification or termination of the manager’s registration as a CPO or membership as a CPO with the NFA (if, in either case, such registration is required under the CEA or the rules promulgated thereunder), time unless at that time there is at least one remaining manager whose registration or membership has not been suspended, revoked, disqualified or terminated or the shareholders have appointed a successor manager pursuant to the Trust Agreement.

•

The Fund experiences a bankruptcy event, which shall include: (i) the bankruptcy, insolvency or receivership of the Fund or the making of an assignment for the benefit of its creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) the commencement of any involuntary petition in bankruptcy against the Fund which shall not be dismissed within ninety (90) days of its commencement, (iv) the filing of a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing of an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of such nature or (vi) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or for all or any substantial part of its properties.

•

The shareholders holding shares representing at least 66 2/3% of the issued and outstanding shares (which excludes the shares of the manager) vote to dissolve the Fund, notice of which is sent to the manager not less than 90 business days prior to the effective date of termination.

•

The manager’s determination to terminate the Fund because the net assets of the Fund in relation to its operating expenses make it unreasonable or imprudent to continue the business of the Fund or in its reasonable discretion, the determination to dissolve the Fund because the net asset value of the Fund declines below $10,000,000.

•	The Fund is required to be registered as an investment company under the 1940 Act.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Books and Records

The manager will keep, and an independent registered public accounting firm selected by the audit committee in its sole discretion will annually audit, proper books of record and accounts of the Fund as required by the CEA and regulations promulgated thereunder and all other applicable rules and regulations. The books of account shall be kept at the Fund’s principal office located at 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606 or at the offices of State Street and Computershare, Inc. located, respectively, at 2 Avenue de Lafayette, LLC/5, Boston, Massachusetts 02111 and 250 Royall Street, Canton, Massachusetts 02021. Subject to such standards as may be established by the manager from time to time (including standards governing what information and documents are to be furnished at what time and location and at whose expense and with what required advance notice), the shareholders shall have the right to obtain from the Fund such information regarding the business and financial condition of the Fund as, in the sole discretion of the manager, is just and reasonable under applicable circumstances (including information required to be made available to shareholders under CFTC rules and regulations), upon reasonable demand for any purpose reasonably related to the shareholder’s interest as a shareholder of the Fund; provided that the manager shall have the right to keep confidential from the shareholders, for such period of time as the manager deems reasonable, any information that the manager reasonably believes to be in the nature of trade secrets or other information the disclosure of which the manager in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

Statements, Filings, and Reports

At the end of each month and as of the end of each fiscal year, the manager will furnish for distribution to each person who is a shareholder such reports required by the CFTC and the NFA or any other applicable governmental authority or as the manager, in its sole discretion, determines to be necessary or appropriate. The manager is responsible for the registration and qualification of the shares and notification of the offering under the federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the manager may select. The manager will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act including quarterly reports on 10-Q and annual reports on 10-K. The registration, qualification and notification costs and the costs of the periodic reports prepared and filed by the manager will be an expense of the Fund.

The accounts of the Fund will be audited, as required by law and as may be directed by the manager, by an independent registered public accounting firm designated by the independent committee, acting as an audit committee. The cost of such audits will be an expense of the Fund. The manager will make such elections, file such tax returns, and prepare, disseminate and file such tax reports on behalf of the Fund, as it is advised by its counsel or accountants or as required by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Fund will be the calendar year.

Amendments to the Trust Agreement

Except as otherwise provided below, amendments to the Trust Agreement require a majority vote of shareholders (not including shares held by the manager or its affiliates). In addition, where any provision requires the approval or affirmative vote of shareholders, an amendment to such provision shall be effective only upon the written approval or affirmative vote of the minimum number of shareholders that would be required to take or authorize such action, or as may otherwise be required by applicable law.

Notwithstanding the foregoing, the manager may, without the approval of the shareholders, make such amendments to the Trust Agreement that (i) are necessary to add to the representations, duties or obligations of the manager or surrender any right or power granted to the manager herein, for the benefit of the shareholders, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or in the prospectus, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or the prospectus that will not be inconsistent with the provisions of the Trust Agreement or the prospectus or (iii) permit the continued listing of the shares on the NYSE MKT, or (iv) the manager deems advisable, provided, however, that no amendment shall be adopted pursuant to clause (iv) unless the adoption thereof (A) is not materially adverse to the interests of the shareholders; (B) is consistent with the power and authority vested to the manager pursuant to the terms of the Trust Agreement (subject to the limited powers and authority accorded to the Trustee and the independent committee) and is consistent with the general prohibitions of the Fund set forth in the Trust Agreement; (C) except as otherwise provided below, does not affect the allocation of profits and losses among the shareholders (excluding the manager) or between the shareholders and the manager; and (D) does not adversely affect the limitations on liability of the shareholders, as described in the Trust Agreement, or the status of the Fund as a partnership for U.S. federal income tax purposes.

In addition and notwithstanding any provision to the contrary, the manager may, without the approval of the shareholders, amend the provisions of the Trust Agreement relating to the allocations of profits, losses, and distributions among the shareholders if the Fund is advised at any time by the Fund’s accountants or legal counsel that the allocations provided in the Trust Agreement are unlikely to be respected for U.S. federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The manager is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of its accountants and counsel to effect the allocations and distributions provided in the Trust Agreement. New allocations made by the manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the manager to the Fund and the shareholders, and no such new allocation shall give rise to any claim or cause of action by any shareholder.

No amendment shall be made to the Trust Agreement without the Trustee’s consent if it reasonably believes that such amendment adversely affects any of the Trustee’s rights, duties or liabilities.

Governing Law

The rights of the Trustee, the independent committee, the manager, the Fund and the shareholders under the Trust Agreement are governed by the laws of the State of Delaware; however, the Trust Agreement states that certain provisions of Delaware law shall not apply to the Fund.

LEGAL MATTERS

K&L Gates LLP, Washington, D.C. and Chicago, Illinois, is counsel to, and has advised, the Fund and the manager with respect to the preparation of this prospectus and will be passing upon certain legal matters for the Fund, including with respect to federal income tax consequences for shareholders. K&L Gates LLP does not represent the Fund’s shareholders. The underwriters are represented by Clifford Chance US LLP, New York, New York. Gresham LLC is represented by Schulte, Roth & Zabel LLP, New York, New York.

Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware, will be opining as to the certain matters of Delaware law relating to the legality of the shares. K&L Gates LLP and Clifford Chance US LLP may rely as to certain matters of Delaware law relating to, among other things, the legality of the shares, on the opinion of Morris, Nichols, Arsht & Tunnell LLP. You should seek investment, legal and tax advice from your own legal counsel and other professionals of your choice.

EXPERTS

The financial statements as of and for the six months ended June 30, 2012, and for the period from May 25, 2011 to December 31, 2011 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PORTFOLIO HOLDINGS, RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Fund’s monthly account statement and total portfolio holdings will be disclosed on its website at (www.nuveen.com/ctfipo) on each business day that the NYSE MKT is open for trading. The Fund’s website is publicly available at no charge. This website disclosure of portfolio holdings (as of the previous day’s close) will be made daily and will include, as applicable, the name and value of each commodity investment and the value of the collateral as represented by cash, cash equivalents and debt securities held in the Fund’s portfolio. The values of the Fund’s portfolio holdings will, in each case, be determined in accordance with the Fund’s valuation policies.

The manager will also furnish you with annual reports as required by the rules and regulations of the SEC as well as with periodic reports required by the CFTC and the NFA, including, but not limited to, quarterly and annual reports and an annual audited financial statement certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Fund shareholders also will be provided with information to permit them to file U.S. federal and state income tax returns with respect to their shares. The Fund’s monthly account statements and its quarterly and annual reports filed with the SEC will be available on the Fund’s website (www.nuveen.com/ctfipo). Additional information about the Fund may be posted on the Fund’s website (www.nuveen.com/ctfipo) in the discretion of the manager or as required by regulatory authorities.

PRIVACY POLICY

The Fund, the manager and other Fund service providers may collect certain nonpublic personal information about investors from the information provided by investors in certain documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of administering the Fund, and then only subject to customary undertakings of confidentiality. The Fund and the manager do not disclose nonpublic personal information about investors to anyone, except as required by law. The Fund and the manager restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide necessary and related products and services to investors. The Fund and the manager each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of shares as of the date hereof by U.S. shareholders (as defined below) and non-U.S. shareholders (as defined below). Except where noted, this discussion deals only with shares held as capital assets by shareholders who acquired shares upon their original issuance and does not address special shareholder situations, such as those of:

•	dealers in securities or currencies;

•	financial institutions;

•	RICs, other than to indicate that income from the Fund can be treated as income from a qualified publicly traded partnership (“PTP”) within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. shareholder” of shares means a beneficial owner of shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable regulations to be treated as a U.S. person.

A “non-U.S. shareholder” of shares means a beneficial owner of shares that is not a U.S. shareholder or an entity treated as a partnership for U.S. federal income tax purposes.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares, we urge you to consult your own tax adviser.

If you are considering the purchase of shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by the Fund, in the opinion of K&L Gates LLP (“Tax Counsel”), the Fund will be taxed as a partnership that is not subject to corporate income tax for U.S. federal income tax purposes.

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that a PTP such as the Fund will, as a general rule, be taxed as a corporation. However, an exception exists with respect to PTPs of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt securities and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or options, or futures with respect to commodities, income or gains from commodities or such options, or futures. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Fund should be treated as a PTP taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination, as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s manager will use its best efforts to cause the operation of the Fund to be conducted in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return and would not flow through to the shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by the Fund would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its shares, or taxable capital gain, after the shareholder’s tax basis in its shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after tax return and thus could result in a reduction of the value of the shares.

The discussion below is based on Tax Counsel’s opinion that the Fund will be classified as a partnership that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income.    A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of tax items of the partnership. Accordingly, each shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. Fund shareholders will receive an IRS Form 1065, Schedule K-1, which reports their allocable portion of such tax items. Shareholders who seek advice from tax advisors with respect to the Schedule K-1 may incur additional costs. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders may be required to include income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Fund shareholders will take into account their share of ordinary income realized by the Fund from accruals of interest on debt securities held as collateral in the Fund portfolio. The Fund may hold debt instruments with “original issue discount,” in which case Fund shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Fund shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.

The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, “Section 1256 Contracts.” A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options, and certain non-U.S. currency forward contracts. It is expected that the majority of the futures contracts and options on futures contracts held by the Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as long-term capital gains or losses to the extent of 60% of the gains or losses and as short-term capital gains or losses to the extent of 40% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions are met. Thus, shareholders of the Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

With respect to options and contracts not subject to treatment as Section 1256 Contracts, the Fund will recognize gain or loss at the time those options or contracts are exercised or cancelled, as the case may be. Depending on the circumstances, loss may be deferred pursuant to special rules applicable to straddles if the Fund holds an offsetting gain position in the property underlying the expired option. If property underlying a written call or put option is sold, the option premiums will be taken into account as an addition to, or offset against, the sale price of the transferred property, respectively.

In general, Section 1256 Contracts are not subject to the straddle rules described above. Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, the Fund will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections the Fund makes.

The Fund may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, the Fund may identify the positions of a particular straddle as an “identified mixed straddle” under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, the Fund may place the positions in a “mixed straddle” account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If the Fund does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or to the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain will be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

For taxable years beginning after December 31, 2012, certain non-corporate shareholders will be subject to an increased rate of tax on some or all of their “net investment income,” which generally will include interest and net gain from the disposition of other property, including certain commodities. This tax will generally apply to the extent net investment income, when added to other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. Shareholders should consult their tax advisors regarding the applicability of this tax in respect of their shares.

Allocation of the Fund’s Profits and Losses.    For U.S. federal income tax purposes, a shareholder’s share of the Fund’s income, gain, loss, deduction and other items will be equal to such shareholder’s proportionate interest in the items allocated by the Fund and will be determined by the Fund’s Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” The Fund believes that, subject to the discussion below, the allocations pursuant to the Fund’s Trust Agreement should be considered to have substantial economic effect. The methods set forth in the Trust Agreement by which distributions and allocations are made are consented to by each shareholder as an express condition to becoming a shareholder.

If the allocations provided by the Fund’s Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to the shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to the Fund and, indirectly the shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact you.

Monthly Allocation Convention.    In general, the Fund’s taxable income and losses will be determined monthly and will be allocated to the holders of Fund shares in proportion to the number of shares owned by each of them as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its shares may be allocated income, gain, loss and deduction realized after the date of transfer. With respect to any Fund share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Fund share (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Fund shares for this purpose as of the close of the last trading day of the preceding month. In particular, a disproportionate amount of income may be allocated to holders of Fund shares in the period beginning on the closing date and ending on the last day of the month in which the date of expiration of the option to purchase additional shares occurs. By investing in Fund shares, a shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation convention described below.

Under the monthly allocation convention, whoever owns shares as of the close of the last trading day of a month will be treated as continuing to hold the shares until immediately before the close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The manager is authorized to revise the Fund’s allocation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Fund.

Section 754 Election.    The Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of this election will generally have the effect of requiring a purchaser of shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price of the purchaser’s shares), as if the purchaser had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment will be attributed solely to a purchaser of shares and will not be added to the bases of the Fund’s assets associated with any of the other shareholders. Depending on the relationship between a holder’s purchase price for shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, pursuant to the election under Code Section 754, the Fund will likely apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments pursuant to Section 754, the Fund will be required to obtain information regarding each holder’s secondary market transactions in shares. The Fund will seek such information from the record holders of shares, and, by purchasing shares, each shareholder will be deemed to have consented to the provision of such information by the record owner of such shareholder’s shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund will make based on the information it is able to obtain will be effective in eliminating the disparity between a holder’s outside basis in its Fund shares and its share of inside basis in the Fund’s assets.

Constructive Termination.    The Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Fund shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for the Fund for all holders of shares. In the case of a shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Cash Distributions.    Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the Fund shareholder’s tax basis in the shares (see “Federal Income Tax Considerations—U.S. Shareholders—Tax Basis in Fund Shares” below). Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of those shares (see “Federal Income Tax Considerations—U.S. Shareholders—Disposition of Shares” below).

Disposition of Shares.    If a shareholder transfers shares and such transfer is a sale or other taxable disposition, the shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the shareholder’s adjusted tax basis in Fund shares sold. The amount realized will include the shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate shareholders is eligible to be taxed at reduced rates where the Fund shares sold are held for more than one year. The maximum rate of tax on such capital gain is scheduled to increase from 15% to 20% for tax years beginning after December 31, 2012. Capital gain of corporate shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a shareholder on a sale of shares will generally be deductible only against capital gains, except that a non-corporate shareholder may also use such losses to offset up to $3,000 per year ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income.

Tax Basis in Fund Shares.    A shareholder’s initial tax basis in Fund shares will equal the sum of (a) the amount of cash paid by such shareholder for its shares and (b) such shareholder’s share of the Fund’s liabilities. A shareholder’s tax basis in its shares will be increased by (a) the shareholder’s share of the Fund’s taxable income, including capital gain, (b) the shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the shareholder’s share of the Fund’s liabilities. A shareholder’s tax basis in its shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the shareholder, (b) the shareholder’s share of the Fund’s losses and deductions, (c) the shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions.    The deductibility of a non-corporate shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the shareholder on any margin account borrowing or other loan incurred to purchase or carry Fund shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive activity rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses.    In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such shareholder. The Code has imposed additional limitations on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For tax years before January 1, 2013, the overall limitation on miscellaneous itemized deductions shall not apply. However, these expenses are also not deductible in determining the alternative minimum tax liability of a shareholder. The Fund will review its operations annually to determine whether management fees and other expenses related to its activity in commodities should be accounted for as deductible ordinary and necessary business expenses or as miscellaneous itemized deductions. However, the Fund’s determination is not conclusive. If the IRS successfully challenged the Fund’s treatment of such items as deductible ordinary and necessary business expenses, a shareholder’s ability to deduct its allocable share of such items would be reduced accordingly.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Fund has not yet determined whether it will make such an election. Expenditures in connection with the issuance and marketing of shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss.    Individuals are subject to certain “passive activity” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or gains from the Fund’s investments will not be available to offset a shareholder’s passive activity losses or passive activity income from other sources.

Tax Reporting by the Fund.    Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund’s shares. The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting their allocable portion of such tax items. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. Each shareholder by investing in shares agrees to allow brokers and nominees to report to the Fund its name and address and such other information as may be reasonably requested by the Fund for purposes of complying with its tax reporting obligations.

Treatment of Securities Lending Transactions Involving Shares.    A shareholder whose shares are loaned to a “short seller” to cover a short sale of shares may be considered as having disposed of those shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the Fund shares with respect to those shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the Fund’s income, gain, loss, deduction or other items with respect to those shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from lending their shares.

Audits and Adjustments to Tax Liability.    Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Fund’s Trust Agreement, the manager has been appointed the “tax matters partner” of the Fund under the Code. The tax matters partner, which is required by the Fund’s Trust Agreement to notify all shareholders of any U.S. federal income tax audit of the Fund, will have the authority under the Trust Agreement to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. shareholders. As the tax matters partner, the manager will have the right on behalf of all holders of Fund shares to extend the statute of limitations relating to the shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s information return may result in an audit of the returns of the shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to the Fund as well as to the Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or of an income tax return of a shareholder, might not take a position that differs from the treatment thereof by the Fund. A shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits.    Subject to generally applicable limitations, shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Fund, withheld on payments made to it or paid by it on behalf of Fund shareholders. If a shareholder elects to claim foreign tax credit, it must include in its gross income, for U.S. federal income tax purposes, both its share of the Fund’s items of income and gain and also its share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from, interest or other income derived by the Fund. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the shareholder is unable to claim a credit, it must include all amounts described above in income. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Reportable Transactions.    There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Fund or the shareholders if, for example, (1) a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of shares, or (2) the Fund’s activities result in certain book/tax differences. The tax shelter disclosure rules could also apply in other circumstances. Furthermore, the Fund’s material advisers could be required to maintain a list of persons investing directly or indirectly in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as shares in the Fund) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

Except as described below, the Fund anticipates that a non-U.S. shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of the Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the U.S. In the case of an individual non-U.S. shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of shares in the Fund or such shareholder’s distributive share of gains if such shareholder is present in the U.S. for 183 days or more during a taxable year and certain other conditions are met.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

With respect to derivative transactions, based on current law it is uncertain whether entering into derivative transactions may cause the Fund, and therefore any non-U.S. shareholders, to be treated as engaged in a trade or business within the U.S. However, the Treasury Department has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment in the Fund even if the Fund enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register but also allow the Fund to elect to apply the final regulations retroactively once they are finalized.

To the extent any interest income allocated to a non-U.S. shareholder is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the non-U.S. shareholder will be subject to withholding, provided that the non-U.S. shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns actually or by attribution 10% or more of the voting power of the issuer. Interest income earned by the Fund on its margin account and/or the debt securities managed by the collateral subadvisor and allocated to such a foreign shareholder, as well as interest earned by such a shareholder on escrow deposits will, as a general rule, likewise not be subject to the U.S. federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign shareholder is connected.

New Legislation.    The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (commonly known as “FATCA”) enacted in 2010 will significantly change the reporting requirements of certain non-U.S. persons and strengthen the ability of the U.S. government to determine the ownership of assets that are held by U.S. persons in foreign accounts. Under this legislation, foreign financial institutions and non-financial foreign entities and certain U.S. taxpayers holding foreign financial assets will be subject to enhanced reporting, disclosure, certification, withholding, and enforcement. Unless non-U.S. persons comply with applicable reporting requirements concerning their direct and indirect U.S. owners—including, in the case of foreign financial institutions, entering into a disclosure compliance agreement with the U.S. Treasury—a 30% withholding tax will be imposed on certain withholdable payments, including payments of U.S.-source interest and gross proceeds from the sale or retirement of debt that can produce U.S.-source interest that are paid to certain non-U.S. financial institutions, investment funds and other non-U.S. persons. The new withholding rules under FATCA will be phased in, subject to certain grandfather rules, with withholding applying to U.S.-source payments of dividends, interest and other passive income beginning on January 1, 2014, and to gross proceeds from the sale or other disposition of any property of a type which can produce U.S.-source interest or dividends beginning on January 1, 2015. Under proposed regulations, foreign financial institutions will be required to enter into disclosure compliance agreements with the U.S. Treasury by June 30, 2013 in order to avoid withholding on January 1, 2014. Non-U.S. shareholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in shares of the Fund.

Non-U.S. shareholders will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death. It is unclear whether partnership interests (such as the interests in the Fund) will be considered U.S. situs property. Accordingly, non-U.S. shareholders may be subject to U.S. federal estate tax on all or part of the value of the shares owned at the time of their death.

Non U.S. shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the shares.

Regulated Investment Companies

The Code allows regulated investment companies (“RICs”) to invest up to 25% of their assets in qualified PTPs and to treat amounts received as qualifying income under asset diversification and income source tests applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. The Fund anticipates that it will be a qualified PTP and that at all times such RIC investors may treat their respective shares of its income as qualifying income under these rules. The Fund anticipates that it will qualify as a qualified PTP for any taxable year in which it realizes sufficient gross income from its commodities futures transactions. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. RIC investors are urged to monitor their investment in the Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund has no current intention of borrowing funds for the purpose of acquiring or holding any investments or otherwise incurring “acquisition indebtedness” with respect to such investments. Therefore, in the absence of such borrowing a tax-exempt entity purchasing shares of the Fund would not incur any UBTI by reason of its investment in the shares or upon sale of such shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the shares.

The Fund may borrow for temporary or emergency purposes. To the extent the Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Fund during the taxable year. In determining the unrelated debt financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns. In view of the potential for UBTI, shares in the Fund may not be a suitable investment for a charitable remainder trust. Tax exempt investors are urged to consult their own tax advisors concerning UBTI.

Backup Withholding

Pursuant to special “backup withholding” rules, the Fund is required in certain circumstances to withhold on certain payments paid to shareholders of Fund shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

OTHER TAX CONSIDERATIONS

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, potential state and local tax considerations in investing in the shares. State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident.

Shareholders will receive only a single tax reporting statement from the Fund in the form of an IRS Schedule K-1. In general, income from the Fund may be taxable in a shareholder’s state or city of residence, but a shareholder should not be required, solely as a result of an investment in the Fund, to file state or local income tax returns in any state or city where the shareholder would otherwise not be subject to state or local income taxes. Shareholders should consult their tax advisors concerning state and local income tax considerations unique to their particular situations.

The Trust Agreement provides that, if the Fund is required to make payments to any federal, state or local or any foreign taxing authority in respect of any shareholder’s allocable share of income, the amount of such taxes will be considered a loan by the Fund to such shareholder, and such shareholder will be liable for, and will pay to the Fund, any taxes so required to be withheld and paid over by the Fund within ten (10) days after the manager’s request therefor. Such shareholder will also be liable for interest on the amount of taxes paid over by the Fund to the IRS or other taxing authority, from the date of the manager’s request for payment to the date of payment, at the rate of 2.00% over the prime rate as published by the Wall Street Journal from time to time. Any actual distribution by the Fund to such shareholder will be reduced by any obligations owed to the Fund by the shareholder, including the amount of any taxes required to be paid over by the Fund to the IRS or other taxing authority and interest thereon as described above. Amounts, if any, deducted by the Fund from any actual distribution to such shareholder will be treated as an actual distribution to such shareholder for all purposes of the Trust Agreement.

WHERE YOU CAN FIND MORE INFORMATION

The manager has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund and the shares, including the Fund’s monthly account statements, its daily portfolio holdings, net asset value and share price, can also be obtained from the Fund’s website, which is www.nuveen.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and the manager and the Fund will each, on behalf of the Fund, file certain reports and other information with the SEC (including annual and quarterly reports) and with the CFTC (including monthly shareholder statements). The reports and other information filed with the SEC can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

Dated             , 2012

Nuveen Long/Short Commodity Total Return Fund

(This prospectus is in two parts: a disclosure document and a statement of additional information. These parts, both dated             , 2012, are bound together, and both contain important information).

GENERAL INFORMATION

The Commodity Markets

General.    The Commodity Exchange Act (“CEA”) provides for the federal regulation of all commodity interest transactions, markets and intermediaries. Regulatory oversight encompasses all commodity futures trading activities and requires all commodity futures and commodity options to be traded on organized exchanges. As a result of the CEA, the CFTC was created in 1974 and the NFA was created in 1981. The NFA is an independent self-regulatory organization and oversees participants in the commodities and futures industry in the United States. The NFA’s oversight is conducted with the goal of, among other things, protecting investors from fraudulent commodities and futures activities. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000 (“CFMA”), which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. More recently, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) significantly amended the CEA by, among other changes, expanding position limits regulations and introducing substantial new federal regulation of derivative instruments including swaps. The CEA, as amended by the CFMA and the Dodd-Frank Act, provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery or options contracts), (2) the type of commodity underlying the instrument (distinguishing between instruments based upon physical assets which are the focus of the Fund and include energy, agriculture, metals—including precious metals, and those instruments based upon financial assets such as stocks, bonds, currencies and interest rates), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

Futures Contracts.    A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of markets for energy, agriculture, metals, bonds, stock indices, interest rates, currencies, energy and metals. The size and terms of futures contracts on a particular commodity traded on the same or linked exchange are identical and are not subject to any negotiation, other than with respect to price and quantity (number of contracts to be traded) between the buyer and seller.

The contractual obligations of a buyer or seller may be satisfied by taking or making physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts settle in cash (reflecting the difference between the contract purchase or sale price and the contract settlement price) rather than by delivery of the underlying commodity.

In market terminology, a trader who purchases a futures contract is long in the market, and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

A commodity futures strategy attempts to generate “excess return,” which is the return in excess of the risk-free rate (the return on Treasury bills invested as collateral in like amounts to the notional value of the futures contract) from two sources: (i) “price return” that results from changes in futures prices; and (ii) “roll yield” that results from replacing or rolling an expiring contract with a further out contract (at a lower price) in order to avoid physical delivery yet maintain positions in the futures markets. A fully collateralized commodity investment strategy like the Fund also earns interest income on its collateral. The Fund seeks to earn its total returns from the combination of excess returns realized from the purchase and sale (rolls) of short-term commodity futures contracts and the investment returns on its collateral.

A full understanding of excess return requires an analysis of three interrelated markets for each commodity: (i) spot market—the cash market for the commodity itself; (ii) futures market—the market for contracts to deliver the commodity in the future for a price set today; and (iii) storage market—the market for the service of storing the commodity on behalf of its owner. What happens in spot markets is important to futures investors because changes in spot prices impact futures prices. The storage market is important because it interacts with the spot market and influences the slope of the futures price curve, which is the source of roll yield. Below is a discussion of how the spot and futures markets influence price changes and how the storage market impacts the slope of the futures price curve and hence the roll yield.

The Spot Market.    Commodity prices fluctuate based on the supply and demand of any commodity. If there is excess supply, then inventories build up until there is downward pressure on prices and producers reduce supplies in response to that price signal. Conversely, in the case of excess demand, inventories will be drawn down until the shortage causes prices to rise and equilibrium is restored. However, it can take a significant time period for inventories to be regulated through price changes due to production and storage situations, leading to sustained trends in commodity spot prices. These trends in commodity spot prices are reflected in futures prices.

The Futures Market.    Large fluctuations in spot prices can lead to the risk of operating losses for both commercial commodity producers (e.g., wheat farmers) and consumers (e.g., cereal manufacturers), so they both have incentives to hedge against the risk of future price fluctuations. The commodity futures markets provide one of the most common and effective ways of hedging price risk. When there are more producers than consumers who need to hedge, speculators (including investors in commodity futures strategies) enter the market and provide liquidity to protect against falling spot prices by taking the long side. Speculators receive a premium for providing this liquidity in the form of a futures price that is less than the expected future spot price. Hence, they expect the futures price to trend upward as it approaches the actual future spot price over the life of the contract. Conversely, net hedging pressure can be greater on the long side. That is, when there are more consumer hedgers than producer hedgers, speculators provide liquidity to protect against rising futures prices by taking the short side, leading to a futures price that is higher than the expected future spot price. Hence, they expect the futures price to trend downward as it approaches the spot price over the life of the contract.

The Storage Market.    Producers of stable commodities use inventories to fill gaps between production and sales. Similarly, consumers use inventories to fill gaps between consumption and purchases. This creates a market for storage. Storage is costly, however, besides the direct cost of physical storage, there is also an opportunity cost because the money tied up in the commodity could be earning interest. On the margin then, an extra unit is only worth storing if the benefits of storage are at least equal to the costs (including the opportunity to earn interest). If this benefit is high enough (so that it makes sense to store the commodity for later use or sale rather than using or selling it now), the futures price will be lower than the spot price, causing time to expiration and the futures price to be inversely related so that the further out the futures contract, the lower the price, thus compensating for the cost of storage. If this is the case, we say that there is “backwardation” in the futures market. In a backwardated market, owners of a commodity in storage are being more than compensated for the costs of storage, but the compensation is not in monetary payments. Rather, it is in less-tangible benefits such as securing a supply of fuel to protect against an energy crunch. However, investors who are taking long positions in futures contracts can realize this compensation monetarily by replacing the contracts that they are holding with longer-term ones, thus locking in profits. As shown below, Chart A illustrates the relationship between the price and the term of a futures contract when the market is in backwardation. The price curve slopes downward from left to right and the buy transaction of a longer term contract is at a lower price. Roll yields are positive. The market condition in which this takes place is called backwardation.

Likewise, when the marginal benefits of storage are low, the relationship between time to expiration and the futures price is positive, a market condition known as “contango.” In contangoed markets, roll yields are negative because replacing contracts results in locking in a loss. The benefit of storage tends to be high when inventories are low. For example, when a commodity is scarce, having it in storage will improve commercial consumers’ readiness to meet their needs in the near future, leading to backwardation and positive roll yields. Conversely, the benefits of storage are low when inventories are plentiful, leading to contango. Chart B illustrates the futures price curve in a contango market. The price curve slopes upward from left to right and the buy transaction of a longer term contract is at a higher price. Roll yields are negative. Since inventory conditions in some commodities are slow to adjust due to the time it takes to increase their production, backwardation or contango could persist for a period of time, causing investors to consistently experience positive or negative roll yield over the period. The persistence of backwardated markets over time does not necessarily imply that contract rolls will consistently be positive or profitable. This is because both the slope and the relative position of the futures price curve could change or move up or down. Similarly, the persistence of contango markets over time does not necessarily imply that contract rolls will be negative or unprofitable. The slope and position of the futures price curves are dynamic and reflect a broad range of global economic and supply and demand factors which affect the prices of the specific commodities underlying the futures contracts.

Source: Morningstar, Inc.

Options on Futures Contracts.    Options on commodity futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the exercise price) in the underlying futures contract on or before a specified date. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying futures contract, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying futures contract.

The seller of an option is obligated to take a position in the underlying contract at a specified price on or before a specified date opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying contract at the exercise price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying contract at the exercise price.

A call option is said to be “in-the-money” if the exercise price is below current market levels, “out-of-the-money” if the exercise price is above current market levels and “at-the-money” if the exercise price is at current market levels. Conversely, a put option is said to be “in-the-money” if the exercise price is above the current market levels and “out-of-the-money” if the exercise price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying contract. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value if any. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is “out-of-the-money” at the time it expires becomes worthless. On certain exchanges, “in-the-money” options are automatically exercised on their expiration date, but on others, unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option on futures is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Participants.    The two broad classes of persons who trade commodities are hedgers and speculators (or investors). Hedgers in commodity futures contracts based upon physical assets include commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to lock in profits that could otherwise be lost due to an adverse movement in the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to buy the commodity at a future date and price he will simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the contract, the hedger may accept delivery under his futures contract or he may buy the actual commodity and close out his position by making an offsetting sale of a futures contract.

The commodity interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. Because the speculator may take either a long or short position in commodities, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges and Clearing Organizations.    Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange. Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and dispute resolution procedures.

Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange. Once trades made between members of an exchange have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing organization, at least to a large degree, to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their own clearing broker and the clearing organization.

U.S. Futures Exchanges.    Futures exchanges in the U.S. are subject to designation and regulation by the CFTC as a designated contract market. In addition, the Dodd-Frank Act authorized the CFTC to designate swap execution facilities for the centralized trading and processing of swaps if they comply with core principles similar to those required for designation as a contract market.

A designated contract market is a highly regulated exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the U.S. are the Chicago Mercantile Exchange and the Intercontinental Exchange. Each of the designated contract markets in the U.S. must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

Title VII of the Dodd-Frank Act established a new regulatory regime for the trading and clearing of swap contracts that is broad and far-reaching. Among other things, it provides the CFTC with jurisdiction and regulatory authority over a wide variety of swap contracts and a comprehensive regulatory structure affecting the clearing and trading of swaps, swap dealers and major swap participants, including the establishment of swap execution facilities and derivatives clearing organizations for the centralized trading and clearing of swaps. The CFTC has proposed and adopted various rules mandated by the Dodd-Frank Act to implement this new regulatory regime, the final assessment of which must await the adoption, interpretation and implementation of such regulations. The manager does not intend to make investments in swap contracts so the outcome of these rulemaking initiatives is expected to have little, if any, effect on the Fund.

Non-U.S. Futures Exchanges.    Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Non-U.S. futures exchanges are regulated by their home country regulator, although the CFTC may regulate certain relationships between U.S. persons trading outside of the U.S. and their intermediaries. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade. Trading on non-U.S. exchanges may be in the currency of the exchange’s home jurisdiction or in contracts denominated in U.S. dollars. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject the Fund to additional risks.

Speculative Position Limits.    The CFTC and U.S. designated contract markets have established limits, referred to as speculative position limits or position limits, on the maximum net long or net short speculative position that any person or group of persons under common trading control (other than a bona fide hedger, which the Fund is not) may hold, own or control in many commodities. Among the purposes of speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The current position limits established by the CFTC apply to certain agricultural commodity positions, such as grains (oats), soybeans, soybean oil, soybean meal, corn, wheat, cotton and eggs. In October 2011, the CFTC adopted final regulations pursuant to the Dodd-Frank Act that impose position limits on 28 physical commodity futures and options contracts and on swaps that are economically equivalent to such contracts. The contracts include certain agricultural, metals and energy commodities to be traded by the Fund. Under such regulations, position limits would be set on the spot month, single month and all-months-combined across different trading venues for contracts based on the same underlying commodity. The position limits will be implemented in two phases: the first phase will be on spot month contracts for which position limits were established under prior regulations (i.e., certain agricultural contracts called “legacy contracts”) based on exchange data and existing limits. In the second phase, the CFTC will adjust the limits on spot month legacy contracts on a regular schedule, set to 25 percent of the CFTC’s determination of estimated deliverable supply for the commodity in normal cash marketing channels at the contract’s delivery point. The Fund does not intend to trade contracts in the spot month, which the final regulations define generally as the period commencing just before the first notice day for any delivery month and terminating at the end of the delivery period. Non-spot month limits for non-legacy contracts (agricultural contracts not subject to position limits before the final regulations and energy and metals contracts) will be set in the second phase based on a scaled percentage of the total open interest for a 12-month time period.

The final regulations require that a trader aggregate all positions in accounts in which the trader, directly or indirectly, holds an ownership or equity interest of 10 percent or more as well as accounts over which the trader controls trading. A trader would also be required to aggregate positions in multiple accounts or commodity pools, including passively-managed index funds, if those accounts or pools have identical trading strategies. The regulations provide for daily and monthly reporting of cash commodity transactions and corresponding hedge positions if limits are exceeded and an enhanced reporting regime for traders who hold or control positions in certain energy and metal contracts above a specified net long or net short position. A trader is not required to aggregate positions in multiple accounts or commodity pools, however, if such trader (or its applicable divisions/subsidiaries) qualifies as an “Independent Account Controller” under CFTC Regulation 151.1 and avails itself of the independent account controller exemption under CFTC Regulation 151.7(f). Upon the effectiveness of the CFTC’s new position limit regulations in October 2012, Gresham NTA will operate under the independent account controller exemption such that Gresham NTA will not be required to aggregate its positions with Gresham LLC’s other division.

The compliance date for agricultural spot month and non-spot month legacy contracts and the aggregation of such limits is October 12, 2012. For non-spot month non-legacy contracts the compliance date will be determined by the CFTC when it establishes limits expected to be in approximately 12 months after collection of swap positional data. Prior to this time, traders are required to comply with existing position limits and exchange accountability levels.

The final regulations are extremely complex and may require further guidance and interpretation by the CFTC to determine in all respects how they apply to the Fund. The full implementation of the Fund’s investment strategy could be negatively impacted by these regulations. See “Risk Factors—Commodity Investment Strategy Risks” and “Risk Factors—Commodity Subadvisor Risks—Speculative position limits and daily trading limits may reduce profitability and result in substantial losses.”

In addition, U.S. exchanges may set position limits for all commodity interest investments traded on that exchange. Certain clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are currently in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which the Fund and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits, the Fund’s commodity investments will not be attributable to investors in their own commodity trading.

Daily Price Limits.    Most U.S. futures exchanges (but generally not non-U.S. exchanges or, in the case of forward or over-the-counter contracts, banks or dealers) may limit the amount of fluctuation in some futures contracts or options on futures contract prices during a single trading day. Exchange rules specify what are referred to as daily price fluctuation limits or more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures or options on futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only at inordinate expense or if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the daily limit rule governs price movement only for a particular trading day, it does not limit losses and may in fact substantially increase losses because it may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days.

Commodity Prices.    Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to reliably predict commodity prices.

Regulation.    The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and swap execution facilities and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC regulates the activities of commodity pool operators and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered commodity pool operator, such as the manager, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the manager’s registration as a commodity pool operator may prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund. The Fund is not required to be registered with the CFTC in any capacity.

The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors. If a trading advisor’s registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to the Fund.

The CEA requires all futures commission merchants, such as the Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker, a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority granted in the CEA, the NFA has been formed and registered with the CFTC as a futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The manager, the commodity subadvisor, and the Fund’s commodity brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The Fund is not required to become a member of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC, or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

The regulation of commodity interest trading in the U.S. and other countries is an evolving area of the law. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. As mentioned above, CEA regulation, among other things, provides that the trading of commodity interest contracts generally must be upon exchanges designated as contract markets and that all trading on those exchanges must be done by or through exchange members.

Debt Securities

Obligations Issued by the U.S. Government, its Agencies and Instrumentalities.    Obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities include bills, notes and bonds issued by the U.S. Treasury, as well as certain “stripped” or “zero coupon” U.S. Treasury obligations representing future interest or principal payments on U.S. Treasury notes or bonds. Stripped securities are sold at a discount to their “face value” and may exhibit greater price volatility than interest-bearing securities since investors receive no payment until maturity. Obligations of certain agencies and instrumentalities of the U.S. government are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; still others, though issued by an instrumentality chartered by the U.S. government, are supported only by the credit of the instrumentality. The U.S. government may choose not to provide financial support to U.S. government-sponsored agencies or instrumentalities if it is not legally obligated to do so. Even where a security is backed by the full faith and credit of the U.S. Treasury, it does not guarantee the market price of that security, only the payment of principal and/or interest.

ADDITIONAL BACKGROUND INFORMATION

Introduction. The charts, tabulations and accompanying information on the following pages illustrate the performance analysis and potential benefits of investing in a diversified long/short commodity investment strategy (“Long/Short Commodities”) as compared to the investment strategies of traditional asset classes, as represented by major market benchmarks. Additionally, the current holdings and historical long, flat and short positions of the Morningstar® Long/Short Commodity IndexSM (previously defined in this document as the “Index”) are presented. The analysis presented on the following pages may not be indicative of future results. Please refer to the Definitions of Terms Used in the “Additional Background Information” Section beginning on page 129 for an explanation of the technical terms and indices used in this section.

The Fund is not sponsored, endorsed, sold or promoted by Morningstar, Inc. Morningstar makes no representation or warranty, express or implied, to the owners of the Fund or any member of the public regarding the advisability of investing in commodity futures or option contracts generally or in the Fund in particular or the ability of the Morningstar® Long/Short Commodity IndexSM to track general commodity market performance. Morningstar’s only relationship to NCAM and the Fund is the licensing of certain trademarks, trade names and other intellectual property of Morningstar and of the Morningstar® Long/Short Commodity IndexSM which is determined, composed and calculated by Morningstar without regard to NCAM or the Fund. Morningstar has no obligation to take the needs of NCAM or the owners of the Fund into consideration in determining, composing or calculating the Morningstar® Long/Short Commodity IndexSM. Morningstar is not responsible for and has not participated in the determination of the prices and amount of the Fund or the timing of the issuance or sale of the Fund. Morningstar has no obligation or liability in connection with the administration, marketing or trading of the Fund.

MORNINGSTAR, INC. DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE MORNINGSTAR® LONG/SHORT COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND MORNINGSTAR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. MORNINGSTAR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY NCAM, OWNERS OR USERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MORNINGSTAR® LONG/SHORT COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. MORNINGSTAR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MORNINGSTAR® LONG/SHORT COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MORNINGSTAR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Part Two Outline and Exhibits: Part Two is organized into the following sections: (1) an exhibit (“Exhibit 1”) illustrating a competitive risk and return profile of Long/Short Commodities as compared with major market benchmarks; (2) an exhibit (“Exhibit 2”) illustrating how the investment returns of Long/Short Commodities have demonstrated little long-term historical correlation with the investment returns of U.S. stocks (as represented by the S&P 500® Index) and U.S. bonds (as represented by the Barclays Capital U.S. Aggregate Bond Index); (3) an exhibit (“Exhibit 3”) illustrating how Long/Short Commodities have historically provided diversification benefits and opportunities (including improved risk-adjusted returns and lower portfolio volatility) relative to a hypothetical portfolio of U.S. equities (as represented by the S&P 500® Index) and U.S. bonds (as represented by the Barclays Capital U.S. Aggregate Bond Index); (4) an exhibit (“Exhibit 4”) showing the positive performance of a long/short commodity investment strategy over volatile time periods, such as 2008; (5) an exhibit (“Exhibit 5”) providing the calendar year and year-to-date price changes of individual commodities, including gold, crude oil, wheat and cattle, among others; (6) an exhibit (“Exhibit 6”) illustrating how an investor may benefit from both long and short commodity investing by understanding the impact of roll yield on excess returns over time for individual commodities; (7) an exhibit (“Exhibit 7”) displaying the current composition of the Index, organized by the Index’s four main commodity sectors – energy, agriculture, metals and livestock; (8) an exhibit (“Exhibit 8”) displaying quarterly observations of the long, flat and short positions of the Index; and (9) an exhibit (“Exhibit 9”) displaying monthly observations of the long, flat and short positions of the individual commodities within the Index.

Time Periods of the Part Two Exhibits. Exhibits 1 through 4 compare historical performance, risk statistics and correlation of Long/Short Commodities (as measured by the Morningstar® Long/Short Commodity IndexSM) with major market benchmarks, including the S&P 500® Index (“S&P 500”), Barclays Capital U.S. Aggregate Bond Index (“Barclays Aggregate”), the Dow Jones-UBS Commodity IndexSM (“DJ-UBSCI”) and the S&P GSCI® Commodity Index (“GSCI”). Exhibits 1 through 3 reference the time period from February 1, 1991 to June 30, 2012, which represents the extent of historical index data available (the DJ-UBSCI has historical index data beginning on February 1, 1991). Exhibit 4 references the time period from January 1, 2002 to June 30, 2012, which represents the last ten calendar years and the 2012 year-to-date period ended June 30, 2012. Exhibit 5 references the time period from January 1, 2002 to August 31, 2012, which represents the last ten calendar years and the 2012 year-to-date period ended August 31, 2012. Exhibit 6 references the time period from April 1, 1990 to September 30, 2011, which represents the extent of historical individual commodity data available. Exhibits 7 through 9 display current and historical Index holdings and aggregate long, flat and short Index positions over recent observation periods. Exhibit 7 represents the holdings of the Index at a certain point in time (August 31, 2012). Exhibit 8 references the time period from July 1, 2007 to June 30, 2012, which represents the last five years of historical data presented on a quarterly basis. Exhibit 9 references the time period September 1, 2011 to August 31, 2012, which represents the last year of historical data presented on a monthly basis.

Source Data. For Exhibits 1, 2, 6, and 7, Morningstar, Inc. is the source for the charts, graphs and tables. NCAM has licensed the use of the Index from Morningstar, Inc. For Exhibits 3 and 4, the hypothetical performance analysis and calendar year and year-to-date returns were produced by Nuveen Securities, LLC using monthly historical index data provided by Morningstar, Inc. and Zephyr StyleADVISOR. Zephyr Associates, Inc. is the source for the historical index return data used to calculate this data. Nuveen has an annual subscription to Zephyr StyleADVISOR which is an industry leading software package developed by Zephyr Associates, Inc. that can be used to implement returns-based style analysis and performance reporting. Zephyr StyleADVISOR includes a database with historical return data for over 50,000 U.S. and global indices which is updated monthly. The historical index return data shown for the indices is also publicly available from other sources such as Bloomberg L.P. Nuveen used the Zephyr StyleADVISOR software and database to display the historical index returns for the indices shown over various time periods. Performance reports in Zephyr StyleADVISOR can be customized to include appropriate parameters and historical return statistics. The Zephyr StyleADVISOR data was exported to Excel so that the charts, graphs and tables could be included in this prospectus. For Exhibit 5, Gresham Investment Management LLC aggregated from Bloomberg L.P. individual commodity price data for gold, silver, copper, crude oil, natural gas, wheat, corn, sugar, soybeans and live cattle, and calculated this price data into calendar year and year-to-date price changes. In Exhibits 8 and 9, Nuveen produced the graph in Excel using historical monthly Index data provided by Morningstar, Inc.

Attractive Return Potential with Reduced Volatility

The risk and return characteristics of the Index rank favorably relative to other benchmarks over the period from February 1, 1991 through June 30, 2012 for which historical index data is available. Exhibit 1 illustrates the annualized performance statistics of Long/Short Commodities, as compared with the S&P 500, Barclays Aggregate, DJ-UBSCI and the GSCI. Over this time period, Long/Short Commodities outperformed all of the indices presented in Exhibit 1. When comparing Long/Short Commodities to equity and commodity market benchmarks, including the S&P 500, DJ-UBSCI and GSCI, Long/Short Commodities produced a higher level of total return with less volatility (as measured by standard deviation), had a higher degree of risk-adjusted return performance (as measured by the Sharpe ratio) and a lower maximum drawdown. While commodity market benchmarks including the DJ-UBSCI and GSCI have historically tended to provide positive returns when the stock market is down and in inflationary environments, Gresham and NCAM believe the Index is an attractive alternative because it negotiates the ups and downs in the commodity markets and helps to limit downside risk. Transactions in commodity futures carry a high degree of risk. You should carefully consider whether your financial condition permits you to participate in a commodity pool, where futures and options trading can quickly lead to large losses as well as gains, and sharply reduce the net asset value of your interest in the pool.

Exhibit 1

Investing in Long/Short Commodities May Improve Return and Reduce Risk

February 1, 1991—June 30, 2012

Benchmark Index	Annualized Return%	Annualized Standard Deviation%	Maximum Drawdown%	Annualized Sharpe Ratio
Morningstar® Long/Short Commodity IndexSM	9.70	10.95	-22.74	.60
S&P 500 Index	8.86	15.05	-50.95	.42
Barclays Capital U.S. Aggregate Bond Index	6.85	3.70	-5.15	.93
Dow Jones UBS Commodity Index	5.05	15.07	-54.26	.19
S&P GSCI Index	3.40	21.12	-67.64	.11

Source: Morningstar, Inc.

Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up a particular market. Payment of management or brokerage fees or other fees and expenses would lower an index’s performance. Index returns are for illustrative purposes only and do not represent actual Fund performance. You cannot invest directly in an index. Past performance of these indices has varied considerably over different time periods. See pages 129-130 for definitions of the indices represented in this Exhibit. See pages 130-131 for a fuller description of standard deviation, maximum drawdown and Sharpe ratio.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Long/Short Commodities Have Demonstrated Little Long-Term Historical Correlation to U.S. Equities and U.S. Bonds

The potential diversification benefits of Long/Short Commodities (as represented by the Index) can be seen in Exhibit 2, which shows a correlation matrix from February 1, 1991 through June 30, 2012. Though Long/Short Commodities are positively correlated to the GSCI and DJ-UBSCI, the degree of the correlations (0.53 and 0.49, respectively) is much lower than that of the GSCI to the DJ-UBSCI (0.90). As such, Gresham and NCAM believe that a long/short commodity investment strategy can complement a long-only commodity investment strategy in a diversified portfolio. Additionally, Long/Short Commodities provide a high degree of diversification benefits with the S&P 500 (representative of U.S. equities) and the Barclays Aggregate (representative of U.S. bonds) because their correlations are negative (-0.11 and -0.07, respectively). As a result, Long/Short Commodities are an alternative way of providing investment exposure to commodities that may generate total returns with little long-term historical correlation to U.S. equities and U.S. bonds.

Exhibit 2

Correlation Comparison: Long/Short Commodities vs. Major Market Benchmarks

February 1, 1991—June 30, 2012

Source: Morningstar, Inc.

Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up a particular market. Payment of management or brokerage fees or other fees and expenses would lower an index’s performance. Index returns are for illustrative purposes only and do not represent actual Fund performance. You cannot invest directly in an index. Past performance of these indices has varied considerably over different time periods. See pages 129-130 for definitions of the indices represented in this Exhibit. See page 129 for a fuller description of correlation.

PAST CORRELATIONS ARE NOT INDICATIVE OF FUTURE CORRELATIONS.

Long/Short Commodities Are Historically Uncorrelated Investments that Have the Potential to Enhance Risk-Adjusted Portfolio Returns

Gresham and NCAM believe that commodities are often underrepresented in an investor’s portfolio. Maintaining consistent exposure to commodities over time may potentially add diversification benefits to a portfolio that is otherwise composed of U.S. equities (as represented by the S&P 500) and U.S. bonds (as represented by the Barclays Aggregate). Gresham and NCAM believe that such potential diversification benefits may include improved risk-adjusted returns and lower portfolio volatility over time.

Exhibit 3 shows that an allocation to Long/Short Commodities may, over time, enable investors to increase total return potential and reduce portfolio volatility. Exhibit 3 illustrates three hypothetical portfolios (a 60%/40% U.S. equity/U.S. bond allocation, a 5% Long/Short Commodity allocation and a 10% Long/Short Commodity allocation) from February 1, 1991 to June 30, 2012. The annualized returns are comparable for all three hypothetical portfolios: 8.37%, 8.38% and 8.46%, respectively. However, the hypothetical portfolios with either a 5% or 10% Long/Short Commodity allocation had higher risk-adjusted returns (as measured by the Sharpe ratio) and lower portfolio volatility, or risk (as measured by standard deviation). Specifically, the hypothetical portfolio with a 0% Long/Short Commodity allocation had a Sharpe ratio of 0.42 whereas the hypothetical portfolios with a 5% and 10% Long/Short Commodity allocation had higher Sharpe ratios of 0.48 and 0.54, respectively. Additionally, the hypothetical portfolio with a 0% Long/Short Commodity allocation had a standard deviation of 12.09% whereas the hypothetical portfolios with a 5% and 10% Long/Short Commodity allocation had lower standard deviations of 10.55% and 9.56%, respectively. A higher Sharpe ratio is associated with superior risk-adjusted return performance. Lower standard deviation generally means lower portfolio risk.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM, WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS. ACTUAL FUTURE RESULTS OR RETURNS WILL DIFFER FROM THOSE INDICATED OR IMPLIED BELOW, AND THOSE DIFFERENCES COULD BE MATERIAL AND ADVERSE TO INVESTORS. THE FUND MAY HAVE LOSSES OVER ANY PARTICULAR PERIOD AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” IN PART ONE OF THE PROSPECTUS. INVESTORS SHOULD READ AND CONSIDER THE RISKS CAREFULLY BEFORE MAKING AN INVESTMENT IN THE FUND.

Exhibit 3

Impact of Adding Long/Short Commodities to a Hypothetical U.S. Equity and U.S. Bond Portfolio

February 1, 1991 to June 30, 2012

Long/Short Commodities May Lower Volatility and Improve a Portfolio’s Risk-Adjusted Returns

Hypothetical Statistics	Avg. Annual Return	Volatility/Risk (Standard Deviation)	Risk-Adjusted Return (Sharpe Ratio)
U.S. Equity/U.S. Bond Portfolio	8.37%	12.09%	.42
5% Long/Short Commodity Allocation	8.38%	10.55%	.48
10% Long/Short Commodity Allocation	8.46%	9.56%	.54

Sources: Nuveen, Zephyr Associates, Inc., Zephyr StyleADVISOR, Morningstar, Inc.

The hypothetical portfolio construction was produced by Nuveen using monthly index data provided by Morningstar, Inc. and Zephyr StyleADVISOR. The hypothetical portfolios are shown from February 1, 1991 to June 30, 2012. An allocation to U.S. equities is represented by the S&P 500; an allocation to U.S. bonds is represented by the Barclays Aggregate; and an allocation to Long/Short Commodities is represented by the Index. Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up a particular market. Payment of management or brokerage fees or other fees and expenses would lower an index’s performance. Index returns are for illustrative purposes only and do not represent actual Fund performance. You cannot invest directly in an index. Past performance of these indices has varied considerably over different time periods. See pages 129-130 for definitions of the indices represented in this Exhibit. See pages 130-131 for fuller descriptions of Sharpe ratio and standard deviation.

A Long/Short Commodity Investment Strategy May Provide Opportunities in Both Up and Down Commodity Markets

The table below provides the calendar year and year-to-date returns for Long/Short Commodities (as measured by the Index), the DJ-UBSCI, GSCI, S&P 500 and Barclays Aggregate, over the time period from January 1, 2002 to June 30, 2012. Both the DJ-UBSCI and GSCI had positive performance (or an “up commodity market”) in 2002, 2003, 2004, 2005, 2007, 2009 and 2010, and had negative performance (or a “down commodity market”) in 2008, 2011 and 2012 year-to-date. In 2006, the DJ-UBSCI had positive performance and the GSCI had negative performance due to its overweight in the energy sector. Long/Short Commodities had positive performance in 2002, 2003, 2004, 2005, 2007, 2008, 2010 and 2011, and had negative performance in 2006, 2009 and 2012 year-to-date. The S&P 500 had positive performance in 2003, 2004, 2005, 2006, 2007, 2009, 2010, 2011 and 2012 year-to-date, and had negative performance in 2002 and 2008. The Barclays Aggregate had positive performance for all observations. In 2008 and 2011, Long/Short Commodities had positive performance during down commodity markets. During 2008 when the overall market experienced significant volatility and negative performance, Long/Short Commodities outperformed the S&P 500, Barclays Aggregate, DJ-UBSCI and GSCI. PAST PERFORMANCE, HOWEVER, IS NOT INDICATIVE OF FUTURE RESULTS.

Exhibit 4

Opportunities in Up and Down Markets

January 1, 2002 to June 30, 2012

Benchmark Index	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012 YTD
Morningstar Long/Short Commodity Index	10.22%	7.53%	17.89%	10.04%	-3.46%	21.22%	11.31%	-2.12%	11.43%	1.21%	-2.41%
S&P 500 Index	-22.10%	28.68%	10.88%	4.91%	15.79%	5.49%	-37.00%	26.46%	15.06%	2.11%	9.49%
Barclays Capital U.S. Aggregate Bond Index	10.25%	4.10%	4.34%	2.43%	4.33%	6.97%	5.24%	5.93%	6.54%	7.84%	2.37%
Dow Jones UBS Commodity Index	25.91%	23.93%	9.15%	21.36%	2.07%	16.23%	-35.65%	18.91%	16.83%	-13.32%	-3.70%
S&P GSCI Index	32.07%	20.72%	17.28%	25.55%	-15.09%	32.67%	-46.49%	13.48%	9.03%	-1.18%	-7.23%

Sources: Nuveen, Zephyr Associates, Inc., Zephyr StyleADVISOR, Morningstar, Inc.

The analysis above was produced by Nuveen using monthly index data provided by Morningstar, Inc. and Zephyr StyleADVISOR and is shown from January 1, 2002 to June 30, 2012. Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up a particular market. Payment of management or brokerage fees or other fees and expenses would lower an index’s performance. Index returns are for illustrative purposes only and do not represent actual Fund performance. You cannot invest directly in an index. Past performance of these indices has varied considerably over different time periods. See pages 129-130 for definitions of the indices represented in this Exhibit.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Exhibit 5

A Long/Short Commodity Strategy May Broaden Investment Opportunity Whether Commodity Markets Are Rising or Falling

The chart below illustrates the calendar year and year-to-date returns of individual commodities – gold, silver, copper, crude oil, natural gas, wheat, corn, sugar, soybeans and live cattle – over the time period from January 1, 2002 to August 31, 2012. Exhibit 5 shows that calendar year price changes of individual commodities show wide dispersion through economic cycles. Commodity futures returns are driven by unpredictable, commodity-specific events such as bad weather, geopolitical tensions and other unpredictable outside forces. As a result, commodity futures prices do not uniformly move up and down together, can vary widely over time and are extremely difficult to predict. The commodities above the thick black line (and in white boxes) have demonstrated positive performance while the commodities below the thick black line (and in grey boxes) have demonstrated negative performance. In this chart, all commodities have experienced negative calendar year price changes (with the exception of gold). For those commodities with positive performance, Gresham will invest in long futures positions. For those commodities with negative performance, Gresham will invest in short futures positions (or flat positions in the case of energy commodities). Through Gresham’s active management of their long/short commodity investment program, they do not have to avoid negatively performing commodities. Rather, Gresham’s long/short commodity investment strategy seeks to: (1) profit from long futures investments when commodity prices rise; (2) profit from short futures investments when commodity prices fall; and (3) capture excess returns from long and short futures investments. There is no guarantee that the Fund or Gresham’s long/short commodity investment strategy will be successful.

Historical Commodity Price Changes

Sources: Gresham, Bloomberg L.P., Nuveen

The analysis above was produced by Gresham using commodity price data aggregated from Bloomberg L.P. for the period January 1, 2002 to August 31, 2012. The historical commodity futures prices, which are 10-day ratio adjusted (i.e. roll-adjusted) figures, were used to calculate the price changes of the individual commodities. Historical Bloomberg daily prices assume rolling of nearby futures contracts beginning 10 days prior to expiration. Ratio-adjusting allows for the figures to account for both the price return and the roll yield. Bloomberg uses the ratio method to calculate ratio adjusted commodity prices where each commodity’s ending price is divided by 1+ prior price for each holding day.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Roll Yield and Excess Return

Since futures price changes and roll yields are the two principal sources of excess return, commodity market benchmarks including the DJ-UBSCI and GSCI that invest on a long-only basis generally do not capture the returns available from shorting futures on specific commodities when there is downward price pressure or a positively sloped futures price curve for those commodities. These commodity market benchmark indices generate negative roll yields when futures prices are declining or when the price curves for certain commodities are in contango. Long/short commodity strategies (such as the Index), which take downward price movements of a commodity into account in determining whether a position is long or short, may capture additional excess return from those commodities. By using a momentum-based approach that accounts for both price change and the slope of the futures price curve, the Index attempts to capture both sources of excess return—price change and roll yield. According to Morningstar, Inc., roll yield’s effect on excess return can be substantial. Exhibit 6 shows the relationship between roll yield and excess returns on the commodities listed for the roughly 21-year period from April 1, 1990 to September 30, 2011. Commodities that tended to trade in contango experienced negative excess return, while those that tended to trade in backwardation saw positive excess return.

Of particular interest are the natural gas futures. According to Morningstar research, because the price of natural gas grew at 4.1% per year over the 21-year period, one might have expected a natural gas futures index to have provided a comparable rate of return. However, because natural gas futures traded in contango (and consequently experienced negative roll yield), the excess return was a negative 12.5%.

Exhibit 6

Roll Yield and Excess Return

April 1, 1990 to September 30, 2011

Source: Morningstar, Inc.

Current Composition of the Morningstar® Long/Short Commodity IndexSM

Exhibit 7 provides the commodity signals and weights for the Morningstar® Long/Short Commodity IndexSM as of August 31, 2012. Index commodity signals and weights will vary over time.

Exhibit 7

Morningstar® Long/Short Commodity IndexSM Holdings

Index Signals and Weights as of August 31, 2012

Commodity	Signal	Weight
Energy
Crude Oil Brent	Long	8.17%
Gas-Oil-Petroleum	Long	6.28%
Heating Oil #2 / Fuel Oil	Long	5.40%
Gasoline Blendstock	Long	4.99%
Long Energy Positions		24.84%
Crude Oil WTI	Flat	10.39%
Natural Gas Henry Hub	Flat	5.69%
Flat Energy Positions		16.08%

Total Energy Positions		40.92%

Agriculture
Soybeans	Long	6.30%
Soybean Meal	Long	4.91%
Corn	Long	2.18%
Wheat / No. 2 Hard Winter	Long	2.06%
Wheat / No. 2 Soft Red	Long	1.97%
Long Agriculture Positions		17.42%
Coffee ‘C’ / Colombian	Short	5.02%
Sugar	Short	4.51%
Cotton	Short	4.25%
Soybean Oil	Short	2.95%
Short Agriculture Positions		16.73%

Total Agriculture Positions		34.15%

Commodity	Signal	Weight
Metals
Gold	Short	7.46%
Silver	Short	4.34%
Copper High Grade	Short	4.13%

Short Metals Positions		15.93%

Livestock
Lean Hogs	Short	4.52%
Live Cattle	Short	4.48%

Short Livestock Positions		9.00%
Total Index Positions		100.00%

Shown above are the actual signals and weights of the Index as of August 31, 2012. These are not the actual signals or weights of the Fund.

The Index construction rules and other information about the Index can be found on Morningstar’s website at http://indexes.morningstar.com, which is publicly available at no charge.

Source: Morningstar, Inc.

The Index Positions Reflect Commodity Price Momentum

Exhibit 8 displays quarterly observations of the long, flat and short positions of the Index as of each quarter end for the five year period from July 1, 2007 to June 30, 2012. The Index positions change quickly over time, signaling momentum in commodity prices. Over this time period, the maximum, minimum and average for long exposure was approximately 95.09%, 0.00% and 55.70%, respectively; for flat exposure was approximately 44.58%, 0.00% and 17.31%, respectively; and for short exposure was approximately 63.07%, 0.00% and 26.99%, respectively. Long, flat and short exposure of the Index varies over time and may not represent these historical observations. As of June 30, 2012, the long, flat and short exposure of the Index was approximately 8.63%, 39.16%, and 52.21%, respectively. On that date, the Index was comprised of 20 individual commodities with 2 long positions, 6 flat positions, and 12 short positions. Both the Index and Gresham seek to mitigate risk by moving to cash (i.e. flat position) instead of taking short positions in energy commodities, which are subject to sharp reversals because of geopolitical events.

Exhibit 8

Morningstar® Long/Short Commodity IndexSM Quarterly Observations

Summary of Long, Flat and Short Exposure

Last Five Years From July 1, 2007 to June 30, 2012

Sources: Morningstar Inc., Nuveen

The analysis above was produced by Nuveen using quarterly index data provided by Morningstar, Inc., and shows quarterly observations of the Index positions as of each quarter end for the five year period from July 1, 2007 to June 30, 2012. Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up a particular market. Payment of management or brokerage fees or other fees and expenses would lower the performance of a fund tied to that index. Index returns are for illustrative purposes only and do not represent actual Fund performance. You cannot invest directly in an index. Long, flat and short exposure for the Index have varied considerably over different time periods. The Fund’s long, flat and short exposure may be significantly different than that of the Index at any point in time.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Commodity Positions in the Index May Shift Quickly in Response to Changes in the Commodity Market

Exhibit 9 displays monthly observations of the long, flat and short positions of the individual commodities within the Index as of each month end for the one year period from September 1, 2011 to August 31, 2012. While the Index changes positions monthly, Gresham is an active manager and can trade throughout the month and move ahead of the Index by days or even weeks. These observations show how the Index positions have changed quickly in response to changes in the commodity market from long to short and vice versa (or from long to flat and vice versa in the case of energy commodities). For example, gasoline blendstock and heating oil both changed from long to flat and back to long over a three month time period (November 1, 2011 to January 31, 2012). Soybean oil changed from short to long and back to short over a three month time period (March 1, 2012 to May 31, 2012). Lastly, lean hogs and live cattle both changed from short to long and back to short over a three month time period (September 1, 2011 to November 30, 2011). As of August 31, 2012, the long, flat and short exposure of the Index was approximately 42.26%, 16.08% and 41.66%, respectively. On that date, the Index was comprised of 20 individual commodities with 9 long positions, 2 flat positions, and 9 short positions.

Exhibit 9

Morningstar® Long/Short Commodity IndexSM Monthly Observations by Commodity

Summary of Long, Flat and Short Exposure

Last Year From September 1, 2011 to August 31, 2012

Sources: Morningstar, Inc., Nuveen

The analysis above was produced by Nuveen using monthly Index data provided by Morningstar, Inc., and shows monthly observations of Index positions as of each month end for the one year period from September 1, 2011 to August 31, 2012. Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up the index. Payment of management or brokerage fees or other fees and expenses would lower the performance of a fund tied to that index. Index returns are for illustrative purposes only and do not represent actual Fund performance. You cannot invest directly in an index. Long, flat and short exposure for the Index have varied considerably over different time periods. The Fund’s long, flat and short exposure may be significantly different than that of the Index at any point in time.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Definition of Terms Used in the “Additional Background Information” Section—Please note that indices do not take into account any fees and expenses of investing in the individual securities that they track, and that individuals cannot invest directly in any index. The trademarks listed in this document are the property of their respective owners.

Barclays Capital U.S. Aggregate Bond Index—The index is unmanaged and considered generally representative of investment-grade fixed income securities issued within the U.S. The index represents fixed-income securities that are U.S. domestic, taxable, and dollar denominated. The index covers the U.S. investment-grade fixed-rate bond market, with index components for government and corporate securities, mortgage pass-through securities and asset-backed securities. Performance data of this index do not include reinvestment of interest.

Correlation—Correlation is a statistical measure of how investment returns move over time in relation to one another. The correlation coefficient ranges between -1 (perfect negative correlation, which means that returns always move in opposite directions) and +1 (perfect positive correlation, which means that returns always move in the same direction). A correlation of 0 implies that no relationship can be found between the movement of two sets of returns.

Dow Jones-UBS Commodity IndexSM (DJ-UBSCISM)—The index was created in 1998. It tracks a hypothetical investment in a basket of commodity futures contracts in which expiring contracts are rolled forward to the next set of corresponding nearby commodity futures contracts. It assumes that for every notional dollar invested in futures, an actual dollar is invested in 3-month U.S. Treasury bills. The index is made up of exchange-traded futures on physical commodities and currently represents 20 commodities. Commodity weightings are based on production and liquidity, subject to weighting restrictions applied annually such that no related group of commodities constitutes more than 33% of the index and no single commodity constitutes more than 15% or less than 2% of the index. Between rebalancings, weightings may fluctuate to levels outside these limits.

Maximum Drawdown—The percentage loss that a fund incurs from its peak net asset value to its lowest value calculated from month-end to month-end. The Maximum Drawdown over a significant period is sometimes employed as a means of measuring the risk of an investment vehicle. Maximum Drawdown is generally expressed as a percentage decline in net asset value.

Morningstar® Long/Short Commodity IndexSM—For comparative purposes, the Fund uses the Morningstar® Long/Short Commodity IndexSM as its primary benchmark. The Index tracks the historical total return performance of a diverse portfolio of commodity futures, which may be invested long, short or flat, and is comprised of 20 different commodities as of August 31, 2012 (listed on page 39). The Index uses a momentum rule to determine if each commodity futures position is long, short or flat. The Index is fully collateralized with short-term Treasury bills. To qualify for inclusion in the Index, a commodity must have futures contracts traded on one of the U.S. exchanges and rank in the top 95% of total dollar value of open interest (measured by the 12-month average). The Index was launched on August 1, 2007. Return data is available from December 21, 1979 to the present and is constructed using the same futures price data and index rules that the Index has employed since its launch. The Index is reconstituted and rebalanced once annually, on the third Friday of December after the day’s closing Index values have been determined. The Index commodity membership and constituent commodity weights are reset at that time. The direction of the long or short positions are adjusted monthly on every third Friday of the month and are effective on the first trading day after the third Friday. The Index construction rules and other information about the Index can be found on MorningStar’s website at http://indexes.morningstar.com, which is publicly available at no charge.

S&P 500® Index—An unmanaged index of U.S. companies with market capitalizations in excess of $4 billion. It consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a float- adjusted market value-weighted index (stock price times float-adjusted number of shares outstanding), with each stock’s weight in the index proportionate to its float-adjusted market value. Performance data of this index include reinvestment of all dividends and capital gain distributions.

S&P GSCI® Commodity Index (GSCI)—The index was first published in 1991, but the rules-based methodology was coupled with historical price data to create a history that begins on January 2, 1970, giving it the longest history of the commercially available commodity indices. The index tracks a hypothetical investment in a world production-weighted basket of nearby commodity futures contracts in which expiring contracts are rolled forward to the next corresponding nearby commodity futures contracts. It assumes that for every notional dollar invested in futures, an actual dollar is invested in 3-month U.S. Treasury bills as collateral. The weights are primarily based on delayed rolling 5- year averages of production quantities. In 1970, the GSCI included five commodities. Currently, the index includes 24 commodities, which are organized into five groups: agriculture, livestock, energy, industrial metals, and precious metals. The rules governing the construction of the index are determined by an eight member committee and are publicly available.

Sharpe Ratio—The Sharpe ratio is a statistical measure of the risk-adjusted return of a portfolio. It is calculated by using standard deviation and excess return (investment return minus risk free rate) to determine reward per unit of risk. The ratio represents the return gained per unit of risk taken. The Sharpe ratio can be used to compare the performance of managers. Managers with the same excess return for a period but different levels of risk will have Sharpe ratios that reflect the difference in the level of risk. The higher the Sharpe ratio, the better a fund’s historical risk-adjusted performance. The performance of the manager with the lower Sharpe ratio would be interpreted as exhibiting comparatively more risk for the desired return compared to the other manager. If the two managers had the same level of risk but different levels of excess return, the manager with the higher Sharpe ratio would be preferable because the manager achieved a higher return with the same level of risk as the other manager. The Sharpe ratio is most helpful when comparing managers with both different returns and different levels of risk. In this case, the Sharpe ratio provides a per-unit measure of the two managers that enables a comparison. The ratio is equal to the excess return divided by the standard deviation of the portfolio.

Standard Deviation—Standard deviation is a statistical measure of portfolio risk. Standard deviation is equal to the square root of the variance. It reflects the average deviation of the observations from their sample mean. In the case of portfolio performance, the standard deviation describes the average deviation of the portfolio returns from the mean portfolio return over a certain period of time. Standard deviation measures the typical width of this range of returns. The wider the typical range of returns, the higher the standard deviation of returns, and the higher the portfolio risk. Higher standard deviation generally means higher portfolio risk.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following terms have the meanings set forth after such term:

Section 1256 Contracts:    Includes certain regulated futures contracts, certain non-equity options, and certain non-U.S. currency forward contracts which generate gains (losses) that are characterized as 60% long-term capital gains (losses) and 40% short-term capital gains (losses).

American-Style Options:    Exercisable at any time prior to expiration.

At-the-Money:    An option is said to be “at-the-money” if the exercise price is at current market levels.

Backwardation:    The circumstance whereby the prices of some futures contracts (generally those relating to commodities such as crude oil, heating oil and sugar that are typically consumed immediately rather than stored) have often been higher for contracts with near-term expirations than for contracts with longer-term expirations.

Break Even:    The approximate dollar amount and percentage the Fund must earn after one year for investors who purchase shares in the initial offering to offset the costs applicable to an investment.

Call:    An option contract giving the owner the right (but not the obligation) to buy the underlying investment at the agreed-upon price within a specified time.

CEA:    Commodity Exchange Act. An act passed in 1936 by the U.S. government that provides federal regulation of all futures trading activities. This act replaced the Grain Futures Act of 1922. In 2000, the CEA was amended by the Commodity Futures Modernization Act or CFMA and in 2010, the CEA was amended by the Dodd-Frank Act.

CFMA:    Commodity Futures Modernization Act of 2000. An act that substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade.

CFTC:    Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Clearing Broker:    The entity responsible for assuring that futures and option trades are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trades took place.

Clearing House:    Any clearing association, corporation or other entity that, with respect to a derivatives contract, enables each party to such contract to substitute, through novation, the credit of the clearing house for the credit of the parties, arranges or provides, on a multilateral basis, for the settlement or netting of obligations resulting from such contracts, or otherwise provides clearing services or arrangements that mutualize or transfer among participants in the clearing house the credit risk arising from such contracts.

Code:    The Internal Revenue Code of 1986, as amended.

Commodity Broker:    The entity responsible for holding the client’s funds deposited with it as margin for trades and, if the commodity broker is also a clearing commodity broker, for assuring that futures and options trades for a client are properly processed and recorded or “cleared” by the clearing house affiliated with the exchange on which the trades took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

Commodity Pool:    An enterprise in which several investors contribute funds in order to trade commodity futures contracts or options on commodity futures contracts, collectively.

Computer-Driven Algorithmic Trading:    The use of computer programs for entering trading orders with the computer algorithm deciding on aspects of the order such as the timing, price, or quantity of the order.

CPO:    Commodity Pool Operator. Any person engaged in a business which is of the nature of a commodity pool, investment trust, syndicate, or similar form of enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of investing in any commodity for future delivery or commodity option thereon or swap.

CTA:    Commodity Trading Advisor. Any person who for compensation or profit engages in the business of advising others, either directly or through publications or writing, or electronic media, as to the value or the advisability of investing in any contract of sale of a commodity for future delivery or commodity option thereon or swap.

Contango:    A contango market is one in which the price of commodity futures contracts in the near-term months are lower than the price of contracts in the longer-term months due to long-term storage costs and other factors.

Dodd-Frank Act:    The Dodd-Frank Wall Street Reform and Consumer Protection Act. Signed into law on July 21, 2010.

DTC:    The Depository Trust Company. It is anticipated that DTC will act as the securities depository for the shares.

European-Style Options:    Exercisable only at the time of expiration.

Flat Position:    A cash position.

Fully Collateralized:    The Fund will maintain as collateral cash equivalents, U.S. government securities and other short-term, high grade debt securities, in an aggregate amount corresponding to the full notional value of its commodity investments.

Fund:    Nuveen Long/Short Commodity Total Return Fund, a Delaware statutory trust.

Futures Contract:    A standardized contract traded on an exchange that calls for the future delivery or cash settlement of a specified quantity of a commodity at a specified time and place.

Gap Risk:    The risk that a commodity price will change from one level to another with no trading in between.

Gresham:    Gresham Investment Management LLC, acting through Gresham NTA, in its capacity as the commodity subadvisor to the Fund.

Gresham LLC:    Gresham Investment Management LLC, a Delaware limited liability company, is registered with the CFTC as a commodity trading advisor and a commodity pool operator and is registered with the SEC as an investment adviser.

Gresham NTA:    The Near Term Active division of Gresham LLC.

In-the-Money:    An option is said to be “in-the-money” if the exercise price is below current market levels.

Investor:    Beneficial owner of the shares.

Limited Liability Company (LLC):    A type of business ownership combining several features of corporation and partnership structures.

Long Position:    The Fund’s commodity futures contracts may be invested on a long basis seeking to profit from potential increases in commodity prices.

Long/Short Commodities:    Represented by the Morningstar® Long/Short Commodity IndexSM.

Manager (or NCAM):    Nuveen Commodities Asset Management, LLC, a Delaware limited liability company, which is registered as a commodity pool operator and commodity trading advisor, and which controls the investments and other decisions of the Fund.

Margin:    A good faith deposit to secure the performance under a futures contract.

Margin Call:    A demand for funds in addition to the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or commodity broker.

Momentum-Based Modeling:    Quantitative formulas that evaluate trend relationships between the change in prices of futures contracts and trading volumes for a specific commodity.

Nuveen Asset Management:    Nuveen Asset Management, LLC, a Delaware limited liability company, is registered as an investment adviser and serves as the collateral subadvisor to the Fund.

Net Asset Value:    Net Asset Value of the Fund.

NFA:    National Futures Association, a self-regulatory membership organization that regulates the commodity industry of which NCAM is a member.

Notional Value:    The contract values of the long commodity futures contracts that the Fund purchases. For instance, if the Fund purchases a futures contract for 100 troy ounces of gold on the Comex Division of the New York Mercantile Exchange in a particular delivery month at $1,000 per ounce, the notional value of that contract, or the Fund’s obligation to pay for delivery of the gold if the Fund stands for delivery, is $100,000.

Option on Futures Contract:    The right, but not the obligation, to buy or sell a futures contract at a specified price on or before a specified date.

Option Overwrite:    A type of option strategy that consists of writing call options on stocks that the writer already owns to generate maximum current income from options premiums.

Option Premium:    The income received by an investor who sells or “writes” an option contract to another party.

Out-of-the-Money:    An option is said to be “out-of-the-money” if the exercise price is above current market levels.

Over-the-Counter (OTC) Contract:    A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

PTP:    Publicly Traded Partnership.

Put:    An option contract giving the owner the right (but not the obligation) to sell the underlying investment at the agreed-upon price within a specified time.

Reconstitution:    A reevaluation of a market index that involves adding and removing securities and re-ranking existing securities so that the index mirrors current market capitalization and style.

Risk-Adjusted Total Return:    The Total Return (as defined in this glossary) generated by a portfolio per unit of risk taken, with such risk measured by the volatility of the portfolio’s total returns over a specific period of time.

Roll:    Replacing expiring futures contracts with more distant contracts to avoid taking physical delivery of a commodity.

Roll Yield:    The return generated from the difference in price between an expiring futures contract and the more distant futures contract that replaces it.

Rules-Based:    The Fund will manage its commodity investments consistent with program rules which specify minimum liquidity requirements for commodity futures contract investing and other parameters such as eligible commodity futures contracts, contract term, commodity weightings and annual and interim rebalancing of individual commodities and the long/short portfolio.

SEC:    United States Securities and Exchange Commission.

Secondary Market:    The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in the secondary markets.

Shares:    Unit of fractional undivided beneficial interest in and ownership of the Fund.

Short Position:    The Fund’s commodity futures contracts may be invested on a short basis seeking to profit from declines in commodity prices.

Spot Price:    The price that is quoted for immediate (spot) settlement (payment and delivery).

Subadvisors:    A collective term to refer to both the collateral subadvisor and the commodity subadvisor.

Total Return:    A fully collateralized commodity futures and options strategy generates total returns from three sources: i) “price return” that results from changes in futures prices; ii) “roll yield” that results from replacing or rolling an expiring contract with a further out contract (at a lower price) in order to avoid physical delivery yet maintain positions in the futures markets; and iii) interest income and gains, if any, on its collateral investments.

Tracking Error:    The possibility that the daily net asset value of CTF will not track the Morningstar® Long/Short Commodity IndexSM.

Treasury Regulations:    Treasury Regulations promulgated under the Code.

Trustee:    Wilmington Trust Company.

UBTI:    Unrelated Business Taxable Income.

You:    The owner of shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Independent Committee of Nuveen Commodities Asset Management, LLC and Shareholders of Nuveen Long/Short Commodity Total Return Fund:

In our opinion, the accompanying statements of financial condition and the related statements of operations, changes in shareholder’s capital and cash flows present fairly, in all material respects, the financial position of Nuveen Long/Short Commodity Total Return Fund (the “Fund”) at June 30, 2012 and December 31, 2011, and the results of its operations, changes in shareholder’s capital and its cash flows for the periods January 1, 2012 to June 30, 2012 and May 25, 2011 (date of organization) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

July 18, 2012

NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND

Statements of Financial Condition

June 30, 2012 and December 31, 2011

	June 30, 2012	December 31, 2011
Assets:
Cash	$20,055	$20,055
Offering costs	400,000	400,000
Receivable from affiliate	374,000	168,000

Total assets	$794,055	$588,055

Liabilities:
Accrued offering costs	$400,000	$400,000
Payable for organization expenses	374,000	168,000

Total liabilities	774,000	568,000

Commitments and Contingencies	—	—

Shareholder's Capital:
Shares, $.01 par value; unlimited number of shares authorized, 840 shares outstanding	8	8
Paid-in surplus	20,047	20,047

Total Shareholder's Capital	20,055	20,055

Total Liabilities and Shareholder's Capital	$794,055	$588,055

Net assets	$20,055	$20,055
Shares outstanding	840	840

Net asset value per share outstanding ($20,055 divided by 840 shares outstanding)	$23.875	$23.875

See accompanying notes to financial statements

NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND

Statements of Operations

For the Period from January 1, 2012 to June 30, 2012, the Period from May 25, 2011 (date of organization) to June 30, 2011, and the Period from May 25, 2011 (date of organization) to December 31, 2011

	Period Ended June 30, 2012	Period Ended June 30, 2011 (unaudited)	Period Ended December 31, 2011
Investment income	$—	$—	$—

Expenses:
Organization expenses	206,000	43,000	168,000
Expense reimbursement	(206,000)	(43,000)	(168,000)

Total expenses	—	—	—

Net investment income	—	—	—

Net income	$—	$—	$—

See accompanying notes to financial statements

NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND

Statements of Changes in Shareholder’s Capital

For the Period from January 1, 2012 to June 30, 2012, the Period from May 25, 2011 (date of organization) to June 30, 2011, and the Period from May 25, 2011 (date of organization) to December 31, 2011

	Period Ended June 30, 2012	Period Ended June 30, 2011 (unaudited)	Period Ended December 31, 2011
Shareholder's capital, beginning of period	$20,055	$—	$—
Issuance of Shares	—	—	20,055
Net increase in shareholder's capital resulting from operations	—	—	—

Shareholder's capital, end of period	$20,055	$—	$20,055

Shares, beginning of period	840	—	—
Issuance of shares	—	—	840

Shares, end of period	840	—	840

See accompanying notes to financial statements

NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND

Statements of Cash Flows

For the Period from January 1, 2012 to June 30, 2012, the Period from May 25, 2011 (date of organization) to June 30, 2011, and the Period from May 25, 2011 (date of organization) to December 31, 2011

	Period Ended June 30, 2012	Period Ended June 30, 2011 (unaudited)	Period Ended December 31, 2011
Cash flows from operating activities
Net Income	$—	$—	$—
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Increase) Decrease in receivable from affiliate	(206,000)	(43,000)	(168,000)
(Increase) Decrease in offering costs	—	(400,000)	(400,000)
Increase (Decrease) in payable for organization expenses	206,000	43,000	168,000
Increase (Decrease) in accrued offering costs	—	400,000	400,000

Net cash provided by (used in) operating activities	—	—	—

Cash flows from financing activities
Proceeds from issuance of shares	—	—	20,055

Net cash provided by (used in) financing activities	—	—	20,055

Net increase in cash and cash equivalents	—	—	20,055
Cash at beginning of period	20,055	—	—

Cash at End of Period	$20,055	$—	$20,055

See accompanying notes to financial statements

Notes to Financial Statements

(1) The Fund

Nuveen Long/Short Commodity Total Return Fund (the “Fund”) was organized as a Delaware statutory trust on May 25, 2011 to operate as a commodity pool. The Fund has been inactive since its date of organization except for matters relating to its organization and registration. On August 31, 2011, the Fund issued 840 shares to Nuveen Commodities Asset Management, LLC, the Fund’s investment advisor (“NCAM” or the “Manager”), a registered commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, and a wholly owned subsidiary of Nuveen Investments, Inc. (“Nuveen Investments”).

The Fund will seek to generate total returns using a managed investment approach that seeks to outperform its benchmark, the Morningstar® Long/Short Commodity IndexSM. In pursuing its investment objective, the Fund will invest directly in a diverse portfolio of exchange-traded commodity futures contracts that represent the main commodity sectors and are among the most actively traded futures contracts in the global commodity markets. These commodity investments will be fully collateralized and unleveraged. The Fund’s investment strategy will consist of three principal elements:

•	An actively managed long/short rules-based portfolio of exchange-traded commodity futures contracts;

•	A commodity options portfolio of exchange-traded commodity option contracts designed to enhance the risk-adjusted total return of the Fund’s commodity investments and generate option premiums; and

•	A collateral portfolio of cash equivalents, U.S. government securities and other short-term, high grade debt securities.

(2) Significant Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results may differ from those estimates.

Cash and Cash Equivalents

The Fund defines cash and cash equivalents to be highly liquid investments with original maturities of three months or less.

(3) Commitments and Contingencies

Under the Fund’s organizational documents, the Manager, Wilmington Trust Company (the Fund’s Delaware trustee) and the independent committee of NCAM are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, in the normal course of business, the Fund enters into contracts that provide general indemnifications to other parties. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred. However, the Fund expects the risk of loss pursuant to these contracts to be remote.

(4) Organization Expenses and Offering Costs

Nuveen Securities, LLC, a wholly owned subsidiary of Nuveen Investments, has agreed to (i) reimburse all organization expenses of the Fund (approximately $374,000) and (ii) pay all offering costs (other than sales load) that exceed $.05 per share. Based on an estimated offering size of $200,000,000 (approximately 8,000,000 shares), the Fund would pay a maximum of $400,000 of offering costs and Nuveen Securities, LLC would pay all offering costs in excess of $400,000 which is currently estimated to be $1,402,000. The Fund’s share of offering costs will be recorded as a reduction of the proceeds from the sale of the shares upon commencement of Fund operations.

Notes to Financial Statements (Continued)

(5) Investment Management Agreement

The Fund has agreed to pay an annual management fee based on its average daily net assets once it begins operations, for the services and facilities provided by the Manager. The annual fee is payable monthly and shall be applied according to the following schedule:

Average Daily Net Assets	Fee Rate
For the first $500 million	1.250%
For the next $500 million	1.225%
For the next $500 million	1.200%
For the next $500 million	1.175%
For net assets over $2 billion	1.150%

The management fee compensates the Manager for overall investment advisory and administrative services and general office facilities. The Manager has entered into Sub-Advisory Agreements with Gresham Investment Management LLC (“Gresham”) and Nuveen Asset Management, LLC (“Nuveen Asset Management”), both subsidiaries of Nuveen Investments. Gresham will manage the Fund’s investments in commodity futures contracts and option contracts. Nuveen Asset Management will manage the Fund’s investment in short-term, high grade debt instruments. The Fund will not be charged directly for amounts incurred for sub-advisory services, as such amounts will be paid by the Manager.

The Fund pays no compensation directly to its officers, all of whom receive remuneration for their services to the Fund from the Manager or its affiliates.

(6) Income Taxes

The Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, the Fund will not incur United States federal income tax liability; rather each owner of the Fund’s shares will be required to take into account its allocable share of the Fund’s income, gains, losses, deductions and other items for the Fund’s taxable year.

Until             , 2012 (25 days after the date of this prospectus), all dealers that buy, sell or trade the shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

8,000,000 Shares

Nuveen Long/Short Commodity Total Return Fund

$25.00 per Share

PROSPECTUS

BofA Merrill Lynch

Nuveen Securities, LLC

            , 2012

LPR-CTF-1012D

PART II

Information Not Required in the Prospectus

Item 13.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the shares pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	$2,903
FINRA filing fees	30,500
Exchange listing fees	55,000
Legal fees and expenses	1,055,000
Printing and engraving expenses	400,000
Audit	13,500
Professional fees	50,000
Promotion	355,000
Miscellaneous expenses	48,097

Total	$2,010,000

Item 14.	Indemnification of Directors and Officers

The Trust Agreement provides that each member of the independent committee (“independent member”) (and any other Person performing services on the Fund’s behalf and acting within the scope of an independent member’s authority), the Trustee and the manager (and any of its affiliates performing services on the Fund’s behalf and acting within the scope of the manager’s authority) will be indemnified by the Fund (including without limitation indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it in connection with its activities for the Fund, provided that such liability or loss was not the result of actual fraud or willful misconduct on the part of such party. However, indemnification arising out of an alleged violation of Federal and state securities laws is limited as discussed in the prospectus.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid by the Fund in advance if the indemnitee undertakes to repay such amounts upon a determination that the indemnitee is not entitled to indemnification by a court of competent jurisdiction in a final, non-appealable proceeding.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Trust Agreement of the Fund.

5.1*	Opinion of Morris, Nichols, Arsht & Tunnell LLP relating to the legality of the Shares.

8.1*	Opinion and consent of K&L Gates LLP with respect to federal income tax consequences.

10.1*	Commodity Sub-Advisory Agreement.

10.2*	Collateral Sub-Advisory Agreement.

10.3	Form of Custodian Agreement.

10.4*	Shareholder Transfer Agency and Service Agreement.

10.5*	Subscription Agreement.

10.6*	Investment Management Agreement.

10.7*	Futures and Options Customer Account Agreement.

23.1*	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1).

23.2*	Consent of K&L Gates LLP (included in Exhibit 8.1).

23.3	Consent of Independent Registered Public Accounting Firm.

*	To be filed by amendment.

(b) Financial Statement Schedules

Financial statement schedules are not applicable because the registrant has no operating history and net assets.

Item 17.	Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on
Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, state of Illinois, on September 20, 2012.

Nuveen Long/Short Commodity Total Return Fund

By:	Nuveen Commodities Asset Management, LLC
its manager

By:	/s/ William Adams IV
President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons on behalf of the manager of the Registrant in the capacities and on the dates indicated.

Nuveen Commodities Asset Management, LLC Manager of Registrant

/s/ William Adams IV
President (Principal Executive Officer) September 20, 2012

/s/ Stephen D. Foy
Chief Financial Officer (Principal Financial and Accounting Officer) September 20, 2012

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Trust Agreement of the Fund.

5.1*	Opinion of relating to the legality of the Shares.

8.1*	Opinion and consent of K&L Gates LLP with respect to federal income tax consequences.

10.1*	Commodity Sub-Advisory Agreement.

10.2*	Collateral Sub-Advisory Agreement.

10.3	Form of Custodian Agreement.

10.4*	Shareholder Transfer Agency and Service Agreement.

10.5*	Subscription Agreement.

10.6*	Investment Management Agreement.

10.7*	Futures and Options Customer Account Agreement.

23.1*	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1).

23.2*	Consent of K&L Gates LLP (included in Exhibit 8.1).

23.3	Consent of Independent Registered Public Accounting Firm.

*	To be filed by amendment.

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